                                                                   Exhibit 10.11
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                                 MASTER LEASE


                     HEALTH CARE PROPERTY INVESTORS, INC.
                                      and
                        HEALTH CARE PROPERTY PARTNERS,

                            collectively, as Lessor



                                      AND



                     KINDRED NURSING CENTERS EAST, L.L.C.,
                     KINDRED NURSING CENTERS WEST, L.L.C.
                                      and
                 KINDRED NURSING CENTERS LIMITED PARTNERSHIP,

                            collectively, as Lessee



                           Dated as of May 16, 2001


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

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I.................................................................     1
     1.   Leased Property; Term...........................................     1

ARTICLE II................................................................     2
     2.   Definitions.....................................................     2

ARTICLE III...............................................................    13
     3.1  Rent............................................................    13
     3.2  Additional Charges..............................................    15
     3.3  Late Payment of Rent............................................    16
     3.4  Net Lease.......................................................    16

ARTICLE IV................................................................    16
     4.1  Payment of Impositions..........................................    16
     4.2  Notice of Impositions...........................................    17
     4.3  Adjustment of Impositions.......................................    17
     4.4  Utility Charges.................................................    18
     4.5  Insurance Premiums..............................................    18

ARTICLE V.................................................................    18
     5.1  No Termination, Abatement, etc..................................    18
     5.2  Abatement Procedures............................................    18

ARTICLE VI................................................................    19
     6.1  Ownership of the Leased Property................................    19
     6.2  Lessee's Personal Property......................................    19
     6.3  Transfer of Capital Additions to Lessor.........................    19
     6.4  Option to Purchase Lessee's Personal Property...................    20

ARTICLE VII...............................................................    20
     7.1  Condition of the Leased Property of each Facility...............    20
     7.2  Use of the Leased Property......................................    21
     7.3  Lessor to Grant Easements, etc..................................    25
     7.4  Preservation of Facility Values.................................    25
     7.5  No Guarantee by Lessee of Profitability of Value................    26

ARTICLE VIII..............................................................    26
     8.1  Compliance with Legal and Insurance Requirements, Instruments,
          etc.............................................................    26

ARTICLE IX................................................................    26
     9.1  Maintenance and Repair..........................................    26

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
     9.2   Encroachments, Restrictions, etc...............................   28
     9.3   Repairs and Refurbishment......................................   28
     9.4   Capital Allowance for Oshkosh, WI Facility.....................   28

ARTICLE X.................................................................   29
     10.1  Construction of Capital Additions and Other Alterations to the
           Leased Property................................................   29
     10.2  Requirements for Alterations and Capital Additions.............   30

ARTICLE XI................................................................   31
     11.   Liens..........................................................   31

ARTICLE XII...............................................................   31
     12.   Permitted Contests.............................................   31

ARTICLE XIII..............................................................   32
     13.1  General Insurance Requirements.................................   32
     13.2  Replacement Cost...............................................   34
     13.3  Additional Insurance...........................................   34
     13.4  Waiver of Subrogation..........................................   34
     13.5  Form Satisfactory, etc.........................................   35
     13.6  Increase in Limits.............................................   35
     13.7  Blanket Policy.................................................   35
     13.8  No Separate Insurance..........................................   36

ARTICLE XIV...............................................................   36
     14.1  Insurance Proceeds.............................................   36
     14.2  Reconstruction in the Event of Damage or Destruction Covered
           by Insurance...................................................   36
     14.3  Reconstruction in the Event of Damage or Destruction Not
           Covered by Insurance...........................................   38
     14.4  Lessee's Property..............................................   38
     14.5  Restoration of Lessee's Property...............................   38
     14.6  Abatement of Rent..............................................   38
     14.7  Waiver.........................................................   38

ARTICLE XV................................................................   38
     15.   Condemnation...................................................   38
     15.1  Parties' Rights and Obligations................................   38
     15.2  Total Taking...................................................   38
     15.3  Partial Taking.................................................   39
     15.4  Restoration; No Effect on Other Facilities.....................   39
     15.5  Award - Distribution...........................................   39
     15.6  Temporary Taking...............................................   39

ARTICLE XVI................................................................  40
     16.1  Events of Default...............................................  40
     16.2  Certain Remedies................................................  42
     16.3  Damages.........................................................  43
     16.4  Lessee's Obligation to Purchase.................................  44
     16.5  Waiver..........................................................  44
     16.6  Application of Funds............................................  45
     16.7  [Intentionally Omitted].........................................  45
     16.8  [Intentionally Omitted].........................................  45

ARTICLE XVII...............................................................  45
     17.   Lessor's Right to Cure Lessee's Default.........................  45

ARTICLE XVIII..............................................................  45
     18.   Provisions Relating to Purchase of Leased Property..............  45

ARTICLE XIX................................................................  46
     19.1  Renewal Terms...................................................  46
     19.2  Lessor's Rights of Short-Term Renewal...........................  48
     19.3  Early Termination of a Facility by Reason of Economic
           Discontinuance on the Leased Property...........................  50

ARTICLE XX.................................................................  51
     20.   Holding Over....................................................  51

ARTICLE XXI................................................................  51
     21.   Memorandum of Lease.............................................  51

ARTICLE XXII...............................................................  52
     22.   Sale of Real Estate Assets......................................  52

ARTICLE XXIII..............................................................  52
     23.   Risk of Loss....................................................  52

ARTICLE XXIV...............................................................  52
     24.   General Indemnification.........................................  52

ARTICLE XXV................................................................  53
     25.   Transfers.......................................................  53
     25.1  Prohibition.....................................................  53
     25.2  Consent.........................................................  54
     25.3  Attornment and Related Matters..................................  54
     25.4  Assignment of Lessee's Rights Against Occupant Under a Master
           Sublease........................................................  55
     25.5  Costs...........................................................  55
     25.6  No Release of Lessee's or Guarantor's Obligations...............  56
     25.7  REIT Protection.................................................  56

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
     25.8  [Intentionally Omitted].........................................  56
     25.9  Public Offering/Public Trading..................................  56
     25.10 Reasonable Consents for Master Subleases under Certain
           Circumstances...................................................  57
     25.11 Certain Permitted Transfers.....................................  57

ARTICLE XXVI...............................................................  59
     26.   Officer's Certificates and Financial Statements.................  59
     26.1  Officer's Certificate...........................................  59
     26.2  Statements......................................................  60

ARTICLE XXVII..............................................................  62
     27.   Lessor's Right to Inspect.......................................  62

ARTICLE XXVIII.............................................................  62
     28.   No Waiver.......................................................  62

ARTICLE XXIX...............................................................  62
     29.   Remedies Cumulative.............................................  62

ARTICLE XXX................................................................  62
     30.   Acceptance of Surrender.........................................  62

ARTICLE XXXI...............................................................  62
     31.   No Merger of Title..............................................  62

ARTICLE XXXII..............................................................  63
     32.1  Conveyance by Lessor............................................  63
     32.2  New Lease.......................................................  63

ARTICLE XXXIII.............................................................  64
     33.   Quiet Enjoyment.................................................  64

ARTICLE XXXIV..............................................................  65
     34.   Notices.........................................................  65

ARTICLE XXXV...............................................................  66
     35.   Appraisers......................................................  66

ARTICLE XXXVI..............................................................  67
     36.   Attorneys' Fees.................................................  67

ARTICLE XXXVII.............................................................  67
     37.   Hazardous Substances............................................  67
     37.1  Prohibition.....................................................  67
     37.2  Notices.........................................................  67
     37.3  Remediation.....................................................  68
     37.4  Environmental Inspection........................................  68

ARTICLE XXXVIII............................................................  68
     38.1  Lessor May Grant Liens..........................................  68
     38.2  Lessee's Right to Cure..........................................  69
     38.3  Breach by Lessor................................................  69

ARTICLE XXXIX..............................................................  70
     39.   Submission to Arbitration.......................................  70
     39.1  General Provisions..............................................  70
     39.2  Exceptions......................................................  70

ARTICLE XL.................................................................  71
     40.   Miscellaneous...................................................  71
     40.1  Authority.......................................................  71
     40.2  Brokers.........................................................  71
     40.3  Survival........................................................  71
     40.4  Severability....................................................  72
     40.5  Non-Recourse....................................................  72
     40.6  Transition of Operations........................................  72
     40.7  Successors and Assigns..........................................  74
     40.8  Termination Date................................................  74
     40.9  Governing Law...................................................  75
     40.10 Waiver of Trial by Jury.........................................  75
     40.11 Lessee Counterclaim and Equitable Remedies......................  76
     40.12 Entire Agreement................................................  76
     40.13 Headings........................................................  77
     40.14 Counterparts....................................................  77
     40.15 Joint and Several...............................................  77
     40.16 Interpretation..................................................  77
     40.17 Time of Essence.................................................  77

ARTICLE XLI................................................................  77
     41.   Replacement Lease and Termination of Old Leases.................  77

ARTICLE XLII...............................................................  78
     42.   Provisions Relating to Master Lease.............................  78

ARTICLE XLIII..............................................................  78
     43.1  Letters of Credit...............................................  78
     43.2  Times for Obtaining Letters of Credit...........................  79
     43.3  Amounts for Letters of Credit...................................  79
     43.4  Uses of Letters of Credit.......................................  79
     43.5  Release of Letter of Credit.....................................  80

                               LIST OF EXHIBITS
                               ----------------

Exhibit A-1     -   Legal Description of the Land of the Bolivar, Tennessee
                    Facility (Facility No. 0171)
Exhibit A-2     -   Legal Description of the Land of the Camden, Tennessee
                    Facility (Facility No. 0174)
Exhibit A-3     -   Legal Description of the Land of the Jefferson City,
                    Tennessee Facility (Facility No. 0175)
Exhibit A-4     -   Legal Description of the Land of the Loudon, Tennessee
                    Facility (Facility No. 0177)
Exhibit A-5     -   Legal Description of the Land of the Memphis, Tennessee
                    Facility (Facility No. 0178)
Exhibit A-6     -   Legal Description of the Land of the Huntingdon, Tennessee
                    Facility (Facility No. 0179)
Exhibit A-7     -   Legal Description of the Land of the Ripley, Tennessee
                    Facility (Facility No. 0183)
Exhibit A-8     -   Legal Description of the Land of the Blountville Tennessee
                    Facility (Facility No. 0184)
Exhibit A-9     -   Legal Description of the Land of the Maryville, Tennessee
                    Facility (Facility No. 0187)
Exhibit A-10    -   Legal Description of the Land of the Maryville, Tennessee
                    Facility (Facility No. 0189)
Exhibit A-11    -   Legal Description of the Land of the Newark, Ohio Facility
                    (Facility No. 0237)
Exhibit A-12    -   Legal Description of the Land of the Vincennes, Indiana
                    Facility (Facility No. 0287)
Exhibit A-13    -   Legal Description of the Land of the Mayfield, Kentucky
                    Facility (Facility No. 0271)
Exhibit A-14    -   Legal Description of the Land of the Whitehouse, Ohio
                    Facility (Facility No. 0295)
Exhibit A-15    -   Legal Description of the Land of the Marion, Ohio Facility
                    (Facility No. 0870)
Exhibit A-16    -   Legal Description of the Land of the Kansas City, Missouri
                    Facility (Facility No. 0861)
Exhibit A-17    -   Legal Description of the Land of the Denver, Colorado
                    Facility (Facility No. 0849)
Exhibit A-18    -   Legal Description of the Land of the Fairhaven,
                    Massachusetts Facility (Facility No. 0531)
Exhibit A-19    -   Legal Description of the Land of the West Roxbury,
                    Massachusetts Facility (Facility No. 0540)
Exhibit A-20    -   Legal Description of the Land of the Livermore, California
                    Facility (Facility No. 0205)
Exhibit A-21    -   Legal Description of the Land of the Oshkosh, Wisconsin
                    Facility (Facility No. 0197)
Exhibit A-22    -   Legal Description of the Land of the Westborough,
                    Massachusetts Facility (Facility No. 0541)
Exhibit B       -   List of Facilities, Facility Groups, Number of Licensed and
                    Operating Beds for Each Facility and Initial Annual and
                    Monthly Allocated Minimum Rent for the Facilities
Exhibit C       -   Form of Guaranty of Obligations
Exhibit D-1     -   Description of Building Condition Reports for Each Facility
Exhibit D-2     -   Certain Repair/Refurbishment Work Previously Completed or
                    Which Need Not be Completed Prior to the Refurbishment
                    Completion Date
Exhibit E       -   Form of Irrevocable Standby Letter of Credit

MASTER LEASE

          THIS MASTER LEASE ("Lease") is dated as of the 16/th/ day of May, 2001 (the "Effective Date"), and is between HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation ("HCPI"), and HEALTH CARE PROPERTY PARTNERS, a California general partnership ("HCPP") (collectively and jointly and severally, "Lessor"), and KINDRED NURSING CENTERS EAST, L.L.C., a Delaware limited liability company, KINDRED NURSING CENTERS WEST, L.L.C., a Delaware limited liability company, KINDRED NURSING CENTERS LIMITED PARTNERSHIP, a Delaware limited partnership (collectively, and jointly and severally, "Lessee").

                                  ARTICLE I.

          1.   Leased Property; Term.
               ---------------------

          Upon and subject to the terms and conditions hereinafter set forth, including satisfaction of the condition set forth in Article XLIII below, Lessor leases to Lessee and Lessee rents from Lessor all of Lessor's rights and interest in and to the following with respect to each Facility (as defined below) (collectively, and together with any future Capital Additions whether paid for or financed by Lessor or Lessee, the "Leased Property"):

               (i)   the real property described in Exhibit A attached hereto
                                                    ---------
     and incorporated herein by this reference of each such Facility (the
     "Land"),

               (ii) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including all alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site to the extent Lessor has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land of each such Facility (collectively, the "Leased Improvements"),

               (iii) all easements, rights and appurtenances relating to the Land and the Leased Improvements of each such Facility (with respect to each such Facility, collectively, the "Related Rights"), and

               (iv) all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements of each such Facility, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Lessee's Personal Property as defined below (collectively the "Fixtures").

          SUBJECT, HOWEVER, to the easements, encumbrances, covenants, conditions and restrictions and other matters which affect the Leased Property of each Facility as of the date hereof or the Commencement Date (as defined below) or which are created thereafter as permitted hereunder (collectively with respect to the Leased Property of each Facility, the "Permitted Exceptions"), to have and to hold for (1) a fixed term (the "Fixed Term") commencing on the Commencement Date (as defined below) and ending at midnight on the applicable Expiration Date (as defined below), and (2) the Extended Terms provided for in
Article XIX, unless this Lease is earlier terminated as hereinafter provided.

                                  ARTICLE II.


          2. Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable; (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease; (iv) the word "including" shall have the same meaning as the phrase "including, without limitation," and other similar phrases; and (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

          AAA:  As defined in Article XXXIX.

          Additional Charges:  As defined in Article III.

          Affiliate: Any Person which, directly or indirectly (including through one or more intermediaries), Controls or is Controlled By or is Under Common Control With any other Person, including any Subsidiary of a Person. Without limiting the generality of the foregoing, when used with respect to any corporation, the term "Affiliate" shall also include (i) any Person which owns, directly or indirectly (including through one or more intermediaries), Fifty Percent (50%) or more of any class of voting security or equity interests of such corporation, (ii) any Subsidiary of such corporation and (iii) any Subsidiary of a Person described in clause (i).

          Aggregate Allowed Costs of the HVAC Improvements:  As defined in
Section 9.4.

          Allocated Minimum Rent: With respect to each Facility, the amount of Minimum Rent allocated to such Facility as determined by Section 3.1 and Exhibit B attached hereto (or any replacement to Exhibit B for any applicable Extended Term as provided in Section 3.1(b) below), as the same shall be increased each applicable Lease Year by the Minimum Rent Increase Amount pursuant to Section 3.1(c) below.

          Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

          Bankruptcy Code: The United Stated Bankruptcy Code (11 U.S.C. (S) 101 et seq.), and any successor statute or legislation thereto.

          Bankruptcy Plan: That certain Fourth Amended Joint Plan Of Reorganization of Vencor, Inc. And Affiliated Debtors Under Chapter 11 Of The Bankruptcy Code dated as of December 14, 2000, filed on December 14, 2000 at docket no. 4031 in the United States Bankruptcy Court for the District of Delaware in the cases known as In re: Vencor, Inc., et al., Case Nos. 99-3199
(MFW) through 99-3327 (MFW), as confirmed by such Bankruptcy Court by Order dated March 16, 2001, filed on March 16, 2001 at docket no. 5975.

          BLS:  Bureau of Labor Statistics, U.S. Department of Labor.

          Building Condition Reports: With respect to each Facility, the Building Condition Report for such Facility described on Exhibit D-1 attached hereto and incorporated herein by this reference.

          Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

          Capital Additions: With respect to any Facility, one or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements of such Facility, which are constructed on any parcel or portion of the Land of such Facility, during the Term, including the construction of a new wing or new story, or the repair, replacement, restoration, remodeling or rebuilding of the existing Leased Improvements of such Facility or any portion thereof where the purpose and effect of such work is to provide a functionally new facility in order to provide services not previously offered in the Leased Improvements of such Facility.

          Capital Allowance:  As defined in Section 9.4.

          Change of Control: With respect to any Person other than Kindred Healthcare, Inc., (i) any sale, conveyance, assignment, transfer or disposition of any stock or partnership, membership or other interests (whether equity or otherwise) in such Person, (ii) any dissolution, merger or consolidation of such Person with any other Person, or (iii) any other transaction involving such Person, which in the case of any such transaction described in clauses (i) through (iii) above following consummation thereof results in a change of Control of such Person; provided, however, that a Change of Control of Lessee shall not be deemed to have occurred if Kindred Healthcare, Inc. shall remain the ultimate Controlling Person of Lessee.

          Change of Control of Kindred Healthcare, Inc.: With respect to Kindred Healthcare, Inc. (only) and notwithstanding the definition of "Change of Control" set forth above, any transaction resulting in the acquisition of the beneficial ownership (within the meaning of Rule 13d-3 promulgated by the United States Securities and Exchange Commission under the Securities Exchange Act) of more than Fifty Percent (50%) of the outstanding shares of common stock of Kindred Healthcare, Inc. by any Person or group of Persons (within the meaning of Section 13 or 14 of said Act) (other than by any Person which has acquired or will acquire shares of common stock of Kindred Healthcare, Inc. pursuant to the Bankruptcy Plan (an "Excluded Person") or any group of Persons of which Excluded Persons have majority interest); or, during any period of twenty-four (24) consecutive calendar months, a change in the members of the board of directors of Kindred Healthcare, Inc. such that individuals who were members of such board on the first (1/st/) day of such period (together with any new directors whose election or appointment by such members or whose nomination for election by the shareholders of Kindred Healthcare, Inc. was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of such board.

          Code:  The Internal Revenue Code of 1986, as amended.

          Commencement Date:  August 1, 2001.

          Commercial Occupancy Arrangement: Any commercial (as opposed to resident or patient) Occupancy Arrangement.

          Condemnation: The exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

          Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

          Consolidated Financials: For any fiscal year or other accounting period for any Person and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as of the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP.

          Consolidated Net Worth: At any time, (i) with respect to any Person that is a corporation, the consolidated shareholders' equity of such Person and its consolidated Subsidiaries, and (ii) with respect to any other form of business entity, the partners' or members' capital/equity or equivalent of such Person and its consolidated Subsidiaries, in each case determined on a consolidated basis determined in accordance with GAAP.

          Control, Controlled By or Under Common Control With: With respect to any Person, shall mean the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management and policies of such Person, through the ownership or control of voting securities, partnership interests or other equity interests or otherwise.

          Controlling Person: Any (i) Person(s) which, directly or indirectly (including through one or more intermediaries), Controls Lessee and would be deemed an Affiliate of Lessee, including any partners, shareholders, principals, members, trustees and/or beneficiaries of any such Person(s) to the extent the same Control Lessee and would be deemed an Affiliate of Lessee, and (ii) Person(s) which Controls, directly or indirectly (including through one or more intermediaries), any other Controlling Person(s) and which would be deemed an Affiliate of any such Controlling Person(s), in each case excluding any Controlling Person(s) of Kindred Healthcare, Inc.

          Cost of Living Index: The Consumer Price Index for All Urban Consumers, U.S. City Average (1982-1984 = 100), published by the BLS, or such other renamed index. If the BLS changes the publication frequency of the Cost of Living Index so that a Cost of Living Index is not available to make a cost-of-living adjustment as specified herein, the cost-of-living adjustment shall be based on the percentage difference between the Cost of Living Index for the closest preceding month for which a Cost of Living Index is available and the Cost of Living Index for the comparison month as required by this Lease. If the BLS changes the base reference period for the Cost of Living Index from 1982-84 = 100, the cost-of-living adjustment shall be determined with the use of such conversion formula or table as may be published by the BLS. If the BLS otherwise substantially revises, or ceases publication of the Cost of Living Index, then a substitute index for determining cost-of-living adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be reasonably selected by Lessor and Lessee.

          CPR:  As defined in Article XXXIX.

          Date of Taking: The date the Condemnor has the right to possession of the property being Condemned.

          Debt: With respect to any Person at any time, the total debt of such Person as determined in accordance with GAAP and reflected in such Person's then current consolidated balance sheet, plus the product of (i) eight (8), times
(ii) the annual rent expense under all leases which are NOT required to be capitalized in accordance with GAAP to which such Person or its consolidated Subsidiaries are a party for the immediately prior twelve (12) month period.
For purposes of the foregoing, the term "rent expense" shall mean and include all base rent, minimum rent and other rent expense under any such lease other than rent in the nature of Impositions or Additional Charges (as such terms are defined and used in this Lease) or in the nature of common area or similar maintenance or operating expenses.

          Debt Ratio: With respect to any Person for any period, the ratio of Debt to EBITDAR of such Person for such period; provided, however, that with respect to any newly formed Person, Debt and EBITDAR for purposes of calculating Debt Ratio shall be determined on the basis of historical proforma financial statements prepared in accordance with GAAP.

          Deemed Approved Permitted Exceptions: With respect to the Leased Property of any Facility, all Permitted Exceptions with respect to such Facility which were either (i) in effect as of the date that Lessor or its Affiliate first acquired title to such Facility or (ii) created, suffered or consented to by Lessee, any prior lessee of such Facility under the applicable Old Lease with respect thereto, or any Affiliate of either.

          Deferral Period:  As defined in Article III.

          Deferred Rent:  As defined in Article III.

          EBITDAR: With respect to any Person at any time, such Person's earnings before interest, taxes, depreciation, amortization and rents for the immediately prior twelve (12) month period, as determined in accordance with the customary methods, procedures and accounting principles from time to time used in the health care industry.

          Economic Termination Purchase Date:  As defined in Section 19.3.

          Effective Date:  As defined in the Preamble of this Lease.

          Environmental Laws: Environmental Laws shall mean any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees, judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, clean-up, transportation or regulation of any Hazardous Substance, including the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

          Event of Default:  As defined in Article XVI.

          Expiration Date: Subject to extension as provided in Section 19.1 below, the following: (i) with respect to the Group 1 Facilities, July 31 2010;
(ii) with respect to the Group 2 Facilities, July 31, 2011; and (iii) with respect to the Group 3 Facilities, July 31, 2012.

          Extended Terms:  As defined in Section 19.1.

          Facilities: Each skilled nursing care facility currently being operated on the applicable portion of the Leased Property as more particularly described on Exhibit B attached hereto and incorporated herein by this reference (each, a "Facility").

          Facility Mortgage:  As defined in Article XIII.

          Facility Mortgagee:  As defined in Article XIII.

          Facility Termination:  As defined in Section 40.6.

          Fair Market Rental: With respect to each Facility, the fair market rental value of the Leased Property of such Facility for the time period in question determined in accordance with the appraisal procedures set forth in
Article XXXV or in such other manner as shall be mutually acceptable to Lessor and Lessee.

          Fair Market Value: With respect to each Facility, the fair market value of the Leased Property of such Facility, including all Capital Additions, and (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Article XXXV or in such other manner as shall be mutually acceptable to Lessor and Lessee, and (c) not taking into account any reduction in value resulting from any indebtedness to which the Leased Property of such Facility is subject except as expressly provided hereinbelow. In determining such Fair Market Value of the Leased Property of each Facility the positive or negative effect on the value of the Leased Property of such Facility attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any Fee Encumbrance which is not removed at or prior to the closing of the transaction as to which such Fair Market Value determination is being made shall be taken into account.

          Fair Market Value Midpoint Rental: With respect to each Facility for the first (1/st/) Lease Year of each Extended Term, that amount equal to the sum of (i) the monthly Allocated Minimum Rent payable for such Facility for the last Lease Year of the immediately preceding Term plus (ii) Fifty Percent (50%) of the positive amount (if any) by which the then current monthly Fair Market Rental for such Facility for the first (1/st/) Lease Year of such Extended Term exceeds the monthly Allocated Minimum Rent payable for such Facility for the last Lease Year of the immediately preceding Term.

          Fair Market Value Purchase Price: At any given time, the Fair Market Value of the Leased Property of a Facility.

          Fee Encumbrance:  As defined in Article XXXVIII.

          Fixed Term:  As defined in Article I.

          Fixtures:  As defined in Article I.

          GAAP:  Generally accepted accounting principles.

          Group 1 Facilities: Each of those Facilities identified as a Group 1 Facility on Exhibit B attached hereto and incorporated herein by this reference.

          Group 2 Facilities: Each of those Facilities identified as a Group 2 Facility on Exhibit B attached hereto and incorporated herein by this reference.

          Group 3 Facilities: Each of those Facilities identified as a Group 3 Facility on Exhibit B attached hereto and incorporated herein by this reference.

          Guarantors: Kindred Healthcare, Inc. and Kindred Operating, Inc., a Delaware corporation (individually, a "Guarantor").

          Guaranty: That certain Guaranty of Obligations in the form attached hereto as Exhibit C to be executed and delivered by Guarantors concurrent with Lessee's execution and delivery of this Lease.

          Hazardous Substances: Collectively, any petroleum, petroleum product or byproduct or any substance, material or waste regulated or listed pursuant to any Environmental Law.

          HCPI: Health Care Property Investors, Inc., a Maryland corporation, and its successors and assigns.

          HCPP: Health Care Property Partners, a California general partnership, and its successors and assigns.

          HVAC:  As defined in Section 9.4.

          Impositions: Collectively all taxes (including all capital stock and franchise taxes of Lessor, all ad valorem, sales and use, single business, gross receipts, transaction privileges, rent or similar taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the
Term), ground rents, water, sewer or other rents and charges, excise tax levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property of any Facility and/or the Rent (including all interest and penalties thereon due to any failure in payment by Lessee), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Lessor or Lessor's interest in the Leased Property of any Facility, (b) the Leased Property or any part thereof of any Facility or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property of any Facility or the leasing or use of the Leased Property or any part thereof of any Facility; provided, however, nothing contained in this Lease shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person or (2) any transfer, or net revenue tax of Lessor or any other Person except Lessee and its permitted successors and assigns or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property of any Facility or the proceeds thereof, or (4), except as expressly provided elsewhere in this Lease, any principal or interest on any indebtedness on the Leased Property of any Facility for which Lessor is the obligor or any ground rents under any Fee Encumbrances imposed by Lessor after the Commencement Date pursuant to Section 38.1, except to the extent that any tax, assessment, tax levy or charge of the type described in clauses (1), (2), (3) or (4) above is levied, assessed or imposed in lieu of or as a substitute for any tax, assessment, tax levy or charge which is otherwise included in the definition of "Impositions."

          Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.

          Initial Letter of Credit Delivery Date:  As defined in Article XLIII.

          Kindred Healthcare, Inc.: Kindred Healthcare, Inc., a Delaware corporation.

          Land:  With respect to each Facility, as defined in Article I.

          Lease:  As defined in the Preamble.

          Lease Year: Each period of twelve (12) full calendar months from and after the Commencement Date; provided, however, that the last Lease Year during the Term may be a period of less than twelve (12) full calendar months and shall end on the last day of the Term with respect to each Facility.

          Leased Improvements; Leased Property: With respect to each Facility, as defined in Article I.

          Legal Requirements: With respect to each Facility: (i) All federal, state, county, municipal and other governmental statutes, laws (including common law and Environmental Laws), rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property of such Facility, Lessee's Personal Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (A) require repairs, modifications or alterations in or to the Leased Property of such Facility, (B) in any way adversely affect the use and enjoyment thereof, or (C) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance, (ii) all Permitted Exceptions (other than Fee Encumbrances of Lessor) at any time in force affecting the Leased Property of such Facility, and (iii) all permits, licenses and authorizations and regulations relating thereto.

          Lessee: Collectively, Kindred Nursing Care Centers East, L.L.C., a Delaware limited liability company, Kindred Nursing Centers West, L.L.C., a Delaware limited liability company, and Kindred Nursing Centers Limited Partnership, a Delaware limited partnership, jointly and severally, and their permitted successors and assigns.

          Lessee's Personal Property: With respect to each Facility, all machinery, equipment, furniture, furnishings, movable walls or partitions, computers or trade fixtures or other personal property, and consumable inventory and supplies, used or useful in Lessee's business on the Leased Property of such Facility, including all items of furniture, furnishings, equipment, supplies and inventory, except items, if any, included within the definition of Fixtures.

          Lessor:  Collectively, HCPI and HCPP, as their interests may appear.

          Letter of Credit Date:  As defined in Article XLIII.

          Master Management Engagement:  As defined in Article XXV.

          Master Sublease:  As defined in Article XXV.

          Material Asset Transfer: With respect to any Person, (a) any sale, conveyance, assignment or other transfer of all or substantially all the assets of such Person or (b) any sale, conveyance, assignment or other transfer of any assets of such Person if in the case of this clause (b), (i) the Consolidated Net Worth of such Person immediately following such transaction is not at least equal to Ninety Percent (90%) of the average Consolidated Net Worth of such Person for the twelve (12) month period immediately prior to such transaction and (ii) the Debt Ratio of such Person immediately following such transaction is not equal to or less than the average Debt Ratio of such Person for the twelve
(12) month period immediately prior to such transaction.

          Medicaid: A state program of medical aid established under Title XVII of the Social Security Act of 1965, as amended, and any successor statute thereof and any successor or replacement programs thereto or therefor.

          Medicare: The federal program of medical care benefits provided under Title XVII of the Social Security Act of 1965, as amended, and any successor statute thereof and any successor or replacement programs thereto or therefor.

          Minimum Rent:  As defined in Article III (including all Deferred
Rent).

          Minimum Rent Increase Amount:  As defined in Article III.

          Minimum Repurchase Price: With respect to the Leased Property of each Facility as of any applicable date, that amount equal to nine (9) times the then current annualized monthly Allocated Minimum Rent for such Facility; provided, however, that (i) for purposes of Article XIV (only), the "Minimum Repurchase Price" for the Leased Property of any Facility as of any applicable date shall be that amount equal to eight (8) times the then current annualized monthly Allocated Minimum Rent for such Facility and (ii) for purposes of Section 19.3
(only), the "Minimum Repurchase Price" for the Leased Property of any Facility as of any applicable date shall be that amount equal to ten (10) times the then current annualized monthly Allocated Minimum Rent for such Facility.

          New Lease:  As defined in Section 32.2

          New Lease Effective Date:  As defined in Section 32.2

          Occupancy Arrangement: With respect to any Facility, any sublease, license or other arrangement with a Person for the right to use, occupy or possess any portion of the Leased Property of such Facility.

          Officer's Certificate: A certificate of Lessee or Lessor, as the case may be, signed by an officer authorized to so sign by its board of directors, by-laws or other organizational documents.

          Old Leases:  As defined in Article XLI.

          Overdue Rate: On any date, a rate equal to 2% above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

          Payment Date: Any due date for the payment of the installments of Minimum Rent or any other sums payable under this Lease.

          Permitted Exceptions: With respect to the Leased Property of each Facility, as defined in Article I.

          Person: Any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

          Primary Intended Use:  As defined in Section 7.2.2.

          Prime Rate: On any date, a rate equal to the annual rate on such date announced by the Bank of New York to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If the Bank of New York discontinues its use of such prime, base or reference rate or ceases to exist, Lessor shall designate the prime, base or reference rate of another state or federally chartered bank based in New York to be used for the purpose of calculating the Prime Rate hereunder.

          Put Event: With respect to any Facility, an Event of Default hereunder (i.e., after any applicable notice and cure period provided for in Section 16.1) arising out of any of the following at any time during the Term:

          (i) Subject to Section 7.2.6 below, Lessee's failure to obtain and maintain all licenses, authorizations, certifications and approvals needed to use and operate the Leased Property of such Facility and all Capital Additions thereon, for such Facility's Primary Intended Use in accordance with all Legal Requirements and all Insurance Requirements including obtaining and maintaining all applicable health care licenses, certificates of need and Medicare and/or Medicaid certifications;

          (ii) Subject to Section 7.2.6 below, Lessee's failure to use and continuously operate or cause to be used and continuously operated the Leased Property of such Facility and all improvements thereon for its Primary Intended Use; and/or

          (iii) Lessee's failure to cure any material violation of any Legal Requirements relating to any Hazardous Substances in, on, under or about the Leased Property of such Facility or to effect any repair, closure, detoxification, decontamination or other remediation required by any applicable Legal Requirements with respect to any Hazardous Substances in, on, under or about the Leased Property of such Facility.

Notwithstanding that Lessor and Lessee have specifically defined a "Put Event" for the limited purpose of setting forth the circumstances under which Lessor shall be entitled to the remedy set forth in Section 16.4 with respect to any Facility, in no event shall this definition derogate the materiality of any other Event of Default (including any Event of Default which does not constitute a Put Event) or otherwise limit Lessor's rights and remedies upon the occurrence of any such Event of Default, including those rights and remedies set forth in Sections 16.2 or 16.3.

          Qualified Successor Operator:  As defined in Section 40.6.

          Refurbishment Work:  With respect to each Facility, as defined in
Section 9.3.

          Related Rights:  With respect to each Facility, as defined in Article
II.

          Renewal Groups: Each of the Group 1 Facilities, the Group 2 Facilities and the Group 3 Facilities.

          Rent: Collectively, the Minimum Rent (including all Deferred Rent) and Additional Charges, all as defined in Article III.

          Responsible Lease Party:  As defined in Section 25.1.11.

          SEC:  Securities and Exchange Commission.

          Securities Act:  The Securities Act of 1933, as amended.

          Separated Property, Separated Properties:  As defined in Section 32.2.

          State: With respect to each Facility, the State or Commonwealth in which the Leased Property of such Facility is located.

          Subsidiaries: Corporations, partnerships, limited liability companies, business trusts or other legal entities with respect to which a Person owns, directly or indirectly (including through one or more intermediaries), more than Fifty Percent (50%) of the voting stock or partnership, membership or other equity interest, respectively.

          Term: Collectively, with respect to each Facility, the applicable Fixed Term and any Extended Terms for such Facility, as the context may require, unless earlier terminated pursuant to the provisions hereof.

          Title Problem:  As defined in Section 7.1.2.

          Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto.

          Unsuitable for Its Primary Intended Use: With respect to each Facility, a state or condition of such Facility such that by reason of damage or destruction, or Condemnation, in the good faith judgment of Lessee, reasonably exercised, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use taking into account, among other relevant factors, the number of usable beds affected by such damage or destruction or Condemnation.

          WARN Act: The Worker Adjustment and Retraining Notification Act, or any similar State law, applicable to Lessee's employees at any given Facility.

                                 ARTICLE III.

          3.1 Rent. During the Term, Lessee shall pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset or deduction, the amounts determined by this Section 3.1 as monthly "Minimum Rent." Payments of monthly Minimum Rent shall be paid in advance on or before the first (1st) day of each calendar month and shall be made either (i) via wire transfer to an account as Lessor may from time to time designate in writing or (ii) via Lessee's check therefor made payable to Lessor (or such other Person as Lessor may direct from time to time in writing) and delivered to Lessor's address for notices as provided in Article XXXIV (or such other address as Lessor may designate from time to time in writing).

               (a) Commencing on the Commencement Date and continuing through the expiration of the first (1st) Lease Year of the Fixed Term, Lessee shall pay to Lessor as monthly "Minimum Rent" for each Facility the amounts allocated to and set forth opposite such Facility on Exhibit B attached hereto and incorporated herein by this reference. The first installment of monthly Minimum Rent for each Facility shall be paid on or before the Commencement Date.

               (b) The monthly "Minimum Rent" payable during the first (1/st/) Lease Year of each Extended Term, if any, for each Facility shall be the greater of (i) the then current monthly Fair Market Value Midpoint Rental for such Facility and (ii) the monthly Allocated Minimum Rent payable for such Facility for the last Lease Year of the immediately preceding Term. Following the commencement of each Extended Term, the parties shall execute an amendment to this Lease confirming the monthly Allocated Minimum Rent payable for each Facility during the first (1/st/) Lease Year of such Extended Term and replacing the schedule set forth on Exhibit B with a new schedule Exhibit B. Notwithstanding the foregoing, the failure of Lessor to prepare or the failure of Lessee to so execute and deliver any such amendment shall not affect Lessor's determination of the matters to be confirmed thereby.

               (c) Commencing upon the expiration of the first (1st) Lease Year of the Fixed Term and upon the expiration of the first (1st) Lease Year of each Extended Term and continuing upon the expiration of each Lease Year thereafter during the Fixed Term and each Extended Term, as applicable, the then current monthly Allocated Minimum Rent for each Facility for such Lease Year shall be adjusted by the percentage increase (rounded to two (2) decimal places), if any, in the Cost of Living Index (as hereinafter defined) published for the month preceding the commencement of the applicable Lease Year over the applicable "base"; provided, however, that in no event shall the monthly Allocated Minimum Rent for any Facility after any such adjustment be less than One Hundred One and One-Half Percent (101.5%) nor more than One Hundred Three and One-Half Percent (103.5%) of the monthly Allocated Minimum Rent for such Facility in effect immediately prior to such adjustment, notwithstanding the actual percentage change in the applicable Cost of Living Index. The amount of the monthly increase in the Allocated Minimum Rent for each applicable Lease Year and for each Facility shall be referred to herein as the "Minimum Rent Increase Amount."

               The Cost of Living Index published for the month prior to the Commencement Date shall be considered the initial "base," and each comparison Cost of Living Index used pursuant to the preceding paragraph shall thereafter be the new "base" for the next succeeding adjustment during the applicable Term.

               If any adjustment provided for in this subparagraph (c) shall not have been made at the commencement of the Lease Year for which applicable for any Facility, Lessee shall continue to pay monthly Allocated Minimum Rent for such applicable Facility for which such monthly Allocated Minimum Rent has not been determined at the last rate applicable until Lessee receives Lessor's written notice as to such adjustment. Within ten (10) days after Lessee's receipt of Lessor's notice, Lessee shall pay to Lessor an amount equal to the new monthly Allocated Minimum Rent (i.e., taking into account the applicable Minimum Rent Increase Amount) for each such applicable Facility times the number of months from the commencement of the then current Lease Year to the date of receipt of Lessor's notice, less the aggregate amount paid by Lessee on account of monthly Allocated Minimum Rent for such applicable Facility for the same period. Thereafter, Lessee shall pay monthly Allocated Minimum Rent for such applicable Facility for the applicable Lease Year at the new rate set forth in Lessor's notice.

               (d) (i) Notwithstanding anything to the contrary in this Lease, provided that no Event of Default has occurred and is continuing, then for the period from the commencement of the second (2/nd/) Lease Year through the expiration of the fourth (4/th/) Lease Year (the "Deferral Period"), Lessee may defer payment to Lessor of the applicable monthly Minimum Rent Increase Amount with respect to any one or more or all Facilities. Any amounts so deferred pursuant to this Section 3.1(d) shall be referred to herein as the "Deferred Rent." All Deferred Rent shall accrue interest at the rate of Six Percent (6%) per annum from the date of deferral until the date of payment thereof in full. All accrued and unpaid interest on such Deferred Rent shall be added monthly to the then outstanding total Deferred Rent and such amount shall thereafter accrue interest at the foregoing interest rate. All Deferred Rent, together with all accrued and unpaid interest thereon, shall be due and payable on the first (1/st/) day of the fifth (5/th/) Lease Year of the Fixed Term. From and after the expiration of the Deferral Period, the applicable monthly Minimum Rent Increase Amount with respect to each Facility shall be paid as and when due pursuant to
     Section 3.1(c) above.

                    (ii) Notwithstanding the provisions of clause (i) above, the entire then unpaid balance of the Deferred Rent with respect to each Facility shall be due and payable in full upon the first to occur of:

                          (A) Any early termination of this Lease with respect to any such Facility, provided that such Deferred Rent shall only be due with respect to those Facilities as to which this Lease has been terminated. Upon any termination of this Lease with respect to any such Facility pursuant to Articles XIV or XV, Lessor shall have the right to seek recovery of such unpaid balance of the Deferred Rent for such Facility against any insurance proceeds or Condemnation Award payable to Lessee with respect to such Facility, and Lessee hereby assigns its interest in such proceeds or Award to Lessor up to the full amount of such proceeds or Award or the unpaid balance of the Deferred Rent with respect to such Facility, whichever is the lesser. Exhaustion of such proceeds shall not limit or defeat Lessee's liability to pay to Lessor any remaining balance of such Deferred Rent with respect to such Facility.

                          (B) Upon the occurrence of an Event of Default, Lessor may seek to recover the unpaid balance of the Deferred Rent with respect to any Facility (including all, if applicable) as to which Lessor has elected to pursue its remedies pursuant to Article XVI in any unlawful detainer or other action instituted by Lessor upon such an Event of Default. Such balance shall be deemed due and payable in full upon the occurrence of such an Event of Default and may be recovered in such action as Minimum Rent whether or not included in any notice given by Lessor to Lessee prior to or as a condition to the institution of such action.

                          (C) Failure of Lessee to pay any amount due pursuant to clause (i) above when due shall be deemed an Event of Default pursuant to this Lease, to the same extent as if such amount were Minimum Rent pursuant to this Lease. In such event, such unpaid amount shall bear interest at the Overdue Rate from the Payment Date therefor until payment of such amount in full.

                          (D) The early termination of this Lease with respect to any Facility shall not defeat or diminish the obligation of Lessee to pay to Lessor the Deferred Rent with respect to such Facility. In such event, the entire unpaid balance of the Deferred Rent with respect to such Facility shall be paid in full within ten (10) days after such expiration or earlier termination of the Term with respect to such Facility and, if not paid within such ten (10) day period, such unpaid balance of the Deferred Rent with respect to such Facility shall thereafter bear interest at the Overdue Rate until payment in full.

               3.2 Additional Charges. In addition to the Minimum Rent (including all Deferred Rent), (1) Lessee will also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease, and (2) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (1) above, Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (1) and (2) above being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent (including any Deferred Rent).

               3.3 Late Payment of Rent. Lessee hereby acknowledges that late payment by Lessee to Lessor of Rent will cause Lessor to incur costs not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Such costs may include processing and accounting charges and late charges which may be imposed on Lessor by the terms of any loan agreement and other expenses of a similar or dissimilar nature. If any installment of monthly Minimum Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Lessor) shall not be paid within five (5) Business Days after its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the Person to which they would otherwise be due. The payment of such interest shall not constitute waiver of, nor excuse or cure, any Event of Default under this Lease, nor prevent Lessor from exercising any other rights and remedies available to Lessor.

               3.4 Net Lease. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of monthly Minimum Rent and Additional Charges throughout the Term, all as more fully set forth in Article V and subject to any other provisions of this Lease which expressly provide for adjustment or abatement of Rent or other charges.

                                  ARTICLE IV.

               4.1 Payment of Impositions. Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will promptly, upon request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property of any Facility or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property of any Facility as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it may legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessee will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest. Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

               4.2 Notice of Impositions. Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, but Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions.

               4.3 Adjustment of Impositions. Impositions imposed in respect of the tax fiscal period during which the Term terminates with respect to any Facility shall be adjusted and prorated between Lessor and Lessee with respect to such Facility, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof shall survive such termination with respect to such Facility. There shall be no such adjustment for any tax fiscal period prior to the Commencement Date, it being understood that Lessee shall be solely responsible for all such Impositions.

               4.4 Utility Charges. Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property of each Facility during the Term.

               4.5 Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverage required to be maintained by Lessee under this Lease.

                                  ARTICLE V.

               5.1 No Termination, Abatement, etc. Except as otherwise specifically provided in this Lease, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any damage to, or destruction of, the Leased Property of any Facility or any portion thereof from whatever cause or any taking by Condemnation of the Leased Property of such Facility or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property of any Facility, or any portion thereof, the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property of any Facility or any portion thereof, or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

               5.2 Abatement Procedures. In the event of a partial taking by Condemnation as described in Section 15.3, temporary taking by Condemnation as described in Section 15.6, or damage to or destruction of the Leased Property of any Facility which remains for the period provided and as described in Section 14.6, which taking by Condemnation or damage or destruction does not render the Leased Property of such Facility Unsuitable for its Primary Intended Use, the Lease shall not terminate with respect to the Leased Property of such Facility, but the monthly Allocated Minimum Rent for such Facility shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable beds affected by such partial taking by Condemnation or by such damage or destruction. If Lessor and Lessee are unable to agree upon the amount of such abatement within thirty (30) day's after (i) such partial taking by Condemnation, or (ii) the expiration of twelve (12) months after such damage or destruction, the matter shall be referred to arbitration as provided in Article XXXIX below.

                                  ARTICLE VI.

               6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property of each Facility is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property of each such Facility upon the terms and conditions of this Lease.


               6.2 Lessee's Personal Property. Lessee may (and shall as provided hereinbelow), at is expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements of each Facility, any items of Lessee's Personal Property, and Lessee may, subject to the conditions ,set forth below, remove the same upon the expiration or any prior termination of the Term. Lessee shall provide and maintain during the entire Term all such Lessee's Personal Property as shall be necessary in order to operate each such Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.

               6.3 Transfer of Capital Additions to Lessor. Upon the expiration or earlier termination of this Lease with respect to each Facility, all Capital Additions not owned by Lessor with respect to such Facility shall become the property of Lessor with respect to such Facility, free of any encumbrance (excluding, however, any Fee Encumbrances imposed by Lessor, any Permitted Exceptions and any other non-monetary encumbrances to which Lessor consents) and Lessee shall execute all documents and take any actions reasonably necessary to evidence such ownership and discharge any encumbrance. Notwithstanding anything to the contrary in this Lease, upon the expiration or earlier termination of this Lease with respect to each Facility, Lessor shall not be obligated to reimburse Lessee for any replacements, rebuildings, alterations, additions, substitutions, and/or improvements that are surrendered as part of or with the Leased Property of such Facility or any Capital Additions with respect thereto.

               6.4 Option to Purchase Lessee's Personal Property. Notwithstanding anything to the contrary in this Lease, Lessor shall have the option, exercisable by written notice to the Lessee, not less than thirty (30) days prior to the end of the Term with respect to each Facility or within thirty
(30) days after the earlier termination of this Lease with respect to such Facility, to purchase all or any portion of Lessee's Personal Property with respect to such Facility at the then net book value of each such item of Lessee's Personal Property as reflected on Lessee's books and records maintained in accordance with GAAP; provided, however, that if upon the expiration of the applicable Term (but not upon any earlier termination of this Lease) the net book value for any item of Lessee's Personal Property is zero (-0-) because depreciation of the cost of such item was accelerated under GAAP faster than the ordinary depreciation schedule for such item based upon the useful life thereof also as determined by GAAP, then for purposes of the foregoing, the net book value of such item shall be the net book value such item would have had on Lessee's books had such item been depreciated based upon its useful life determined in accordance with GAAP, rather than on such an accelerated depreciation basis. Upon payment of the purchase price therefor, Lessee shall convey such Lessee's Personal Property free of any encumbrance and shall execute all documents and take any other actions reasonably necessary to evidence the transfer and conveyance of ownership of the Lessee's Personal Property to Lessor and the discharge of any encumbrance thereon.

                                 ARTICLE VII.

               7.1  Condition of the Leased Property of each Facility.
                    -------------------------------------------------

                    7.1.1 Except as expressly provided in Section 7.1.2 below, Lessee acknowledges receipt and delivery of possession of the Leased Property of each Facility and that Lessee has examined and otherwise has knowledge of the condition of the Leased Property of each such Facility prior to the execution and delivery of this Lease and has found the same to be in good order and repair, free from Hazardous Substances not in compliance with Legal Requirements, and satisfactory for its purposes hereunder. Regardless, however, of any inspection made by Lessee of the Leased Property of any Facility and whether or not any patent or latent defect or condition was revealed or discovered thereby Lessee is leasing the Leased Property of each such Facility "AS IS" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property of each such Facility including any defects or adverse conditions not discovered or otherwise known by Lessee as of the date hereof. LESSOR MAKES NO WARRANTY OR REPRESENTATION EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OF ANY FACILITY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY
                          ---------------
PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS WASTE, BUILDING MATERIAL OR OTHER FORM OF HAZARDOUS SUBSTANCES IT BEING AGREED THAT ALL SUCH RISKS LATENT OR PATENT ARE TO BE BORNE SOLELY BY LESSEE INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS.

                    7.1.2 Notwithstanding anything to the contrary contained in Section 7.1.1 above, Lessor acknowledges that Lessee intends to order and review title searches for the Leased Property of each Facility from a national title insurance company. In such event, Lessee shall be solely responsible for any and all costs or fees payable to such title insurance company in connection with any such title searches and/or any policies of title insurance issued at the request of Lessee for the Leased Property of any such Facility. Lessee agrees to deliver to Lessor without charge therefor copies of all such title searches and copies of any title policies obtained by Lessee with respect to the Leased Property of any Facility promptly upon receipt of the same. In the event that any such title searches for the Leased Property of any Facility show a Permitted Exception with respect to a Facility other than a Deemed Approved Permitted Exception which materially interferes, or during the Term hereof is reasonably likely to materially interfere, with Lessee's use of such Facility for its Primary Intended Use (herein, a "Title Problem"), and such Title Problem did not arise as a result of the acts or omissions of Lessee, any Affiliate of Lessee or any subtenant, licensee or other third party for whom Lessee is responsible, then so long as Lessee shall have provided written notice of such Title Problem to Lessor along with the basis for requesting removal thereof in reasonable detail within 180 days following the Effective Date, Lessor shall use commercially reasonable efforts at its expense to cause any such Title Problem to be removed as a matter affecting title to the Leased Property of such Facility as soon as practicable following Lessor's receipt of Lessee's notice; provided, however, that in no event shall Lessor be required to remove any Deemed Approved Permitted Exception.


               7.2  Use of the Leased Property.
                    --------------------------

                    7.2.1 Subject to Section 7.2.6, Lessee covenants that during the entire Term Lessee will proceed with all due diligence and will exercise Lessee's best efforts to obtain and maintain all authorizations and approvals needed to use and operate the Leased Property of each Facility, and all Capital Additions thereon, for such Facility's Primary Intended Use in accordance with all Legal Requirements and all Insurance Requirements including obtaining and maintaining all applicable licenses, permits, and Medicare and/or Medicaid certifications.

                    7.2.2 After the Commencement Date and during the entire Term, Lessee shall use or cause to be used the Leased Property of each Facility and all improvements thereon as a long-term skilled nursing care facility having the number of licensed and operating beds set forth on Exhibit B attached hereto
                                                       ---------
and incorporated herein by this reference with respect to such Facility and such other uses as may be necessary, incidental or ancillary to such use (such foregoing use and any other use of a Facility approved by Lessor in writing in accordance with the provisions of this Lease being referred to herein as the applicable Facility's "Primary Intended Use"). Except as provided in Section
7.2.6 below or as hereafter consented to by Lessor in its sole and absolute discretion, Lessee shall not use the Leased Property of any Facility or any portion thereof for any other use other than the Primary Intended Use without the prior written consent of Lessor, which consent may be given or withheld in Lessor's sole and absolute discretion. No use shall be made or permitted to be made of the Leased Property of any Facility, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Leased Property of any Facility or any part thereof, nor shall Lessee sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property of any Facility any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of each Facility or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property of such Facility and Lessee's Personal Property thereon.

                    7.2.3 Lessee covenants and agrees that during the Term Lessee shall use its best efforts to operate continuously the Leased Property of each Facility in accordance with all applicable Legal Requirements as a provider of health care services in accordance with its Primary Intended Use and, except as otherwise expressly permitted by Section 7.2.6 below, to maintain its certifications for reimbursement and licensure and its accreditation, if compliance with accreditation standards is required to maintain the operations of such Facility and if a failure to comply would adversely affect operations. Except as provided in Section 7.2.6 below, Lessee shall not (i) reduce or otherwise "bank" the number of beds of any Facility from those licensed or certified as of the date hereof and as set forth on Exhibit B attached hereto or
                                                    ---------
(ii) otherwise
modify the services offered or take any other affirmative action at any Facility which materially reduces the Fair Market Value of such Facility.

               7.2.4 Lessee shall not commit or suffer to be committed any waste on the Leased Property of any Facility, or such Facility itself, nor shall Lessee cause or permit any nuisance thereon.

               7.2.5 Lessee shall neither suffer nor permit the Leased Property of any Facility or any portion thereof, including any Capital Addition whether or not financed by Lessor, or Lessee's Personal Property thereon, to be used in such a manner as (i) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property of such Facility or any portion thereof.

               7.2.6 Notwithstanding anything to the contrary in this Section 7.2, Lessor shall not unreasonably withheld its consent to any of the following:

                      (a) a change in the Primary Intended Use of any Facility to another long-term health care related purposes (including an assisted living facility, but expressly excluding independent living care); or

                      (b) a voluntary (i) withdrawal from the Medicaid program, and voluntarily deactivating its certification for participation therein as the same applies to any Facility or (ii) reduction of the number of beds at any Facility as to which a certification for reimbursement under the Medicaid program is applicable (but without affecting Lessee's certification for participation in the Medicaid program as to any such Facility and without reducing the number of beds at any such Facility as to which a certification for participation in the Medicaid program is applicable below any legally required minimum number of beds or otherwise reducing the number of licensed beds of such Facility, except as expressly permitted pursuant to subsection (c) below), or (iii) withdrawal from the Medicare program applicable at any Facility, and voluntarily deactivating its certification for participation therein as the same applies to any Facility, or (iv) reduction of the number of beds at any Facility as to which a certification for reimbursement under the Medicare program is applicable (but without affecting Lessee's certification for participation in the Medicaid program as to any such Facility and without reducing the number of beds at any such Facility as to which a certification for participation in the Medicare program is applicable below any legally required minimum number of beds or otherwise reducing the number of licensed beds of such Facility, except as expressly permitted pursuant to subsection (c) below), if and only so long as, in accordance with the Legal Requirements applicable to participation in the Medicaid or Medicare program, as applicable, and certifications or otherwise applicable to such Facility, Lessee (or any successor operator of such Facility) may at any time, as applicable depending upon whether subsection (i), (ii), (iii) or
     (iv) applies, (A) promptly rejoin the Medicaid and/or Medicare program, at any such Facility and or (B) promptly re-activate its certification for participation in the Medicaid program and/or Medicare program as to any beds as to which a voluntary reduction is applicable. At the time, and as a condition to Lessor's consent to any such voluntary withdrawal and de-activation, or voluntary reduction by Lessee and thereafter within twenty
     (20) days after receipt of written request therefor from Lessor from time to time (but not more often than quarterly, except in the event of a change in Legal Requirements or Lessor has reasonable cause to believe that Lessee is not in compliance with this clause (b) in which case Lessor shall be entitled to additional requests), Lessee shall deliver to Lessor an Officer's Certificate of Lessee, in form reasonably satisfactory to Lessor, certifying that (i) there are no express Legal Requirements granting to any governmental authority the right to exercise any discretionary approval or requiring Lessee to obtain additional authorizations (other than routine governmental re-inspections of a Facility and ministerial approvals or other authorizations) in connection with rejoining the Medicaid and/or Medicare programs or in connection with reactivation of certification for participation in the Medicaid program and/or Medicare program as to any beds as to which a voluntary reduction is applicable, (ii) to the best knowledge of Lessee that there is no practice or policy in place by any governmental authority to exercise discretionary approval or which would require Lessee to obtain additional authorizations (other than routine governmental re-inspections of a Facility and an ministerial approvals or other authorizations) in connection with rejoining the Medicaid and/or Medicare programs or in connection with reactivation of certification for participation in the Medicaid program and/or Medicare program as to any beds as to which a voluntary reduction is applicable, and (iii) Lessee is otherwise in compliance with the provisions of this clause (b) and all applicable Legal Requirements in connection with such voluntary withdrawal and de-activation and/or voluntary reduction, and that the foregoing has been confirmed through diligent inquiry relative to the applicable Legal Requirements and consultation with Lessee's legal counsel;

                    (c) a voluntary reduction of the number of licensed beds at any Facility of no more than Ten Percent (10%) in the aggregate of the total number of licensed beds for such Facility set forth on Exhibit B
                                                                  ---------
     attached hereto with respect to such Facility, including the loss of any previously banked beds, less the total number of licensed beds
                             ----
     involuntarily removed by government action; provided, however, that in no event shall the number of licensed beds at any Facility be reduced below the legally required minimum number of beds in order to maintain all necessary licenses, authorizations and certifications to use and operate such Facility for its Primary Intended Use; or

                    (d) a voluntary removal from service (so-called "bed banking") of not more than Twenty Percent (20%) of the total number of licensed beds for any Facility from that number set forth on Exhibit B
                                                                  ---------
     attached hereto with respect to such Facility, less the total number of
                                                    ----
     licensed beds voluntarily removed pursuant to clause (c) above or involuntarily removed by government action or both, if and only so long as
     (i) any such banked beds are removed from service in accordance with all applicable Legal Requirements and, if required, with the approval of the applicable governmental authorities, (ii) such banked beds continue to be "licensed beds" by such applicable governmental authorities, and (iii) in accordance with the Legal Requirements applicable to such Facility, Lessee (or any successor operator of such Facility) may at any time reintroduce (i.e., put back into service) any such banked beds. At the time, and as a condition to Lessor's consent to any such bed banking and thereafter within twenty (20) days after receipt of written request therefor from Lessor from time to time (but not more often than quarterly, except in the event of a change in Legal Requirements or Lessor has reasonable cause to believe that Lessee is not in compliance with this clause (d) in which case Lessor shall be entitled to additional requests), Lessee shall deliver to Lessor an Officer's Certificate of Lessee, in form reasonably satisfactory to Lessor, certifying (i) there are no express Legal Requirements granting to any governmental authority the right to exercise any discretionary approval or requiring Lessee to obtain additional authorizations (other than routine governmental re-inspections of a Facility and ministerial approvals or other authorizations) in connection with reintroducing any such banked beds, (ii) to the best knowledge of Lessee that there is no practice or policy in place by any governmental authority to exercise discretionary approval or which would require Lessee to obtain additional authorizations (other than routine governmental re-inspections of a Facility and an ministerial approvals or other authorizations) in connection with reintroducing any such banked beds, and (iii) that Lessee is otherwise in compliance with the provisions of this clause (d) and all applicable Legal Requirements in connection with any such banked beds, and that the foregoing has been confirmed through diligent inquiry relative to the applicable Legal Requirements and consultation with Lessee's legal counsel.

                    In exercising its reasonable consent rights with respect to any of the foregoing, Lessor shall be entitled to take into account such facts or factors as Lessor deems relevant to such decision. Without limiting the generality of the preceding sentence, in no event shall Lessor be required to consent to any of the foregoing with respect to any Facility if Lessor in its reasonable business judgment determines that the same (either individually or in the aggregate) would have a material adverse effect on the Fair Market Value of such Facility or an Event of Default shall have occurred and is continuing under this Lease.

                    Notwithstanding anything to the contrary in this Section 7.2.6, unless Lessee is permitted to wind-up and terminate the operations of a Facility upon the expiration or earlier termination of this Lease pursuant to Section 40.6(b), if upon any change of ownership/control of such Facility to a new operator (whether upon the expiration or early termination of this Lease with respect to such Facility or otherwise) any previous voluntary withdrawal and de-activation from the Medicaid and/or Medicare programs applicable to such Facility and/or voluntary reduction of number of beds as to which a certification for reimbursement under the Medicaid and/or Medicare programs is applicable pursuant to clause (b) above or any banked beds pursuant to clause (d) above would become permanent (i.e., the new operator would likely not be able to rejoin any such programs, recertify any such beds under such programs or reintroduce such banked beds, as the case may be) or Lessee is unable to make the certifications upon such change in ownership/control specified in any of subclauses (i), (ii) or (iii) of either of clauses (b) or (d) above, then prior to Lessee turning over operations to any new operator Lessee shall, as applicable, promptly rejoin any such programs, recertify any such beds or reintroduce such banked beds, as applicable.

          7.3  Lessor to Grant Easements, etc. Lessor will, from time to time so
               -------------------------------
long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not he unreasonably withheld or delayed, and provided, however, that if Lessor has not responded to any such request of Lessee within 30 days after receipt thereof, such request shall be deemed approved), (i) grant easements and other rights in the nature of easements, (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property of any Facility, (iii) dedicate or transfer unimproved portions of the Leased Property of any Facility for road, highway or other public purposes, (iv) execute petitions to have the Leased Property of any Facility annexed to any municipal corporation or utility district, (v) execute amendments to any covenants and restrictions affecting the Leased Property of any Facility and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interests in the Leased Property of any such Facility), but only upon delivery to Lessor of an Officer's Certificate of Lessee stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property of such Facility and does not materially reduce the value of such Facility. Lessor does hereby irrevocably appoint Lessee the attorney-in-fact of Lessor during the Term of this Lease to execute any documents relating to the above matters which have been approved or are deemed to have been approved by Lessor as provided above.

          7.4  Preservation of Facility Values. Except as required for
               -------------------------------
medically appropriate reasons or for the welfare of a resident or the other residents in a Facility and subsequent to the legal rights of a patient and other residents, during the Term and after the expiration or earlier termination of this Lease, Lessee shall not recommend or solicit the removal or transfer of any resident or patient from any Facility to any other facility or institution owned, operated or managed by Lessee or any Affiliate of Lessee or in which Lessee or any such Affiliate has any direct or indirect economic interest.

          7.5  No Guarantee by Lessee of Profitability of Value. Lessor
               ------------------------------------------------
acknowledges that Lessee is not guaranteeing the profitability or value of any Facility, which profitability or value may fluctuate based upon factors outside the control of Lessee and notwithstanding Lessee's compliance with its operating covenants and agreements contained in this Lease, including fluctuations based upon general market conditions, census levels and the mix of third-party payors at any given Facility. The foregoing acknowledgment by Lessor shall in no way, however, be deemed or construed to relieve Lessee from complying with all of its duties, covenants and obligations pursuant to this Lease (including its operating covenants pursuant to this Article VII).

                                 ARTICLE VIII.

          8.1  Compliance with Legal and Insurance Requirements,
               -------------------------------------------------
Instruments, etc Subject to Article XII regarding permitted contests, Lessee, at
----------------
its expense, shall promptly (i) comply with all Legal Requirements and Insurance Requirements regarding the use, operation, maintenance, repair and restoration of the Leased Property, Lessee's Personal Property and all Capital Additions whether or not compliance therewith may require structural changes in any of the Leased Improvements or any Capital Additions or interfere with the use and enjoyment of the Leased Property and (ii) procure, maintain and comply with all licenses, certificates of need, and other authorizations required for the use of the Leased Property, Lessee's Personal Property and all Capital Additions for the Primary Intended Use and any other use of the Leased Property, Lessee's Personal Property and all Capital Additions then being made, and for the proper erection, installation, operation and maintenance of the Leased Property, Lessee's Personal Property and all Capital Additions. Lessor may, but shall not be obligated to, enter upon the Leased Property and all Capital Additions and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Leased Property and all Capital Additions, and Lessee shall reimburse Lessor for all reasonable costs and expenses incurred by Lessor in connection with such actions; provided, however, that Lessor shall not take any such actions if and for so long as Lessee is pursuing a permitted contest in accordance with and pursuant to the terms of Article XII. Lessee covenants and agrees that the Leased Property, Lessee's Personal Property and all Capital Additions shall not be used for any unlawful purpose.

                                  ARTICLE IX.

          9.1  Maintenance and Repair.
               -----------------------

               9.1.1 Lessee, at its expense, will keep the Leased Property of each Facility and Lessee's Personal Property thereon and all private roadways, sidewalks and curbs appurtenant thereto and which are under Lessee's control in good order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Property of such Facility, or any portion thereof), and, except as otherwise provided in Article XIV, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property of any Facility or any part thereof for its Primary Intended Use.

               9.1.2 Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property of any Facility, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property of any Facility, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property of any Facility in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

               9.1.3 Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property of any Facility or any part thereof, or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property of any Facility, or any portion thereof. Notwithstanding the foregoing, the mere contracting for or permission of Lessee to perform any such labor or services or to furnish any materials or other property as would permit the making of any such claim shall not be a basis for an Event of Default so long as, subject to the provisions of Article XI and the provisions of Article XII relating to permitted contests, no such claim is actually filed against Lessor or becomes a right, title, lien, claim or other encumbrance upon the estate of Lessor.

               9.1.4 Unless Lessor shall convey any of the Leased Property of a Facility to Lessee pursuant to the provisions of this Lease, Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property of each Facility to Lessor in the condition in which the Leased Property of such Facility existed following completion of the Refurbishment Work (as defined below) with respect to such Facility, except as subsequently repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property of such Facility in good order and repair during the entire Term of the Lease), and with due consideration being given to the age of the Leased Improvements of such Facility at such time.

          9.2  Encroachments, Restrictions, etc. If any of the Leased
               --------------------------------
Improvements of any Facility shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property of such Facility , or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property of such Facility, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property of such Facility is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (ii) make such changes in the Leased Improvements of such Facility, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements of such Facility, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements of such Facility for its Primary Intended Use substantially in the manner and to the extent the Leased Improvements of such Facility were operated prior to the assertion of such violation or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Lessee shall be entitled to a credit for any sums recovered by Lessor under any such policy of title or other insurance.

          9.3  Repairs and Refurbishment.  Without in any way limiting Lessee's
               -------------------------
obligations under this Article IX, Lessee shall, within one (1) year following the Commencement Date (the "Refurbishment Completion Date"), make those repairs to and perform the refurbishment work for each Facility which are recommended to be completed in the first year pursuant to the applicable Building Condition Report for each such Facility, except for those items of repair/refurbishment summarized on Exhibit D-2, which items the parties acknowledge have either been
              -----------
previously performed or shall be performed as and when necessary in order to comply with applicable Legal Requirements or with Lessee's obligations under this Article IX. Lessor hereby approves all repair/refurbishment work described in the Building Condition Reports. All such repairs/refurbishment shall, however, be performed and completed in compliance with the applicable provisions of this Lease, including the applicable provisions of Article X hereof. On or before the Refurbishment Completion Date, Lessee shall furnish to Lessor reasonable documentary evidence as to the completion of all repair/refurbishment work required pursuant to this Section 9.3. Lessor and Lessee acknowledge and agree that the cost estimates set forth in the Building Condition Reports and/or Exhibit D-2 are estimates only and are not intended to serve as minimum
-----------
expenditure requirements.

          9.4  Capital Allowance for Oshkosh, WI Facility.
               ------------------------------------------

               9.4.1 Notwithstanding anything to the contrary in this Lease, Lessor agrees to provide Lessee with a capital improvement allowance ("Capital Allowance") equal to the lesser of (i) $270,000.00 or (ii) the Aggregate Allowed Costs of the HVAC Improvements to the Facility in Oshkosh, Wisconsin performed by Lessee within one (1) year following the Commencement Date in accordance with the provisions of this Section 9.4 and the other applicable provisions of
Article X with respect thereto. For purposes of this Section 9.4, "Aggregate Allowed Costs of the HVAC Improvements" shall mean all out-of-pocket costs actually incurred by Lessee pursuant to the provisions of this Lease with respect to the purchase and installation of a new heating, ventilating and air-conditioning ("HVAC") system in the Oshkosh, Wisconsin Facility in accordance with the plans and specifications approved by Lessor, which approval shall not be unreasonably withheld.

               9.4.2 The Capital Allowance shall be disbursed to Lessee within ten (10) days after the last to occur of: (i) delivery by Lessee to Lessor of evidence reasonably satisfactory to Lessor that all of the work performed by Lessee has been paid in full and that, subject to Lessee's right to contest as provided in Article XII, no claim of any mechanic or materialman may become a material lien (i.e., of $5,000.00 or more, either individually or in the aggregate) on the Leased Property, or any portion thereof, (ii) delivery by Lessee to Lessor of evidence satisfactory to Lessor as to the Aggregate Allowed Costs of the HVAC Improvements and (iii) substantial completion of all work relating thereto in accordance with the approved plans and specifications therefor. In the event that Lessee shall be contesting any such mechanic or materialman claim or lien as so provided in Article XII, Lessee shall nevertheless be entitled to a disbursement of the Capital Allowance upon satisfaction of the conditions set forth above, less that amount equal to One Hundred Twenty-Five Percent (125%) of the amount of any such contested claim or lien. Any remaining balance of such Capital Allowance shall be disbursed upon resolution of such contest.

                                  ARTICLE X.

          10.1  Construction of Capital Additions and Other Alterations to
                ----------------------------------------------------------
the Leased Property. Without the prior written consent of Lessor, which consent
-------------------
may be given or withheld in Lessor's sole and absolute discretion, Lessee shall not (a) make any Capital Additions on or structural alterations to the Leased Property of any Facility, (b) enlarge or reduce the size of any Facility or otherwise alter or affect any main systems of any Facility, including any main plumbing, electrical or heating, ventilating and air conditioning systems of any Facility (other than repairs to or replacements of any such existing systems with systems of equal or better quality) and/or (c) make any Capital Additions or other alterations which would tie in or connect with any improvements on property adjacent to the Land of any Facility. Lessee may, without Lessor's prior written consent, make any alterations, additions, or improvements (collectively, "alterations") to the Leased Property of any Facility if such alterations are not of the type described in either clause (a), (b) or (c) above, so long as in each case: (i) the same do not (A) decrease the value of the Leased Property of such Facility, (B) adversely affect the exterior appearance of the Leased Property of such Facility, or (C) adversely affect the structural components of the Leased Improvements of such Facility or the main electrical, mechanical, plumbing or ventilating and air conditioning systems for the Facility of such Facility, (ii) the same are consistent in terms of style, quality and workmanship to the original Leased Improvements and Fixtures of such Facility, (iii) the same are constructed and performed in accordance with the provisions of Section 10.2 below and (iv) the cost thereof with respect to such Facility does not exceed, in the aggregate, $150,000.00 for any twelve (12) month period. Any other alterations (i.e., other than alterations described in clauses (a), (b) or (c) above, and other than alterations which meet the foregoing requirements of clauses (i), (ii), (iii) and (iv) above) shall be subject to Lessor's prior written consent, which consent shall not be unreasonably withheld. To the extent Lessor's prior written consent shall be required in connection with any alterations or Capital Additions, Lessor may impose such conditions thereon in connection with its approval thereof as Lessor deems appropriate, including those set forth in Section 10.2 below.

          10.2  Requirements for Alterations and Capital Additions. For all
                --------------------------------------------------
alterations of the Leased Property (whether or not Lessor's approval is required), the following shall apply (except to the extent Lessor reasonably determines that, because of the nature or extent of the alteration, any such requirement is not applicable):

                (a) Such construction shall not commence until Lessee shall have procured and paid for all municipal and other governmental permits and authorizations required therefor. Lessor shall join in the application for any such permits or authorizations whenever such action is necessary; provided, however, that (i) any such joinder shall be at no cost or expense to Lessor; and (ii) any plans and specifications required to be filed in connection with any such application shall have been delivered to Lessor.

                (b) Lessee shall have procured or caused to be procured a payment and performance bond for the full value of such construction, which bond shall name Lessor as an additional obligee and otherwise be in form and substance and issued by a Person reasonably satisfactory to Lessor. The foregoing requirement to procure a payment and performance bond shall be waived if either Lessee or Guarantor's Consolidated Net Worth equals or exceeds $150 Million.

                (c) Such construction shall not, and a licensed architect or engineer selected by Lessee and approved by Lessor, shall certify to Lessor that such construction shall not, impair the structural strength of any component of such Facility or overburden the main electrical, water, plumbing, HVAC or other building systems of such Facility or any component thereof.

                (d) Lessee's licensed architect or engineer approved by Lessor shall certify to Lessor that the detailed plans and specifications, if applicable, conform to and comply with all applicable building, subdivision and zoning codes, laws, ordinances, regulations and other Legal Requirements imposed by all governmental authorities having jurisdiction over the Leased Property of such Facility, all Insurance Requirements and all private covenants, conditions and restrictions affecting all or any portion of the Leased Property of such Facility.

                (e) All work done in connection with such construction shall be done promptly and in a good and workmanlike manner using new materials and in conformity with all Legal Requirements.

                (f) Following the completion of such construction, Lessee shall deliver to Lessor upon Lessor's request therefor, 'as built' drawings of such alteration (if applicable), certified as accurate by the licensed architect or engineer selected by Lessee and approved by Lessor to supervise such work.

                (g) If by reason of the construction thereof, a new Certificate of Occupancy for any component of such Facility is required, Lessee shall obtain and furnish a copy of the same to Lessor promptly upon completion thereof.

          Notwithstanding the foregoing provisions of this Section 10.2, Lessee shall not be required to (i) procure any bond pursuant to subsection (b) of this
Section 10.2, (ii) furnish any certificate of the architect or engineer pursuant to subsections (c) or (d) of this Section 10.2, or (iii) provide 'as-built' drawings pursuant to subsection (f) of this Section 10.2 with respect to any alterations not requiring Lessor's consent pursuant to Section 10.1 above.

                                  ARTICLE XI.

          11.  Liens. Subject to the provision of Article XII relating to
               -----
permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property of any Facility or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the Permitted Exceptions, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of
Section 7.3 of this Lease, (d) liens for those taxes of Lessor which Lessee is not required to pay hereunder, (e) Master Subleases or other subleases not constituting a Master Sublease permitted by Article XXV, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or
(2) any such liens are in the process of being contested as permitted by Article XII, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVIII of this Lease.

                                 ARTICLE XII.

          12.  Permitted Contests. Lessee, upon prior written notice to Lessor,
               ------------------
on its own or in Lessor's name, at Lessee's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim with respect to any Facility; subject, however, to the further requirement that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property of such Facility; (ii) neither the Leased Property of such Facility, the Rent therefrom nor any part or interest in either thereof would be in any immediate danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, Lessor would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) if any such contest shall involve a sum of money or potential loss in excess of Two Hundred Thousand Dollars ($200,000), Lessee shall deliver to Lessor such other reasonable assurances as Lessor deems necessary; (v) in the case of a Legal Requirement, Imposition, lien, encumbrance or charge, if Lessee's and/or Guarantors' Consolidated Net Worth is less than $150 Million Lessee shall give such reasonable security as may be required by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property of such Facility or any other Facility or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Lessee to Lessor hereunder, and (vi) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained. If any such contest is finally resolved against Lessor or Lessee, Lessee shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable licensure or certification decision, Legal Requirement or Insurance Requirement. Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein. Lessee shall indemnify, defend, protect and save Lessor harmless from and against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom. Notwithstanding anything contained in Article XVI hereof, no Event of Default shall occur in connection with a licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim during the time Lessee is contesting by appropriate legal proceedings conducted in good faith and with due diligence such licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim in strict accordance with this Article XII.

                                 ARTICLE XIII.

               13.1  General Insurance Requirements. During the Term, Lessee
                     ------------------------------
shall at all times keep the Leased Property of each Facility, and all property located in or on the Leased Property of each such Facility, including all Capital Additions, Fixtures and Lessee's Personal Property thereon, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property of each such Facility is located. All liability type policies must name Lessor as an "additional insured"; provided, however, that with respect to any medical professional liability policy, Lessee shall only be required to name Lessor as an "additional insured" on such policy if such coverage is available on commercially reasonable terms. All property, loss of rental and business interruption type policies shall name Lessor as "loss payee." Losses shall be payable to Lessor and/or Lessee as provided in Article
XIV. In addition, the policies, as appropriate, shall name as an "additional insured" or "loss payee" the holder of any mortgage, deed of trust or other security agreement ("Facility Mortgagee") securing any indebtedness or any other Fee Encumbrance placed on the Leased Property of any Facility in accordance with the provisions of Article XXXVI ("Facility Mortgage") by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment in excess of One Hundred Fifty Thousand Dollars ($150,000.00) shall require the written consent of Lessor, Lessee, and each Facility Mortgagee. Evidence of insurance shall be deposited with Lessor and, if requested, with any Facility Mortgagee(s). The policies shall insure against the following risks with respect to each Facility:

                     13.1.1 Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as special form perils, earthquake (including earth movement), sinkhole and windstorm in an amount not less than the insurable value on a replacement cost basis (as defined below in Section 13.2) and including a building ordinance coverage endorsement;

                     13.1.2 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in such Facility, in such limits with respect to any one accident as may be reasonably requested by Lessor from time to time;

               13.1.3 Flood (when the Leased Property of such Facility is located in whole or in part within a designated 100-year flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area;

               13.1.4 Loss of rental value in an amount not less than twelve
(12) months' Rent payable hereunder or business interruption in an amount not less than twelve (12) months of income and normal operating expenses including payroll and Rent payable hereunder with an endorsement extending the period of indemnity by at least ninety (90) days (Building Ordinance - Increased Period of Restoration Endorsement) necessitated by the occurrence of any of the hazards described in Sections 13.1.1, 13.1.2 or 13.1.3;

               13.1.5 Claims on an occurrence basis for bodily injury or property damage under a policy of commercial general liability insurance (including broad form property damage and broad form contractual liability) with amounts not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence, combined single limit and in the annual aggregate; and

               13.1.6 Medical professional liability with amounts not less Five Million and No/100 Dollars ($5,000,000.00) per occurrence, combined single limit and in the annual aggregate. With respect to the insurance referenced in this
Section 13.1.6 (medical professional liability), Lessee shall be permitted to use a claims made policy form rather than an occurrence based policy form if an occurrence based policy is not available on commercially reasonable terms; provided, however, that any such claims made policy must include therein the right to purchase a "tail" that insures against so-called "incurred but not reported claims" for a period of not less than three (3) years following the expiration of such claims made policy. Upon the expiration of any such claims made policy, Lessee shall either (i) purchase a three (3) year "tail" policy covering any so-called "incurred but not reported claims" during the prior policy period or (ii) provide other insurance covering "incurred but not reported claims" for such prior policy period for a period of not less than three (3) years thereafter in form satisfactory to Lessor.

         13.2  Replacement Cost. The term "full replacement cost" as used
               ----------------
herein, shall mean the actual replacement cost thereof from time to time including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy. In the event either party believes that full replacement cost (the then replacement cost less such exclusions) has increased or decreased at any time during the Lease Term, it shall have the right exercisable not more often than one (1) time during any consecutive thirty-six (36) month period to have such full replacement cost redetermined by the fire insurance company which is then carrying the largest amount of fire insurance carried on the Leased Property of such Facility, hereinafter referred to as "impartial appraiser." The party desiring to have the full replacement cost so redetermined shall forthwith, on receipt of such determination by such impartial appraiser, give written notice thereof to the other party hereto. The determination of such impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Section, as the case may be, to the amount so determined by the impartial appraiser. Each party shall pay one-half (1/2) of the fee, if any, of the impartial appraiser. Notwithstanding the foregoing, if Lessee shall have made material improvements to the Leased Property of any Facility, Lessor may at its own cost have such full replacement cost of such Facility redetermined at any time after such improvements are made, regardless of when the full replacement cost was last determined.

         13.3  Additional Insurance. In addition to the insurance described
               --------------------
above, Lessee shall maintain adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property of each Facility. Such worker's compensation insurance shall be in accordance with the requirements of applicable local, state and federal law and any other Legal Requirements.

         13.4  Waiver of Subrogation. All insurance policies carried by either
               ---------------------
party covering the Leased Property of any Facility, the Fixtures, and/or Lessee's Personal Property thereon including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties thereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

         13.5  Form Satisfactory, etc. All of the policies of insurance referred
               ----------------------
to in this Section shall be written in form satisfactory to Lessor and by insurance companies satisfactory to Lessor. Lessor agrees that it will not unreasonably withhold its approval as to the form of the policies of insurance or as to the insurance companies selected by Lessee. Lessee shall pay all of the premiums therefor not later than the earlier of the date which is thirty (30) days after Lessee's receipt of an invoice therefor or the due date of the applicable premium, and shall deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor and any Facility Mortgagee at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Lessor upon written demand therefor, and failure to repay the same shall constitute an Event of Default within the meaning of Section 16.1(b). Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor ten
(10) days' written notice before the policy or policies in question shall be materially altered, allowed to expire or cancelled.

         13.6  Increase in Limits. In the event that either party shall at any
               ------------------
time deem the limits of the personal injury or property damage public liability insurance with respect to any Facility then carried to be either excessive or insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried; and such insurance shall thereafter be carried with respect to such Facility with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried with respect to such Facility shall be determined by an impartial third party selected by the parties and shall be based upon customary limits and coverages maintained by other high quality operators of health care facilities similar to the Facility and in the State in which such Facility is located. Nothing herein shall permit the amount of insurance with respect to any Facility to be reduced below the amount or amounts set forth in this Lease.

         13.7  Blanket Policy. Notwithstanding anything to the contrary
               --------------
contained in this Section, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied. For any liability policies covering one or more of the Facilities or any other facilities in addition to the Facilities, Lessor may require excess limits as Lessor reasonably determines.

         13.8  No Separate Insurance. Lessee shall not on Lessee's own
               ---------------------
initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished by, or which may reasonably be required to be furnished by, Lessee, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insureds (except with respect to any medical professional liability policy unless otherwise required pursuant to Section
13.1.6 above), and the loss is payable under said insurance in the same manner as losses are payable under Lease. Lessee shall immediately notify Lessor of the takingout of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

                                  ARTICLE XIV

         14.1  Insurance Proceeds. All proceeds payable by reason of any loss or
               ------------------
damage to the Leased Property of any Facility, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Lessor and held by Lessor in trust and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property of such Facility, or any portion thereof, and shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property of any Facility (or in the event neither Lessor nor Lessee is required or elects to repair and restore as expressly provided herein, all such insurance proceeds) shall be retained by Lessor free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article
XIV. All salvage resulting from any risk covered by insurance shall belong to Lessor except that any salvage relating to Capital Additions paid for by Lessee or to Lessee's Personal Property shall belong to Lessee.

         14.2 Reconstruction in the Event of Damage or Destruction Covered by
              ---------------------------------------------------------------
Insurance.
---------

              14.2.1 If during the Term, the Leased Property of any Facility is totally or partially destroyed from a risk covered by the insurance described in
Article XIII and such Facility thereby is rendered Unsuitable for Its Primary Intended Use, Lessee shall either (i) restore such Facility to substantially the same condition as existed immediately before the damage or destruction, or (ii) offer to acquire the Leased Property of such Facility from Lessor for a purchase price equal to the greater of the Minimum Repurchase Price or the Fair Market Value Purchase Price of the Leased Property of such Facility immediately prior to such damage or destruction. In the event Lessor does not accept Lessee's offer to so purchase the Leased Property of such damaged Facility, Lessee may either (A) withdraw its offer to purchase the Leased Property of such damaged Facility, in which event this Lease shall remain in full force and effect with respect to such damaged Facility and each other Facility and Lessee shall proceed to restore such damaged Facility as soon as reasonably practicable to substantially the same condition as existed immediately before such damage or destruction or (B) terminate this Lease with respect to such damaged Facility
(only) and upon such termination Lessor shall be entitled to retain the insurance proceeds with respect thereto.

              14.2.2 If during the Lease Term, the Leased Improvements of any Facility and the Fixtures thereon are totally or partially destroyed from a risk covered by the insurance described in Article XIII, but such Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore such Facility to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease with respect to such damaged Facility or any other Facility; provided, however, if Lessee cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate such damaged Facility for its Primary Intended Use in substantially the same manner immediately prior to such damage or destruction, Lessee may offer to purchase the Leased Property of such damaged Facility for a purchase price equal to the greater of the Minimum Repurchase Price or the Fair Market Value Purchase Price of the Leased Property of such damaged Facility immediately prior to such damage or destruction. If Lessee shall make such offer and Lessor does not accept the same, Lessee may either (A) withdraw such offer, in which event this Lease shall remain in full force and effect with respect to such damaged Facility and each other Facility and Lessee shall proceed to restore such damaged Facility as soon as reasonably practicable to substantially the same condition as existed immediately before such damage or destruction, or (B) terminate this Lease with respect to such damaged Facility (only), in which event Lessor shall be entitled to retain the insurance proceeds.

              14.2.3 If the cost of the repair or restoration of any damaged Facility exceeds the amount of proceeds received by Lessor from the insurance required under Article XIII, Lessee shall be obligated to contribute any excess amounts needed to restore such damaged Facility. Such difference shall be paid by Lessee to Lessor to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration.

              14.2.4 In the event Lessor accepts Lessee's offer to purchase the Leased Property of any damaged Facility this Lease shall terminate as to the Leased Property of such damaged Facility upon payment of the purchase price therefor and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property of such damaged Facility being held in trust by Lessor. In the event that this Lease shall terminate with respect to any damaged Facility in accordance with the terms hereof, such termination shall not affect the Term of this Lease with respect to the balance of the Facilities, and this Lease shall continue in full force and effect with respect to such other Facilities, except that the total monthly Minimum Rent payable hereunder shall be reduced by the amount of monthly Allocated Minimum Rent with respect to such damaged Facility as to which this Lease has so terminated.

         14.3 Reconstruction in the Event of Damage or Destruction Not Covered
              ----------------------------------------------------------------
by Insurance. If during the Term, any Facility is totally, materially or
------------
immaterially damaged or destroyed from a risk not covered by the insurance described in Article XIII; whether or not such damage or destruction renders such Facility Unsuitable for Its Primary Intended Use, Lessee shall restore such Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease with respect to such damaged Facility.

         14.4 Lessee's Property. All insurance proceeds payable by reason of any
              -----------------
loss of or damage to any of Lessee's Personal Property or any Capital Additions financed by Lessee shall be paid to Lessee, and Lessee shall hold such insurance proceeds in trust to pay the cost of repairing or replacing damaged Lessee's Personal Property or Capital Additions financed by Lessee.

         14.5 Restoration of Lessee's Property. If Lessee is required or elects
              --------------------------------
to restore any damaged Facility as provided in Section 14.2 or 14.3, Lessee shall also restore all alterations and improvements made by Lessee, Lessee's Personal Property and all Capital Additions financed by Lessee.

         14.6 Abatement of Rent. This Lease shall remain in full force and
              -----------------
effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during the first twelve
(12) months of any period required for repair and restoration with respect to any Facility. Thereafter, payments of Minimum Rent shall be abated as provided in Section 5.2.

         14.7 Waiver. Lessee hereby waives any statutory rights of termination
              ------
which may arise by reason of any damage or destruction of the Facility which Lessor is obligated to restore or may restore under any of the provisions of this Lease.

                                  ARTICLE XV.

          15.  Condemnation.
               ------------

          15.1 Parties' Rights and Obligations. If during the Term there is any
               -------------------------------
taking of all or any part of the Leased Property of any Facility or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article XV.

          15.2 Total Taking. If the Leased Property of any Facility is totally
               ------------
taken by Condemnation, this Lease as to the Leased Property of such Facility shall terminate as of the day before the Date of Taking.

          15.3 Partial Taking. If a portion of the Leased Property of any
               --------------
Facility is taken by Condemnation, this Lease shall remain in effect with respect to such Facility if such Facility is not thereby rendered Unsuitable for Its Primary Intended Use, but if such Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate with respect to such Facility on the Date of Taking. If as the result of any such partial taking by Condemnation, this Lease is not terminated with respect to any such Facility as provided above, Lessee shall be entitled to abatement of Minimum Rent with respect to such Facility affected by such Condemnation as provided in Section 5.2.

          15.4 Restoration; No Effect on Other Facilities. If there is a partial
               ------------------------------------------
taking by Condemnation of the Leased Property of any Facility and this Lease remains in full force and effect with respect to such Facility pursuant to
Section 15.3, Lessor shall make available to Lessee the portion of the Award necessary and specifically identified for restoration of the Leased Property of such Facility and any Capital Additions thereon and Lessee shall accomplish all necessary restoration whether or not the amount provided by the Condemnor for restoration is sufficient. Notwithstanding anything in this Lease to the contrary, in the event that this Lease shall terminate with respect to any Facility by reason of a taking by Condemnation as provided in this Article XV, such termination shall not affect the Term of this Lease with respect to the balance of the Facilities, and this Lease shall continue in full force and effect with respect to such other Facilities, except that the total monthly Minimum Rent payable hereunder shall be reduced by the amount of monthly Allocated Minimum Rent with respect to such Facility as to which this Lease has so terminated by reason of such Condemnation.

          15.5 Award - Distribution.  The entire Award shall belong to and be
               --------------------
paid to Lessor, except that, subject to the rights of the Facility Mortgagees, Lessee shall be entitled to receive from the Award with respect to any Facility, if and to the extent such Award specifically includes such item, lost profits value and moving expenses, provided, that in any event Lessor shall receive from the Award with respect to such Facility, subject to the rights of the Facility Mortgagees, no less than the greater of (a) the Fair Market Value of the Leased Property of such Facility prior to the institution of the Condemnation or (b) the Minimum Repurchase Price with respect to such Facility.

          15.6 Temporary Taking. The taking of the Leased Property of any
               ----------------
Facility, or any part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Lease shall remain in full force and effect except that the monthly Allocated Minimum Rent payable hereunder with respect to such Facility shall be abated or reduced during such period of taking as provided in Section 5.2.

                                 ARTICLE XVI.

               16.1  Events of Default. Any one or more of the following shall
                     -----------------
constitute an "Event of Default":

                     (a) a default shall occur under any New Lease hereafter with or in favor of Lessor or any Affiliate of Lessor and made by or with Lessee or any Affiliate of Lessee where the default is not cured within any applicable grace period set forth therein, or

                     (b) Lessee shall fail to make payment of the Rent payable by Lessee under this Lease when the same becomes due and payable and such failure is not cured by Lessee or Guarantor within a period of twenty (20) days after receipt by Lessee of notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law, or

                     (c) Lessee shall fail to observe or perform any other term, covenant or condition of this Lease not specifically provided for in this
     Section 16.1 and such failure is not cured by Guarantor or Lessee within a period of thirty (30) days after receipt by Lessee of notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessee or Guarantor proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law, or

                     (d) Lessee or Guarantor shall:

                         (i) admit in writing its inability to pay its debts generally as they become due,

                         (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

                         (iii) make an assignment for the benefit of its creditors,

                         (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

                         (v)     file a petition or answer seeking
          reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof.

           (e) Lessee or Guarantor shall, on a petition in bankruptcy filed against it, be adjudicated a bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Lessee or Guarantor, as the case may be, a receiver of Lessee or Guarantor or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of the Lessee or Guarantor under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within 60 days from the date of the entry thereof, or

           (f) Lessee or Guarantor shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all its assets, unless otherwise expressly permitted or consented to by Lessor in accordance with the provisions of Article XXV, or

           (g) the estate or interest of Lessee in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or 30 days after receipt by Lessee of notice thereof from Lessor, (unless Lessee shall be contesting such lien or attachment in good faith in accordance with Article XII hereof), or

           (h) the occurrence of any Transfer, unless otherwise expressly permitted or consented to by Lessor in accordance with the provisions of
     Article XXV, or

           (i) if, except as expressly permitted pursuant to the terms of this Lease, Lessee ceases to operate the Leased Property of any Facility and all improvements thereon for any reason whatsoever for its Primary intended Use
     (i) for more than five (5) consecutive days during the last twenty-four
     (24) months of the Term at any time, and (ii) for more than thirty (30) consecutive days during any other period during the Term, unless such Facility cannot with due diligence and best efforts be reopened for operation in accordance with its Primary Intended Use within such thirty
     (30) day period, in which case such cessation during any such period shall not be deemed an Event of Default if Lessee or Guarantor proceed promptly and with due diligence and best efforts to reopen the same and in any event cause such Facility to be reopened for its Primary Intended Use on or before the earlier of (A) 180 days after the initial closure thereof and
     (B) twenty-four (24) months prior to the expiration of the then current Term, or

           (j) there shall occur a final unappealable determination by any federal, state or local authority(ies) terminating or revoking Lessee's or any Facility's applicable licenses, authorizations, certifications (other than Medicare or Medicaid) or approvals needed to use and operate such Facility for its Primary Intended Use in accordance with all Legal Requirements and Insurance Requirements, including any applicable healthcare licenses or certificates of need, or

           (k) except as provided in Section 7.2.6, Lessee shall voluntarily withdraw from the Medicaid or Medicare programs with respect to any Facility or shall otherwise voluntarily reduce the number of beds at any Facility as to which certification for reimbursement under the Medicaid or Medicare programs are available, or

           (l) any federal, state or local authority(ies) at any time terminates, revokes or decertifies Lessee's or any Facility's applicable certification to operate as a Medicaid or Medicare provider and, within one hundred eighty (180) days following such action, but in no event later than one hundred eighty (180) days prior to the expiration of the applicable Term with respect to such Facility, Lessee fails to have such certification fully restored, or

           (m) except as provided in Section 7.2.6. or in connection with a partial or total casualty or Condemnation of any Facility, (i) any local, state or federal agency having jurisdiction over any Facility removes Ten Percent (10%) or more of the patients or residents in such Facility, (ii) any local, state or federal agency having jurisdiction over such Facility reduces the number of licensed beds for such Facility by more than Ten Percent (10%) in the aggregate from that number set forth on Exhibit B
                                                                  ---------
     attached hereto, less the total number of licensed beds voluntarily removed
                      ----
     pursuant to Section 7.2.6(c) above, (iii) Lessee voluntarily reduces the number of licensed beds for any Facility from that number set forth on Exhibit B attached hereto or (iv) Lessee voluntarily removes from service
     ---------
     (so-called "bed banking") any licensed beds for any Facility, or

           (n)   any default shall occur under any Guaranty.

          Lessee will, to the extent permitted by law, pay as Additional Charges all costs and expenses incurred by or on behalf of Lessor, including, without limitation, reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder.

          No Event of Default (other than a failure to make payment of money) shall be deemed to exist under clause (c) during any time the curing thereof is prevented by an Unavoidable Delay provided that upon the cessation of such Unavoidable Delay, Lessee shall remedy such default without further delay. In addition, no Event of Default shall be deemed to exist in connection with a licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim during the time Lessee is contesting by appropriate legal proceedings conducted in good faith and with due diligence such licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim in strict accordance with the provisions of Article XII hereof.

          16.2 Certain Remedies. If an Event of Default shall have occurred,
               ----------------
Lessor may terminate this Lease with respect to any one or more (including all, if so elected by Lessor) of the Facilities by giving Lessee notice of such termination and the Term shall terminate and all rights of Lessee under this Lease shall cease with respect to all such Facilities as to which Lessor has elected to so terminate this Lease. Lessor shall have all rights at law and in equity available to Lessor as a result of any Event of Default. Lessee shall pay as Additional Charges all costs and expenses incurred by or on behalf of Lessor, including reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder. If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated with respect to any one or more (including all, if so elected by Lessor) of the Facilities pursuant to this Section 16.2, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor possession of the Leased Property of all of the Facilities and any Capital Additions as to which Lessor has so elected to terminate this Lease and quit the same and Lessor may enter upon and repossess the Leased Property of such Facility(ies) and any Capital Additions by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any of Lessee's Personal Property from the Leased Property of any such Facility(ies) and any Capital Additions, subject, however, to rights of any residents or patients under applicable Legal Requirements. Lessor shall use reasonable, good faith efforts to relet the Leased Property of any such Facility and to otherwise mitigate Lessor's damages.

          16.3 Damages. (i) The termination of this Lease with respect to any
               -------
one or more (including all, if so elected by Lessor) of the Facilities and any Capital Additions; (ii) the repossession of the Leased Property of any one or more (including all, if so elected by Lessor) of the Facilities and any Capital Additions; (iii) the failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property of any Facility; (iv) the reletting of all or any portion of the Leased Property of any Facility; or (v) the failure or inability of Lessor to collect or receive any rentals due upon any such reletting, shall not relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any such termination occurs, Lessee shall forthwith pay to Lessor all Rent (including all monthly Allocated Minimum Rent) due and payable with respect to the Leased Property of each such Facility as to which this Lease has terminated to and including the date of such termination. Thereafter, following any such termination, Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for an Event of Default by Lessee with respect to each Facility (including all, if applicable) as to which this Lease has been so terminated, the sum of:

               (a) the worth at the time of award of the unpaid Rent (including all monthly Allocated Minimum Rent) which had been earned at the time of termination with respect to such Facility,

               (b) the worth at the time of award of the amount by which the unpaid Rent (including all monthly Allocated Minimum Rent) which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided with respect to such Facility,

               (c) the worth at the time of award of the amount by which the unpaid Rent (including all monthly Allocated Minimum Rent) for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided with respect to such Facility, plus

               (d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom with respect to such Facility.

     As used in clauses (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the Overdue Rate. As used in clause (3) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus One Percent (1%).

          Alternatively, if Lessor does not elect to terminate this Lease with respect to any one or more (including all, if applicable) Facilities, then Lessee shall pay to Lessor, at Lessor's option, as and for agreed damages for such Event of Default without termination of Lessee's right to possession of the Leased Property of such Facility(ies), each installment of said Rent (including the monthly Allocated Minimum Rent) and other sums payable by Lessee to Lessor under this Lease as the same becomes due and payable with respect to the Leased Property of each such Facility, together with interest at the Overdue Rate from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease.

          Notwithstanding anything in this Lease to the contrary, in the event that this Lease shall be terminated by Lessor with respect to any Facility by reason of an Event of Default, such termination shall not affect the applicable Term of this Lease with respect to the balance of the Facilities not so terminated by Lessor, and this Lease shall continue in full force and effect with respect to each such other Facility, except that the total monthly Allocated Minimum Rent payable hereunder shall be reduced by the amount of monthly Allocated Minimum Rent as to which this Lease has so terminated, subject, however, to Lessor's right to recover damages with respect to any such Facility as to which this Lease has been so terminated as provided in this
Article XVI.

          16.4  Lessee's Obligation to Purchase. Upon the occurrence of a Put
                -------------------------------
Event with respect to any Facility, Lessor shall be entitled to require Lessee to purchase the Leased Property of any such Facility on the first monthly Minimum Rent Payment Date occurring not less than thirty (30) days after the date specified in a notice from Lessor requiring such purchase for an amount equal to the greater of (i) the Fair Market Value Purchase Price of such Facility, or (ii) the Minimum Repurchase Price of such Facility, plus, in either event, all Rent then due and payable (excluding the installment of monthly Allocated Minimum Rent due on the purchase date) with respect to such Facility as of the date of purchase. If Lessor exercises such right, Lessor shall convey to Lessee the Leased Property of such Facility on the date fixed therefor in accordance with the provisions of Article XVIII upon receipt of the purchase price therefor and this Lease shall thereupon terminate with respect to the Leased Property of such Facility. Any purchase by Lessee of the Leased Property of a Facility pursuant to this Section shall be in lieu of the damages specified in Section 16.3 with respect to such Facility.

          16.5  Waiver.  If Lessor initiates judicial proceedings or if this
                ------
Lease is terminated by Lessor pursuant to this Article with respect to any one or more (including all, if applicable) of the Facilities, Lessee waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

          16.6  Application of Funds. Any payments received by Lessor under any
                --------------------
of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Lessor rather than Lessee due to the existence of an Event of Default) shall be applied to Lessee's obligations in the order which Lessor may determine or as may be prescribed by the laws of the State.

          16.7  [Intentionally Omitted]
                -----------------------

          16.8  [Intentionally Omitted]
                -----------------------

                                 ARTICLE XVII.

          17.  Lessor's Right to Cure Lessee's Default. If Lessee shall fail to
               ---------------------------------------
make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in
Section 16.1, Lessor, after notice to and demand upon Lessee, and without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property of any Facility for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                ARTICLE XVIII.

          18.  Provisions Relating to Purchase of Leased Property. In the event
               --------------------------------------------------
Lessee purchases the Leased Property of any Facility from Lessor pursuant to any of the terms of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price therefor, together with full payment of any unpaid Rent (including all monthly Allocated Minimum Rent) due and payable with respect to such Facility for any period ending on or before the date of the purchase, deliver to Lessee an appropriate special warranty deed or other similar conveyance conveying the entire interest of Lessor in and to the Leased Property of such Facility to Lessee free and clear of all encumbrances other than (i) those that Lessee has agreed hereunder to pay or discharge, (ii) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to, (iii) the Permitted Exceptions and (iv) any other Fee Encumbrances permitted to be imposed on the Leased Property of such Facility under the provisions of Section 38.1 which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee. The difference between the applicable purchase price and the total of any indebtedness of Lessor (including any Fee Encumbrances created by Lessor) assumed or taken subject to shall be paid in cash to Lessor or as Lessor may direct, in federal or other immediately available funds except as otherwise mutually agreed by Lessor and Lessee. Closing of any such sale shall be contingent upon and subject to Lessee obtaining all required governmental consents and approvals for such transfer and if such sale shall fail to be consummated by reason of the inability of Lessee to obtain all such approvals and consents, any options to extend the Term of this Lease which otherwise would have expired during the escrow period to such proposed sale shall be deemed to remain in effect for 30 days after termination of the escrow or other arrangement covering the closing of such proposed sale. All expenses of such conveyance, including recording fees, the cost of title examination or standard coverage title insurance, if reasonably required under the circumstances then existing, attorneys' fees incurred by Lessor in connection with such conveyance and release, and transfer taxes, shall be split equally between Lessor and Lessee, except that such expenses and charges shall be paid solely by Lessee in the case of a sale pursuant to Section 16.4.

          Notwithstanding anything to the contrary in this Lease, in the event that Lessee purchases the Leased Property of any Facility from Lessor pursuant to any of the terms of this Lease, Lessor may elect to sell the Leased Property of such Facility to Lessee in the form of a tax-deferred exchange pursuant to
Section 1031 of the Code ("1031 Exchange"), either as a simultaneous exchange or a non-simultaneous (i.e., either a so-called "Starker deferred exchange" or a "reverse Starker deferred exchange"). In the event that Lessor shall so elect, Lessor shall give written notice to Lessee of such election. Lessee shall fully cooperate with any such 1031 Exchange, including executing and delivering additional documents requested or approved by Lessor; provided, that Lessee shall not be required to incur any additional costs or liabilities or financial obligation as a consequence of any of the foregoing exchange transactions nor shall the same delay the closing.

                                 ARTICLE XIX.

          19.1  Renewal Terms. Provided that no Event of Default has occurred
                -------------
and is continuing, either at the date of exercise or upon the commencement of an applicable Extended Term (as hereunder defined), then Lessee shall have the right to renew this Lease with respect to the Leased Property of all (but not less than all) of those Facilities within each Renewal Group then being leased by Lessee hereunder for three (3) five-year renewal terms (each, an "Extended Term"), upon (i) giving written notice to Lessor of such renewal not less than twelve (12) months and not more than eighteen (18) months prior to the expiration of the then current applicable Term for such Renewal Groups and (ii) delivering to Lessor concurrent with such notice a reaffirmation of the Guaranty(ies) executed by Guarantors stating, in substance, that Guarantor's(s') obligations under the Guaranty(ies) shall extend to this Lease, as extended by the applicable Extended Term. During each applicable Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect except that the monthly Allocated Minimum Rent for each Facility for and during the first (1/st/) Lease Year of such Extended Term shall be determined pursuant to Section 3.1(b) hereof.

          Notwithstanding anything to the contrary in this Section 19.1 or elsewhere in this Lease, the following shall apply:

               (a) Lessor, in its sole discretion, may waive the condition to Lessee's right to renew this Lease with respect to any Renewal Group that no Event of Default has occurred and be continuing, and the same may not be used by Lessee as a means to negate the effectiveness of Lessee's exercise of its renewal right for any such Extended Term.

               (b) If, following Lessee's exercise of a renewal option for an Extended Term with respect to any Renewal Group, Lessor and Lessee are unable to agree upon the monthly Allocated Minimum Rent payable for each Facility within such Renewal Group for the first (1/st/) Lease Year of such Extended Term, either Lessor or Lessee may cause the commencement of the appraisal procedures pursuant to Article XXXV for purposes of determining the monthly Fair Market Rental and the monthly Fair Market Midpoint Rental of each Facility within such Renewal Group for such Lease Year; provided, however, that in no event may either party commence such appraisal procedures more than fifteen (15) months prior to the expiration of the then applicable Term for such Renewal Group.

               (c) In the event that Lessee timely and properly exercises a renewal option for a Renewal Group in accordance with the provisions of this Section 19.1 and the total monthly Fair Market Midpoint Rental for such Facilities within such Renewal Group for such Extended Term as determined by the appraisal procedures set forth in Article XXXV exceeds the total monthly Allocated Minimum Rent payable for such Facilities within such Renewal Group for the last Lease Year of the prior Term, then, in such event, Lessee shall have the option to revoke its exercise of such renewal option with respect to such Renewal Group. Such right of revocation with respect to any previously exercised renewal option shall be exercised, if at all, by written notice from Lessee to Lessor given at anytime within thirty (30) days following the date of final determination of the total monthly Allocated Minimum Rent for the applicable Renewal Group for the first Lease Year of the applicable Extended Term (pursuant to such appraisal procedure). Failure of Lessee to exercise such right of revocation within the time and in the manner herein provided shall be deemed an irrevocable waiver by Lessee of such revocation right with respect to such Renewal Group for the applicable Extended Term. In addition, in no event shall Lessee have the right to revoke the exercise of a renewal option for a Renewal Group if either (i) the total monthly Allocated Minimum Rent payable for the Facilities within such Renewal Group for the first (1/st/) Lease Year of such Extended Term is equal to the total monthly Allocated Minimum Rent payable for such Facilities within such Renewal Group for the last Lease Year of the prior Term or if Lessor and Lessee otherwise mutually agree upon the total monthly Allocated Minimum Rent payable for the Facilities within such Renewal Group for the first (1/st/) Lease Year of such Extension Term.

               (d) In the event that Lessee shall be entitled to and shall exercise its right of revocation within the time and in the manner provided in subsection (c) above with respect to a renewal option for any Renewal Group, and such right of revocation is exercised less than one (1) year prior to the expiration of the then current Term for such Renewal Group, then upon exercise of such right of revocation the then current Term of the Lease with respect to such Renewal Group shall be automatically extended to midnight of the first (1/st/) anniversary of the effective date of Lessee's revocation of such renewal option for such Renewal Group.

               (e) In the event that Lessee fails to exercise a renewal option for any Renewal Group within the time and manner herein provided or if, following a timely and proper exercise thereof, Lessee shall revoke and terminate the same pursuant to and in accordance with the provisions of subsection (c) above, then, in either such event, all of Lessee's remaining renewal option(s) with respect to such Renewal Group shall be deemed irrevocably waived and terminated.

          19.2  Lessor's Rights of Short-Term Renewal. In addition to any
                -------------------------------------
automatic extension of any applicable Term as provided in clause (d) of Section
19.1 above, in order to facilitate the transfer of the operations of any Facility to a third party and/or to locate a replacement lessee, Lessor shall have the one time right to extend the applicable Term of this Lease with respect to any one or more (including all, if Lessor so elects) of the Facilities within any Renewal Group for up to six (6) months. Such right of extension shall be exercised by Lessor, if at all, by written notice from Lessor to Lessee given not less than ninety (90) days prior to the expiration of the applicable Term and stating the date through which Lessor is extending the Term of this Lease with respect to any such applicable Facility(ies) (which date shall not be later than six (6) months after the originally scheduled expiration date). In the event that Lessor shall exercise such right of extension, all of the terms and conditions of this Lease shall continue in full force and effect with respect to each such Facility as to which Lessor has elected to so extend the applicable Term pursuant to this Section 19.2 and Lessee shall continue to pay all Rent due and payable with respect to each such Facility as provided hereunder, except that during such extension period monthly Allocated Minimum Rent with respect to each such Facility shall be equal to the following applicable percentages of the month Allocated Minimum Rent in effect with respect to each such Facility upon the expiration of the originally scheduled applicable Term (as the same may have been extended pursuant to clause (d) of Section 19.1):

               (A) for the first (1/st/) month of any such extension period, One Hundred Percent (100%);

               (B) for the second (2/nd/) month of any such extension period, Ninety Percent (90%);

               (C) for the third (3/rd/) month of any such extension period, Eighty Percent (80%);

               (D) for the fourth (4/th/) month of any such extension period, Seventy Percent (70%);

               (E) for the fifth (5/th/) month of any such extension period, Sixty Percent (60%); and

               (F) for the sixth (6/th/) month of any such extension period, Fifty Percent (50%).

Provided, however, that (i) in no event shall Lessee be required to pay monthly Allocated Minimum Rent for any month during such extension period for any such Facility in an amount which exceeds the monthly fixed rent which any replacement operator, if any, has agreed (either in a written lease or in a signed letter of intent or term sheet) to pay for such Facility upon commencement of the term of such new proposed lease, and (ii) in the event that with respect to any Facility the payment by Lessee to Lessor of the applicable monthly Allocated Minimum Rent for such Facility as determined above for any month during such extension period would cause Lessee to incur out-of-pocket operating losses and expenses for such Facility, then the applicable monthly Allocated Minimum Rent as determined above for such Facility for the applicable month(s) shall be further reduced (but in no event less than zero (-0-)) to that amount so that Lessee does not incur out-of-pocket operating losses or expenses for such Facility, or if such monthly Allocated Minimum Rent for such Facility has been reduced to zero (-0-) for any month, so as to minimize the out-of-pocket funding by Lessee of such operating losses and expenses for such Facility. In the event that Lessee determines in good faith that Lessee will incur any operating losses and expenses with respect to any Facility at any time prior to or during any such extension period, Lessee and Lessor shall agree in good faith as to the estimated amount of monthly Allocated Minimum Rent, if any, to be paid by Lessee for each month during such extension period. Promptly following the termination of this Lease following any such extension period the parties shall in good faith reconcile the amount paid by Lessee on account of such monthly Allocated Minimum Rent during such period for each such Facility with the actual amount owed on account thereof for such period. Any overpayment shall be returned to Lessee by Lessor and any underpayment shall be paid by Lessee to Lessor in either case within ten (10) days following the final reconciliation of the same. In the event that Lessor has not entered into any such new lease, letter of intent or term sheet with a replacement operator for any such Facility as described in clause (i) above, then the foregoing percentages set forth in clauses (A) through (F) above shall be applicable.

          Notwithstanding anything to the contrary herein, Lessor shall have the right to terminate this Lease with respect to any such applicable Facility during any such extension period upon not less than twenty (20) days prior written notice to Lessee if Lessor has identified a Qualified Successor Operator to take over the operations of such Facility and such Qualified Successor Operator holds (or will hold upon Lessee's surrender and vacation of such Facility) all necessary licenses, permits, authorizations and certifications necessary to operate such Facility for its Primary Intended Use; provided further, however, that if Lessor shall terminate any such extension period upon less than seventy (70) days written notice to Lessee, then Lessor shall reimburse Lessee for any and all actual costs and liabilities that are incurred by Lessee in connection with the employment by Lessee of its employees by virtue of Lessee's delayed compliance with the WARN Act. In the event that Lessor shall terminate any such extension period upon not less than seventy (70) days written notice, Lessor shall promptly (but in any event within three (3) Business Days after Lessee's receipt of Lessor's notice of termination) serve upon its employees any notice required under the WARN Act. In such event, this Lease, as previously extended, shall terminate with respect to any such Facility upon the date specified in Lessor's notice of termination.

          19.3  Early Termination of a Facility by Reason of Economic
                -----------------------------------------------------
Discontinuance on the Leased Property.
-------------------------------------

               (a) If, in the good faith judgment of Lessee, the Leased Property of any Facility becomes uneconomic or Unsuitable for its Primary Intended Use and Lessee will discontinue such use within a period of six months after the date of the Officer's Certificate hereinafter referred to and will not use the Leased Property of such Facility for any of the purposes described in
          Section 7.2 within one year thereafter, all as set forth in an Officer's Certificate delivered to Lessor, Lessee, if no Event of Default shall have occurred and be continuing, may, at any time after the Commencement Date, give Lessor notice of termination of this Lease as to the Leased Property of such Facility accompanied by an offer to purchase the Leased Property on the first Minimum Rent Payment Date (the "Economic Termination Purchase Date") occurring not less than one hundred twenty (120) days after the date of such offer, for a purchase price equal to the greater of (i) the Fair Market Value Purchase Price for such Facility or (ii) the applicable Minimum Repurchase Price for such Facility.

               (b) If Lessor accepts such offer, or fails to reject the same by written notice given not less than thirty (30) days prior to the Economic Termination Purchase Date, Lessor shall, upon receipt from Lessee of the purchase price provided for above and any Rent due and payable under this Lease (excluding the installment of the monthly Allocated Minimum Rent due for such Facility on the Economic Termination Purchase Date), convey the Leased Property of such Facility to Lessee on the Economic Termination Purchase Date in accordance with the provisions of Article XVIII and this Lease shall thereupon terminate with respect to the Leased Property of such Facility.

               (c) If Lessor rejects Lessee's offer to purchase the Leased Property of such Facility by written notice given not less than thirty
          (30) days prior to the Economic Termination Purchase Date, and Lessee does not withdraw its offer to purchase the Leased Property within ten
          (10) days after Lessor so rejects Lessee's said offer, this Lease shall terminate as to the Leased Property of such Facility on the Economic Termination Purchase Date, provided, no Event of Default shall have occurred and be continuing.

               (d) Upon completion of the purchase of the Leased Property of such Facility or the termination of the Lease as to the Leased Property of such Facility, as the case may be, no Rent shall thereafter accrue under this Lease with respect to the Leased Property of such Facility; provided, however, that no such purchase or termination shall affect the Term of this Lease with respect to the balance of the Facilities, and this Lease shall continue in full force and effect with respect to such other Facilities, except that the total monthly Minimum Rent payable hereunder shall be reduced by the amount of monthly Allocated Minimum Rent with respect to such Facility so purchased or as to which this Lease has so terminated.

                                  ARTICLE XX.

          20.  Holding Over. Except as provided in Section 19.2, if Lessee shall
               ------------
for any reason remain in possession of the Leased Property of any Facility after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant during which time Lessee shall pay as rental each month, (i) One Hundred Fifty Percent (150%) of the monthly Allocated Minimum Rent payable with respect to such Facility with respect to the last Lease Year of the preceding Term; (ii) all Additional Charges accruing during the month and (iii) all other sums, if any, payable by Lessee pursuant to the provisions of this Lease with respect to the Leased Property of such Facility; provided, however, during any period in which Lessee shall remain in possession of the Leased Property of any Facility at the express written request of Lessor (other than pursuant to Section 19.2 above) in order to continue operations thereon and to facilitate the orderly transfer of operations of such Facility to a new operator pursuant to Section
40.6 or otherwise, clause (i) above shall not apply and in lieu thereof, Lessee shall pay during such period the monthly Allocated Monthly Minimum Rent for such Facility in such amounts as Lessor and Lessee may reasonably and in good faith agree in writing. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                 ARTICLE XXI.

          21.  Memorandum of Lease. Lessor and Lessee shall, promptly upon the
               -------------------
request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of each County and State. Lessee shall pay all costs and expenses of recording any such memorandum and shall fully cooperate with Lessor in removing from record any such memorandum upon the expiration or earlier termination of the Term.

                                 ARTICLE XXII.

          22.  Sale of Real Estate Assets. Notwithstanding any other provision
               --------------------------
of this Lease, Lessor shall not be required to sell or transfer the Leased Property of any Facility, or any portion thereof, which is a real estate asset as defined in Section 856(c)(5)(B) of the Code, to Lessee if Lessor's counsel advise Lessor that such sale or transfer may not be a sale of property described in Section 857(b)(6)(C) of the Code. If Lessor determines not to sell such property pursuant to the above sentence, Lessee's right, if any, to purchase any or all of such property shall continue and be exercisable at such time as the transaction, upon the advice of Lessor's counsel, would be a sale of property described in Section 857(b)(6)(C) of the Code.

                                ARTICLE XXIII.

          23.  Risk of Loss. During the Term of this Lease, the risk of loss or
               ------------
of decrease in the enjoyment and beneficial use of the Leased Property of each Facility in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and, in the absence of gross negligence, willful misconduct or breach of this Lease by Lessor pursuant to Section 38.2, Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section shall entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

                                 ARTICLE XXIV.

          24.  General Indemnification. Notwithstanding the existence of any
               -----------------------
insurance required to be maintained by Lessee hereunder or otherwise maintained by Lessee, and without regard to the policy limits of any such insurance, Lessee will protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property of any Facility or adjoining sidewalks, including any claims of malpractice, (b) any use, misuse, non-use, condition, maintenance or repair by Lessee of the Leased Property of any Facility, (c) any Impositions (which are the obligations of Lessee to pay pursuant to the applicable provisions of this Lease), (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property of any Facility to be performed by the landlord (Lessee) thereunder. Any amounts which become payable by Lessee under this Section shall be paid within ten (10) days after liability therefor on the part of Lessee is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit. Nothing herein shall be construed as indemnifying Lessor against its own negligent acts or omissions or willful misconduct. It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnification obligations.

          Lessor shall indemnify, save harmless and defend Lessee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee as a result of the gross negligence or willful misconduct of Lessor.

          Lessee's or Lessor's liability for a breach of the provisions of this Article arising during the Term hereof shall survive any termination of this Lease.

                                 ARTICLE XXV.

          25.  Transfers.
               ---------

          25.1  Prohibition. Except as expressly provided in Sections 25.9,
                -----------
25.10 and 25.11 below, Lessee shall not, without Lessor's prior written consent, which may be withheld in Lessor's sole and absolute discretion, either directly or indirectly or through one or more step transactions or tiered transactions, voluntarily or by operation of law, (i) assign, convey, sell, pledge, mortgage, hypothecate or otherwise encumber, transfer or dispose of all or any part of this Lease or Lessee's leasehold estate hereunder (other than Occupancy Arrangements which are not Master Subleases), (ii) Master Sublease all or any part of the Leased Property of any Facility and/or any Capital Additions, or (iii) enter into a Master Management Engagement for all or any part greater than Ten Percent (10%) of the Leased Property of any Facility and/or any Capital Additions, (each of the aforesaid acts referred to in clauses (i) through (iii) being referred to herein as a "Transfer"). For purposes of this Lease, a "Transfer" shall also be deemed to include, and, except as expressly provided in Sections 25.9, 25.10 and 25.11, Lessor's prior written consent shall be required in connection with, which consent may be withheld in Lessor's sole and absolute discretion, (x) any transaction which results, directly or indirectly or through one or more step transactions or tiered transactions, voluntarily or by operation of law, in a Change of Control of Lessee or any Controlling Person or any Change of Control of Kindred Healthcare, Inc. or (y) any Material Asset Transfer involving Lessee, any Controlling Person or Kindred Healthcare, Inc. Any Occupancy Arrangement with respect to more than Ten Percent (10%) of any Facility in the aggregate to any Person and/or its Affiliates, directly or indirectly, or through one or more step transactions or tiered transactions, shall be deemed to be a "Master Sublease" hereunder with respect to such Facility. Any engagement of the services of any Person and/or its Affiliate for the management or operation of more than Ten Percent (10%) of any Facility in the aggregate, whether directly or indirectly, or through one or more tiered transactions, shall be deemed a "Management Engagement" hereunder with respect to such Facility. For any Occupancy Arrangement or management engagement transaction not requiring the consent of Lessor hereunder (i.e., an Occupancy Arrangement not constituting a Master Sublease or a management engagement not constituting a Master Management Engagement, as the case may be), Lessee shall, within ten (10) days of entering into any such Occupancy Arrangement or management engagement, notify Lessor of the existence of such Occupancy Arrangement or management engagement, as the case may be, and the identity of the Occupant or Person and supply Lessor with a copy of the agreement relating to such Occupancy Arrangement or management engagement, as the case may be, and any other related documentation, materials or information reasonably requested by Lessor.

          25.2  Consent.
                -------

                25.2.1 Prior to any Transfer, Lessee shall first notify Lessor of its desire to do so and shall submit in writing to Lessor: (i) the name of the proposed Occupant, assignee, manager or other transferee. Lessor may, as a condition to granting such consent, which consent may be given or withheld in Lessor's sole and absolute discretion (except as provided in Sections 25.9, 25.10 and 25.11 below), and in addition to any other conditions imposed by Lessor, require that the obligations of any Occupant, assignee, manager or other transferee which is an Affiliate of another Person be guaranteed by its parent or Controlling Person and that any Guaranty of this Lease be reaffirmed by any Guarantor notwithstanding such Transfer.

                25.2.2 The consent by Lessor to any Transfer shall not constitute a consent to any subsequent Transfer or to any subsequent or successive Transfer. Any purported or attempted Transfer contrary to the provisions of this Article shall be void and, at the option of Lessor, shall terminate this Lease.

          25.3  Attornment and Related Matters. Any Occupancy Arrangement
                ------------------------------
(whether or not the same constitutes a Master Sublease) shall be expressly subject and subordinate to all applicable terms and conditions of this Lease and shall provide that Lessor, at its option and without any obligation to do so, may require any Occupant to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee, as sublessor, licensor or otherwise under such Occupancy Arrangement from the time of the exercise of such option to the termination of such Occupancy Arrangement and in such case Lessor shall not be liable for any prepaid rents, fees or other charges or for any prepaid security deposits paid by such Occupant to Lessee or for any other prior defaults of Lessee under such Occupancy Arrangement. In the event that Lessor shall not require such attornment with respect to any Occupancy Arrangement, then such Occupancy Arrangement shall automatically terminate upon the expiration or earlier termination of this Lease, including any early termination by mutual agreement of Lessor and Lessee. In addition, any such Occupancy Arrangement shall provide that in the event that the Occupant or other transferee receives a written notice from Lessor stating that an Event of Default has occurred or that an event or circumstance has occurred which with notice and/or passage of time would constitute an Event of Default, such Occupant or other transferee thereafter shall without further consent or instruction of Lessee pay all rentals accruing under such Occupancy Arrangement directly to Lessor or as Lessor may direct. Any such rentals collected from such Occupant or other transferee by Lessor shall be credited against the amounts owing by Lessee under this Lease in such order of priority as Lessor shall determine. Furthermore, any Occupancy Arrangement or other agreement regarding a Transfer shall expressly provide that the Occupant, assignee, manager or other transferee shall furnish Lessor with such financial, operational and other information about the physical condition of the applicable Facility, including the information required by
Section 25.2 herein, as Lessor may request from time to time. Any management engagement (whether or not the same constitutes a Master Management Agreement) shall also be expressly subject and subordinate to all applicable terms and conditions of this Lease and shall automatically terminate upon the expiration or earlier termination of this Lease, including a termination by mutual consent of Lessor and Lessee.

          25.4  Assignment of Lessee's Rights Against Occupant Under a Master
                -------------------------------------------------------------
Sublease. If Lessor shall consent to a Master Sublease, then the written
--------
instrument of consent, executed and acknowledged by Lessor, Lessee and the Occupant thereunder, shall contain a provision substantially similar to the following:

                (a) Lessee and such Occupant hereby agree that, if such Occupant shall be in default of any of its obligations under the Master Sublease, which default also constitutes an Event of Default by Lessee under this Lease, then Lessor shall be permitted to avail itself of all of the rights and remedies available to Lessee against such Occupant in connection therewith.

                (b) Without limiting the generality of the foregoing, Lessor shall be permitted (by assignment of a cause of action or otherwise) to institute an action or proceeding against such Occupant in the name of Lessee in order to enforce Lessee's rights under the Master Sublease, and also shall be permitted to take all ancillary actions (e.g., serve default notices and demands) in the name of Lessee as Lessor reasonably shall determine to be necessary.

                (c) Lessee agrees to cooperate with Lessor, and to execute such documents as shall be reasonably necessary, in connection with the implementation of the foregoing rights of Lessor.

                (d) Lessee expressly acknowledges and agrees that the exercise by Lessor of any of the foregoing rights and remedies shall not constitute an election of remedies, and shall not in any way impair Lessor's entitlement to pursue other rights and remedies directly against Lessee.

          25.5  Costs.  Lessee shall reimburse Lessor for Lessor's reasonable
                -----
costs and expenses incurred in conjunction with the processing and documentation of any request to Transfer, including attorneys', architects', engineers' or other consultants' fees whether or not such Transfer is actually consummated.


          25.6  No Release of Lessee's or Guarantor's Obligations. No Transfer
                -------------------------------------------------
whether or not consented to by Lessor shall relieve Lessee of its obligation to pay the Rent and to perform all of the other obligations to be performed by Lessee hereunder or the obligations of Guarantor under the Guaranty. The liability of Lessee named herein and any immediate and remote successor in interest of Lessee (i.e., by means of any Transfer), and the due performance of the obligations of this Lease on Lessee's part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease,
(ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease. If any Occupant, assignee, manager or other transferee defaults in any performance due hereunder, Lessor may proceed directly against the Lessee named herein and/or any immediate and remote successor in interest of Lessee without exhausting its remedies against such Occupant, assignee, manager or other transferee.

          25.7  REIT Protection. Anything contained in this Lease to the
                ---------------
contrary notwithstanding, (i) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the Occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the Occupant, assignee, manager or other transferee; (ii) Lessee shall not furnish or render any services to an Occupant, assignee, manager or other transferee; (iii) Lessee shall not consummate a Transfer with any Person in which Lessee or Lessor owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); and (iv) Lessee shall not consummate a Transfer with any Person or in any manner which could cause any portion of the amounts received by Lessor pursuant to this Lease or any Occupancy Arrangement to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or which could cause any other income of Lessor to fail to qualify as income described in Section 856(c)(2) of the Code.

          25.8  [Intentionally Omitted]
                -----------------------

          25.9   Public Offering/Public Trading. Notwithstanding anything to the
                 ------------------------------
contrary this Article XXV, Lessor's consent shall not be required in connection with (a) any sale or other transfer of any stock of Lessee or any Controlling Person(s) (including Kindred Healthcare Inc.) as a result of (i) a public offering of Lessee's or such Controlling Person's (including Kindred Healthcare, Inc.) stock pursuant to a firm commitment underwriting or a plan of distribution registered under the Securities Act, (ii) any offering of Lessee's or any Controlling Person's (including Kindred Healthcare, Inc.) stock pursuant to Rule 144 or Rule 144A of the Securities Act or (iii) any issuance of Lessee's or any Controlling Person's (including Kindred Healthcare, Inc.) stock for the benefit of employees or directors of such Persons pursuant to any formal employee stock plan or other employee benefit plan arrangement or plan for reinvestment of dividends of interest, in each case duly authorized by the Board of Directors of such Person and in each case , except as permitted by Section 25.11 below, so long as such sale or transfer of such stock does not result, directly or indirectly, in a Change of Control of such Person (or with respect to Kindred Healthcare, Inc., a Change in Control of Kindred Healthcare, Inc.). In addition, to the extent that the stock of Lessee or any such Controlling Person(s) (including Kindred Healthcare, Inc.) is listed for trading on any of the American Stock Exchange, New York Stock Exchange or other national securities exchange or the OTC Bulletin Board, or authorized for quotation on the NASDAQ National Market, the transfer or exchange of such stock over such exchange or market shall not be deemed a Transfer hereunder unless, except as permitted by
Section 25.11 below, the same (whether in one transaction or in any step or series of transactions) results, directly or indirectly, in a Change of Control of Lessee or any Controlling Person(s) or with respect to Kindred Healthcare, Inc. a Change of Control of Kindred Healthcare, Inc. (including pursuant to a tender or similar offer to acquire the outstanding and issued securities of Lessee or such Controlling Person(s)).

          25.10  Reasonable Consents for Master Subleases under Certain
                 ------------------------------------------------------
Circumstances.  Notwithstanding anything to the contrary in this Lease, Lessor
-------------
shall not unreasonably withhold its consent to a proposed Master Sublease of the Leased Property of one or more Facilities to a single Person (provided any other proposed Transfer shall require Lessor's consent in its sole discretion as provided in this Article XXV), so long as no more than five (5) Facilities listed on Exhibit B have been or will be Master Subleased in the aggregate to
          ---------
any Persons that are not Affiliates of Lessee or Guarantor and so long as the Occupant under such Master Sublease, as the case may be: (a) has a senior unsecured credit rating of not less than B1 from Standard and Poors Corporation or B+ from Moody's Investors Service; (b) has not less than four (4) years experience in operating skilled nursing care facilities in each State in which the Leased Property of the applicable Facility(ies) is located; (c) is a multi-facility operator (i.e., not less than fifteen (15) other facilities); (d) has a favorable operational reputation and neither such Occupant nor any of its Affiliates have within the previous twelve (12) month period prior to the effectiveness of such Master Sublease had any material healthcare licenses, permits, approvals or other authorizations (including any certificate to operate as a Medicare or Medicaid facility) material to the operation of a skilled nursing care facility terminated or revoked.

          25.11  Certain Permitted Transfers.
                 ---------------------------

                 25.11.1.  Affiliate Transactions. Notwithstanding anything to
                           ----------------------
the contrary contained in this Article XXV, but subject to the provisions of
Section 25.7 above, Lessor's
consent shall not be required in connection with any Master Sublease of the entire Leased Property of a Facility or an assignment of any Lessee's interest in this Lease with respect to the entire Leased Property of a Facility in each such case to an Affiliate of Kindred Healthcare, Inc., so long as in connection therewith, each of the following conditions is met:

               (a) In connection with such transaction, there is no change in the use of the Leased Property of such Facility from the Primary Intended Use, unless otherwise consented to by Lessor in accordance with the provisions of this Lease;

               (b) Any Master Subletting shall be subject to the provisions of Section 25.3 above;

               (c) In connection with any such assignment, such Affiliate-assignee shall assume the joint and several obligations of such Lessee hereunder pursuant to a written assumption agreement in form and substance reasonably acceptable to Lessor;

               (d) Neither the original Lessee nor Guarantors shall be released from any of their respective obligations under this Lease and the Guaranty, whether occurring prior to or after the effective date of such transaction, and if requested by Lessor, shall execute a written reaffirmation of the same in a form reasonably satisfactory to Lessor;

               (e) No Event of Default shall have occurred and be continuing hereunder as of the date that any such transaction is effective; and

               (f) Within ten (10) days after the effectiveness of such transaction, Lessee shall notify Lessor in writing of the occurrence of such event, the effective date thereof, the facts placing the same within the provisions of this Section 25.11.1. and any other change in the address for billings and notices to the Lessee pursuant to this Lease, accompanied by an executed copy of any Master Sublease or written assumption agreement as required pursuant to subsection (c) above.

               25.11.2.  Certain Other Transactions. Notwithstanding anything to
                         --------------------------
the contrary in this Article XXV, but subject to the provisions of Section 25.7 above, Lessor's consent shall not be required in connection with (1) a Change of Control of Lessee or of any Controlling Person or a Change in Control of Kindred Healthcare, Inc., including by reason of (x) a sale or transfer of all or substantially all of the outstanding capital stock of Kindred Healthcare, Inc. or a Material Asset Transfer of Kindred Healthcare, Inc., or (y) a merger, consolidation or stock exchange to which Kindred Healthcare, Inc. is a party,
(2) a Material Asset Transfer of Kindred Healthcare, Inc., other than its interests (whether direct or indirect) in Lessee and which does not effect a Change of Control of Lessee or (3) a spin-off transaction, i.e., a transaction, whether by a Material Asset Transfer of Kindred Healthcare, Inc. or any Controlling Person, or by sale of stock, partnership or membership interests, recapitalization, reorganization or otherwise, in any such case of all (but not less than all) of Kindred Healthcare, Inc.'s interests in Lessee, whether or not the same effects a Change in Control of Lessee, so long as each of the following conditions is met:

                (a) Following consummation of any such transaction, the ultimate Control of all entities comprising Lessee under this Lease shall at all times remain vested in a single Person or group of Affiliated Persons.

                (b) The Consolidated Net Worth of any Person which remains or becomes liable under this Lease, whether as the "Lessee" hereunder or as a Guarantor under the Guaranty (herein a "Responsible Lease Party"), following consummation of any transaction of the type described in this
     Section 25.11.3, as the case may be, shall be equal to or greater than (i) Seventy Percent (70%) of the average Consolidated Net Worth of Kindred Healthcare, Inc. for the twelve (12) month period immediately prior to the effectiveness of such transaction or (ii) $300 Million, whichever is greater, in each case as determined in accordance with GAAP; provided, however, that the foregoing Seventy Percent (70%) requirement shall be reduced to Fifty Percent (50%) so long as either (A) the resulting Consolidated Net Worth of any such Responsible Lease Party is equal to or greater than $450 Million, or (B) in the event the resulting Consolidated Net Worth of any such Responsible Lease Party is less than $450 Million, Lessee delivers or causes to be delivered concurrently with the closing of any such transaction a letter of credit meeting the requirements set forth in Article XLIII below; provided further, however, in no event shall the $300 Million requirement be reduced.

                (c) The Debt Ratio of any such Responsible Lease Party following consummation of any transaction of the type described in this
     Section 25.11.3, as the case may be, shall be no less than 7:1.

                (d) Except in the case of a transaction as to which a Responsible Lease Party assumes the obligations of Lessee under this Lease or Guarantor under the Guaranty as a matter of law, such Responsible Lease Party shall execute a written assumption of this Lease or Guaranty, as the case may be, in form and substance reasonably acceptable to Lessor and Lessor shall receive such legal opinions from counsel to such Responsible Lease Party as Lessor shall reasonably request.

                (e) No Event of Default shall have occurred and be continuing hereunder.

                (f) Not less than ten (10) days prior to any such transaction, Lessor shall receive the applicable information required by Section 25.2.1 with respect to such transaction and the proposed Responsible Lease Party resulting therefrom.

                                 ARTICLE XXVI.


          26.   Officer's Certificates and Financial Statements.
                -----------------------------------------------

          26.1  Officer's Certificate. At any time and from time to time upon
                ---------------------
not less than twenty (20) days' prior written request by either Lessor or Lessee (the "requesting party"), the other party (the "responding party") shall furnish to the requesting party an Officer's Certificate of the responding party certifying (i) that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect as modified and setting forth the modifications; (ii) the dates to which the Rent has been paid;
(iii) whether or not, to the actual knowledge of the responding party, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the responding party may have knowledge; and (iv) responses to such other questions or statements of fact as the requesting party, any ground or underlying lessor, any purchaser or any current or prospective Facility Mortgagee shall reasonably request. The responding party's failure to deliver such statement within such time shall constitute an acknowledgment by the responding party that (x) this Lease is unmodified and in full force and effect except as may be represented to the contrary by the requesting party; (y) the requesting party is not in default in the performance of any covenant, agreement or condition contained in this Lease; and (z) the other matters set forth in such request, if any, are true and correct. Any such certificate furnished pursuant to this Article may be relied upon by the requesting party and any current or prospective Facility Mortgagee, ground or underlying lessor or purchaser of the Leased Property of any Facility or any permitted assignee or sublessee of the leasehold estate created hereby.

          26.2  Statements. Lessee shall furnish the following statements
                ----------
to Lessor within thirty (30) days after Lessor's written request therefor, except for the statements required by subsections (a), (c), (e), (f) and (g) below, which shall be provided as and when required:

                (a) within 120 days after the end of the fiscal year of each of the following Persons, as applicable, a copy of (i) the audited Consolidated Financials of Kindred Healthcare, Inc. and its consolidated Subsidiaries as of the end of the most recent ended fiscal year, and related audited consolidated statements of income, changes in common stock and other stockholders' equity and changes in the financial position of Kindred Healthcare, Inc. and its consolidated Subsidiaries for such fiscal year, prepared in accordance with GAAP, such Consolidated Financial statements to be certified by nationally recognized certified public accountants; and (ii) if prepared and made available to creditors of Kindred Healthcare, Inc. or any other Guarantor and/or Lessee, audited (or if prepared, but unaudited and made available to other creditors, unaudited) Consolidated Financials of any such other Guarantor, Lessee and any other material Subsidiary of Kindred Healthcare, Inc. (i.e., a Subsidiary of Kindred Healthcare, Inc. which generates Fifteen Percent (15%) or more of the consolidated revenues of Kindred Healthcare, Inc.) and each of their consolidated Subsidiaries as of the end of the most recently ended fiscal year, and related audited (if prepared, but unaudited, unaudited) consolidated statements income, changes in common stock or membership interests and other stockholders' or members' equity and changes in the financial position of any such other Guarantor, Lessee and/or such a material Subsidiary of Kindred Healthcare, Inc. and their consolidated Subsidiaries for such fiscal year, prepared in accordance with GAAP;

                (b) an Officer's Certificate of Lessee stating that to the best of the signer's knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease, or if Lessee shall be in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

               (c) during the last eighteen (18) months of the Term, within thirty (30) days after the same are required to be submitted or delivered to the appropriate governmental agency for such Facility, all monthly consolidated financial reports Lessee produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for each Facility; and during all other periods during the Term, within thirty (30) days after the same are required to be submitted or delivered to the appropriate governmental agency for such Facility, all quarterly consolidated financial reports Lessee produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for each Facility for Lessee's most recently ended quarter;

               (d) within thirty (30) days after the same are required to be submitted or delivered to the appropriate governmental agency for such Facility, copies of the then most recent cost report for each Facility which is required to be filed or submitted with the appropriate governmental agency for such Facility;

               (e) within thirty (30) days after the same are required to be filed, copies of the most recent annual reports and of information, documents and other reports, or copies of such portions of any of the foregoing as the SEC may prescribe in connection therewith and which Lessee or Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934;

               (f) within thirty (30) days after receipt of the same, copies of all written communications received by Lessee from any regulatory agency relating to (i) surveys of any Facility for purposes of licensure, Medicare and Medicaid certification and accreditation (including plans of correction) and (ii) any proceeding, formal or informal, with respect to cited deficiencies with respect to services and activities provided and performed at any Facility, including patient and resident care, patient and resident activities, patient and resident therapy, dietary, medical records, drugs and medicines, supplies, housekeeping and maintenance, or the condition of any Facility. Within three (3) days of receipt of the same, copies of all written communications received by Lessee from any regulation agency and involving an actual warning, imposition of a fine or a penalty, or suspension, termination or revocation of any Facility's license to be operated in accordance with its Primary Intended Use;

               (g) to the extent the same has not already been provided to Lessor, within thirty (30) days following the receipt of the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Leased Property of any Facility or Lessee's use thereof; and

               (h) such other information respecting (i) the financial and operational condition and affairs of Lessee, any Guarantor and any Facility, (ii) the physical condition of the Leased Property of any Facility and any Capital Additions and (iii) any suspected assignment or deemed assignment of all or any portion of this Lease, including the then equity or voting ownership in Lessee or Guarantor, in each case as Lessor may reasonably request, in the form of a questionnaire or otherwise, from time to time.

                                 ARTICLE XXVII.

          27.  Lessor's Right to Inspect. Lessee shall permit Lessor and its
               -------------------------
authorized representatives to inspect the Leased Property of each Facility during usual business hours subject to any security, health, safety or confidentiality requirements of Lessee or any governmental agency or insurance requirement relating to the Leased Property of such Facility, or imposed by law or applicable regulations.

                                ARTICLE XXVIII.

          28.  No Waiver. No failure by Lessor or Lessee to insist upon the
               ---------
strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                 ARTICLE XXIX.

          29.  Remedies Cumulative. To the extent permitted by law, each legal,
               -------------------
equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee or any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                 ARTICLE XXX.

          30.  Acceptance of Surrender. No surrender to Lessor of this Lease or
               -----------------------
of the Leased Property of any Facility or any part of any thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                 ARTICLE XXXI.

          31.  No Merger of Title. There shall be no merger of this Lease or of
               ------------------
the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property of any Facility.

                                ARTICLE XXXII.

               32.1  Conveyance by Lessor. Lessor may, without the consent or
                     --------------------
approval of Lessee, sell, transfer, assign, convey or otherwise dispose of any or all of the Leased Property of any or all of the Facilities. If Lessor or any successor owner of the Leased Property of any Facility shall sell, transfer, assign, convey or otherwise dispose of such Leased Property in accordance with the terms hereof other than as security for a debt, and the purchaser, grantee, assignee or transferee of such Leased Property shall expressly assume all obligations of Lessor hereunder with respect to such Leased Property arising or accruing from and after the date of such sale, conveyance, transfer, assignment or other disposition and shall be reasonably capable of performing the obligations of Lessor hereunder, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease with respect to such Leased Property arising or accruing from and after the date of such sale, conveyance, transfer, assignment or other disposition as to such Leased Property and all such future liabilities and obligations with respect to such Leased Property shall thereupon be binding upon such purchaser, grantee, assignee or transferee. In the event of any such sale, transfer, assignment, conveyance or other disposition (other than as security for a debt) of less than all of the Leased Property of all of the Facilities, the provisions of Section 32.2 hereof shall apply.

               32.2  New Lease. Lessor shall have the right, at any time and
                     ---------
from time to time during the Term for any purpose, by written notice to Lessee, to require Lessee to execute an amendment to this Lease whereby the Leased Property of one or more Facilities (individually, a "Separated Property" or collectively, the "Separated Properties") is separated and removed from this Lease, and to simultaneously execute a substitute lease with respect to such Separated Property(ies), in which case:

                     32.2.1 Lessor and Lessee shall execute a new lease (the "New Lease") for such Separated Property(ies), effective as of the date specified in Section 3.2.3 below (the "New Lease Effective Date"), in the same form and substance as this Lease, but with such changes thereto as necessary to reflect the separation of the Separated Property(ies) from the balance of the Leased Property, including specifically the following:

                             (a) The total monthly Minimum Rent payable under such New Lease shall be the total applicable monthly Allocated Minimum Rent with respect to such Separated Property(ies);

                             (b) All Minimum Rent rental escalations under the New Lease shall be at the times and in the amounts set forth in this Lease for Minimum Rent increases;

                             (c) To the extent there is any Deferred Rent under this Lease with respect to any such Separated Property(ies), then such Deferred Rent shall be Deferred Rent under the New Lease and shall be paid in the amounts and at the time provided for payment of Deferred Rent under this Lease; and

                              (d)   The New Lease shall provide that the lessee
     thereunder shall be responsible for the payment, performance and satisfaction of all duties, obligations and liabilities arising under this Lease, insofar as they relate to the Separated Property(ies), that were not paid, performed and satisfied in full prior to the effective date of the New Lease (and Lessee under this Lease shall also be responsible for the payment, performance and satisfaction of the aforesaid duties, obligations and liabilities not paid, performed and satisfied in full prior to the effective date of such New Lease).

                    32.2.2 Lessor and Lessee shall also execute an amendment to this Lease effective as of the New Lease Effective Date reflecting the separation of the Separated Property(ies) from the balance of the Leased Property and making such modifications to this Lease as are necessitated thereby.

                    32.2.3 In the case of any New Lease that is entered into in accordance with this Section 32.2 such New Lease shall be effective on the date which is the earlier of (i) the date the New Lease is fully executed and delivered by the parties thereto and (ii) the date specified in the written notice from Lessor to Lessee requiring a New Lease as described above, which date shall be no sooner than ten (10) days after the date such notice is issued.

                    32.2.4 Lessee and Lessor shall take such actions and execute and deliver such documents, including without limitation the New Lease and an amendment to this Lease, as are reasonably necessary and appropriate to effectuate the provisions and intent of this Section 32.2.

                    32.2.5 Each party shall bear its own costs and expenses in connection with any New Lease entered into in accordance with this Section 32.2.

                                ARTICLE XXXIII.

               33.  Quiet Enjoyment. So long as Lessee shall pay all Rent as the
                    ---------------
same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to the Permitted Exceptions. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right, by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

                                 ARTICLE XXXIV.

               34.  Notices. Any notice, consent, approval, demand or other
                    -------
communication required or permitted to be given hereunder (a "notice") must be in writing and may be served personally or by U.S. Mail. If served by U.S. Mail, it shall be addressed as follows:

               If to Lessor:       Health Care Property Investors, Inc.
                                   4675 MacArthur Court, Suite 900
                                   Newport Beach, California 92660
                                   Attn: Legal Department
                                   Fax: (949) 221-0607

               with a copy to:     Latham & Watkins
                                   650 Town Center Drive, Suite 2000
                                   Costa Mesa, California 92626
                                   Attn: David C. Meckler, Esq.
                                   Fax: (714) 755-8290

               If to Lessee:       Kindred Healthcare, Inc.
                                   680 South Fourth Avenue
                                   Louisville, KY 40202
                                   Attn: Chief Financial Officer
                                   Fax: (502) 596-4075

               and to:             Kindred Healthcare, Inc.
                                   680 South Fourth Avenue
                                   Louisville, KY 40202
                                   Attn: General Counsel
                                   Fax: (502) 596-4075

Any notice which is personally served shall be effective upon the date of service; any notice given by U.S. Mail shall be deemed effectively given, if deposited in the United States Mail, registered or certified with return receipt requested, postage prepaid and addressed as provided above, on the date of receipt, refusal or non-delivery indicated on the return receipt. In lieu of notice by U.S. Mail, either party may send notices by facsimile or by a nationally recognized overnight courier service which provides written proof of delivery (such as U.P.S. or Federal Express). Any notice sent by facsimile shall be effective upon confirmation of receipt in legible form, and any notice sent by a nationally recognized overnight courier shall be effective on the date of delivery to the party at its address specified above as set forth in the courier's delivery receipt. Either party may, by notice to the other from time to time in the manner herein provided, specify a different address for notice purposes.

                                 ARTICLE XXXV.

          35.  Appraisers. In the event that it becomes necessary to determine
               ----------
the Fair Market Value, Fair Market Value Purchase Price or Fair Market Rental of the Leased Property of any Facility, the party required or permitted to give notice of such required determination shall include in the notice the name of a person selected to act as appraiser on its behalf. Within 10 days after receipt of any such notice, Lessor (or Lessee, as the case may be) shall by notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto), shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the Leased Property of such Facility to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Rental thereof, as the case may be, as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, or if two, appraisers shall have been so appointed but only one such appraiser shall have made such determination within fifty (50) days after the making of Lessee's or Lessor's request, then the determination of such appraiser shall be final and binding upon the parties. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, such appraisal shall be made on a basis consistent with the basis on which the Leased Property of such Facility was appraised for purposes of determining its Fair Market Value at the time the Leased Property of such Facility was acquired by Lessor. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed Ten Percent (10%) of the lesser of such amounts, then the Fair Market Value, Fair Market Value Purchase Price or Fair Market Rental, as the case may be, shall be an amount equal to Fifty Percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed Ten Percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such twenty (20) day period. If no such appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Value, Fair Market Value Purchase Price or Fair Market Rental, as the case may be, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers, by the American Arbitration Association or by such court shall be instructed to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Rental, as the case may be, within 30 days after appointment of such Appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and Fifty Percent (50%) of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value, Fair Market Value Purchase Price or Fair Market Rental, as the case may be, for such interest. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other cost and expenses incurred in connection with each appraisal.

                                ARTICLE XXXVI.

          36.  Attorneys' Fees. If Lessor or Lessee brings an action or other
               ---------------
proceeding (including an arbitration pursuant to Article XXXIX) against the other to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable attorneys' fees incurred therein. In addition to the foregoing and other provisions of this Lease that specifically require Lessee to reimburse, pay or indemnify against Lessor's attorneys' fees, Lessee shall pay, as Additional Charges, all of Lessor's reasonable attorneys' fees incurred in connection with the administration or enforcement of this Lease, including attorneys' fees incurred in connection with the review of any letters of credit, the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection therewith, and the collection of past due Rent.

                                ARTICLE XXXVII.

          37.   Hazardous Substances.
                --------------------

          37.1  Prohibition.  Lessee shall not allow any Hazardous Substance to
                -----------
be located in, on, under or about the Leased Property or incorporated in the Facility; provided, however, that Hazardous Substances may be brought, kept, used or disposed of or manufactured, handled, stored or distributed in, on, from or about the Leased Property in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use and which are brought, kept, used and disposed of in strict compliance with Legal Requirements.

          37.2  Notices.  Lessee shall provide to Lessor promptly, and in any
                -------
event immediately upon Lessee's receipt or creation thereof, a copy of any notice, notification or other information or reports with respect to any matter relating to Hazardous Substances located or suspected to be located in, on, or under or discharged from the Leased Property of any Facility or any adjacent property thereto.

          37.3  Remediation.  If Lessee becomes aware of a violation of any
                -----------
Legal Requirement relating to any Hazardous Substance in, on, under or about the Leased Property of any Facility or any adjacent property thereto, or if Lessee, Lessor or the Leased Property becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property of such Facility, Lessee shall immediately notify Lessor of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation.

          37.4  Environmental Inspection.  Lessor's right of inspection pursuant
                ------------------------
to Article XXVII shall include the right, from time to time, and upon not less than five (5) days' written notice to Lessee, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of the Leased Property of any Facility to determine the existence or presence of Hazardous Substances on or about the Leased Property of such Facility. Lessor may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith.

                                ARTICLE XXXVIII.

          38.1  Lessor May Grant Liens.  Without the consent of Lessee, Lessor
                ----------------------
may, from time to time, directly or indirectly, create or otherwise cause to exist any ground lease, mortgage, trust deed, lien, encumbrance or title retention agreement (collectively, a "Fee Encumbrance") upon the Leased Property of any Facility and any Capital Additions or any part(s) or portion(s) thereof or interests therein. This Lease is and at all times shall be subject and subordinate to any such Fee Encumbrance which may now or hereafter affect the Leased Property of any Facility and/or any such Capital Additions and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that the subjection and subordination of this Lease and Lessee's leasehold interest hereunder to any Fee Encumbrance shall be conditioned upon the execution by the holder of such Fee Encumbrance and delivery to Lessee of a non-disturbance and attornment agreement which provides that so long as no Event of Default has occurred and is continuing, the holder of such Fee Encumbrance (i) shall not disturb either Lessee's leasehold interest or possession of the Leased Property of such Facility in accordance with the terms hereof, or any of Lessee's rights, privileges and options hereunder, (ii) shall permit application of all proceeds of insurance and all Awards and payments in connection with a Condemnation for all or any part of the Leased Property of such Facility, adjustment of losses and determination of loss payee in accordance with the provisions of Articles XIV and XV of this Lease and (iii) waives all rights or interests under any such Fee Encumbrance document in and to any of Lessee's Personal Property. In connection with the foregoing and at the request of Lessor, Lessee shall promptly execute a reasonable subordination, non-disturbance and attornment agreement which will incorporate the terms set forth in the preceding sentence. Except for the documents described in the preceding sentences, this clause shall be self-operative and no further instrument of subordination shall be required; provided, however, that in confirmation of such subordination, Lessee shall execute promptly any certificate or document that Lessor or any ground or underlying lessor, mortgagee or beneficiary may request for such purposes. If, in connection with obtaining financing or refinancing for the Leased Property of any Facility and/or any such Capital Additions, a Facility Mortgagee or prospective Facility Mortgagee shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Lessee shall not withhold or delay its consent thereto; provided, however, that in no event shall any such modifications increase Lessee's monetary obligations hereunder or decrease any of Lessee's rights under this Lease nor shall any such modifications impose escrow obligations on Lessee for Impositions or insurance premiums.

          38.2  Lessee's Right to Cure.  Subject to the provisions of Section
                ----------------------
38.3, if Lessor shall breach any covenant to be performed by it under this Lease, Lessee, after notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys fees) so incurred, together with interest thereon (at the Overdue Rate) from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 38.2 shall survive the termination of this Lease with respect to the Leased Property.

          38.3  Breach by Lessor.  It shall be a breach of this Lease if Lessor
                ----------------
shall fail to observe or perform any term, covenant or condition of this Lease on its part to performed and such failure shall continue for a period of thirty
(30) days after notice thereof from Lessee (or such shorter time as may be required in order to protect the health or welfare of any patients or other residents of the Leased Property), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within said thirty
(30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay. In the event Lessor fails to cure any such breach within the grace period described above, Lessee, without waiving or releasing any obligations hereunder, and in addition to all other remedies available to Lessee at law or in equity, may purchase the Leased Property of all (but not part) of the Facilities from Lessor for a purchase price equal to the total Fair Market Value Purchase Prices of the Leased Property of all such Facilities. In the event Lessee elects to purchase the Leased Property it shall deliver a notice thereof to Lessor specifying a Payment Date occurring not less than ninety (90) days subsequent to the date of such notice on which it shall purchase the Leased Property, and the same shall be thereupon conveyed in accordance with the provisions of Article XVIII.

                                ARTICLE XXXIX.

          39.   Submission to Arbitration.
                -------------------------

          39.1  General Provisions. Except as provided in Section 39.2 below,
                ------------------
any controversy, dispute or claim of whatsoever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort or statute, shall be determined by final and binding, confidential arbitration in accordance with the then current CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes ("CPR"), by a sole arbitrator selected from among the CPR Panel of Distinguished Neutrals; provided, however, that if the CPR (or any successor organization thereto) no longer exists, then such arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with its then-existing Commercial Arbitration Rules, and the sole arbitrator shall be selected in accordance with such AAA rules. Any arbitration hereunder shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16 (or any successor legislation thereto), and judgment upon the award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Neither Lessor, Lessee nor the arbitrator shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties; provided, however, that either party may disclose the existence, content or results of any such arbitration to its partners, officers, directors, employees, agents, attorneys and accountants and to any other Person to whom disclosure is required by applicable Legal Requirements, including pursuant to an order of a court of competent jurisdiction. Unless otherwise agreed by the parties, any arbitration hereunder shall be held at a neutral location selected by the arbitrator in the major metropolitan area in the State closest in proximity to the Leased Property. The cost of the arbitrator and the expenses relating to the arbitration (exclusive of legal fees) shall be borne equally by Lessor and Lessee unless otherwise specified in the award of the arbitrator. Such fees and costs paid or payable to the arbitrator shall be included in "costs and reasonable attorneys' fees" for purposes of Article XXXVI and the arbitrator shall specifically have the power to award to the prevailing party pursuant to such Article XXXVI such party's costs and expenses incurred in such arbitration, including fees and costs paid to the arbitrator.

          39.2  Exceptions. The provisions of this Article XXXVI shall not apply
                ----------
to:

                39.2.1 Any unlawful detainer or other similar summary or expedited proceeding for ejectment or recovery of possession of the Leased Property of any Facility instituted by Lessor in accordance with applicable Legal Requirements as the result of an Event of Default or alleged Event of Default by Lessee pursuant to this Lease. In addition, if permitted by applicable Legal Requirements, Lessor shall be entitled in connection with any such proceeding to seek any damages to which it is entitled at law, including those set forth in Article XXXIX.

                39.2.2 Any specific controversy, dispute, question or issue as to which this Lease specifically provides another method of determining such controversy, dispute, question or issue and provides that a determination pursuant to such method is final and binding, unless both Lessor and Lessee agree in writing to waive such procedure and proceed instead pursuant to this
Article XXXIX.

                39.2.3 Any request or application for an order or decree granting any provisional or ancillary remedy (such as a temporary restraining order or injunction) with respect to any right or obligation of either party to this Lease, and any preliminary determination of the underlying controversy, dispute, question or issue as is required to determine whether or not to grant such relief. A final and binding determination of such underlying controversy, dispute, question or issue shall be made by an arbitration conducted pursuant to this Article XXXIX after an appropriate transfer or reference to the arbitrator selected pursuant to this Article XXXIX upon motion or application of either party hereto. Any ancillary or provisional relief which is granted pursuant to this Section 39.2.3 shall continue in effect pending an arbitration determination and entry of judgment thereon pursuant to this Article XXXIX.

                                  ARTICLE XL.

          40.   Miscellaneous.
                -------------

          40.1  Authority.  If Lessee is a corporation, trust, limited
                ---------
liability company or partnership, Lessee, and each individual executing this Lease on behalf of Lessee, represent and warrant that each is duly authorized to execute and deliver this Lease on behalf of Lessee and shall concurrently with the execution and delivery of this Lease deliver to Lessor evidence of such authority satisfactory to Lessor.


          40.2  Brokers.  Lessee warrants that it has not had any contact or
                -------
dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessee shall indemnify, protect, hold harmless and defend Lessor from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessee. Lessor warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessor shall indemnify, protect, hold harmless and defend Lessee from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessor.

          40.3  Survival.  Anything contained in this Lease to the contrary
                --------
notwithstanding, all claims against, and liabilities and indemnities of, Lessee or Lessor arising prior to the expiration or earlier termination of the Term shall survive such expiration or termination. In addition, all claims against, and all liabilities and indemnities hereunder of Lessee shall continue in full force and effect and in favor of the Lessor named herein and its successors and assigns, notwithstanding any conveyance of the Leased Property to Lessee.

          40.4  Severability. If any term or provision of this Lease or any
                ------------
application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

          40.5  Non-Recourse. Lessee specifically agrees to look solely to the
                ------------
Leased Property of the Facilities for recovery of any judgment from Lessor. It is specifically agreed that no constituent partner in Lessor or officer, director or employee of Lessor shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Lessee. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor, or any action not involving the personal liability of Lessor. Furthermore, except as otherwise expressly provided herein, in no event shall Lessor ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause.

          40.6  Transition of Operations.
                ------------------------

                (a) Subject to subsection (b) below, upon the expiration or earlier termination of the Term with respect to any Facility, Lessee shall use its best efforts to transfer to Lessor or Lessor's nominee a fully operational Facility and shall cooperate with Lessor or Lessor's designee or nominee in connection with the processing by Lessor or Lessor's designee or nominee of any applications for all licenses, operating permits and other governmental authorization, all contracts, including contracts with governmental or quasi-governmental entities, business records, data, patient and resident records, and patient and resident trust accounts, which may be necessary or useful for the operation of such Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's designee or nominee. Lessee shall not commit any act or be remiss in the undertaking of any act that would jeopardize the licensure or certification of such Facility, and Lessee shall comply with all requests for an orderly transfer of the same upon the expiration or early termination of the Term. In addition, upon request, Lessee shall promptly deliver copies of all books and records relating to the Leased Property of such Facility and all Capital Additions and operations thereon to Lessor or Lessor's designee or nominee. Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any loss, damage, cost or expense incurred by Lessor or Lessor's designee or nominee in connection with the correction of any and all deficiencies of a physical nature identified by any governmental authority responsible for licensing the Leased Property and all Capital Additions in the course of any change of ownership inspection and audit. Without limiting the generality of the foregoing, Lessee acknowledges and agrees that, subject to applicable Legal Requirements, the certificates of need issued for each Facility and all other licenses, authorizations, permits, approvals or certifications necessary to operate any Facility for its Primary Intended Use are appurtenant to such Facility, both during and following the expiration or any earlier termination of the Term of this Lease. In any jurisdictions where such certificates of need or such other licenses, authorizations, permits, approvals or certifications are issued to Lessee (or its subtenant or other occupant), as the Facility operator, Lessee agrees to cooperate with Lessor, in accordance with this
     Section 40.6, to turn over or transfer all of Lessee's rights and/or cause any such Facility operator to turn over or transfer all of its rights in connection with the same to Lessor or its designee upon any such the expiration or earlier termination of this Lease.

           (b) Notwithstanding anything to the contrary contained in this Lease, Lessee shall not, prior to the ninetieth (90/th/) day preceding the expiration of the applicable Term of this Lease with respect to any Facility (as such Term may have been extended pursuant to clause (d) of Section 19.1 or Section 19.2), commence to wind up and terminate the operations of such Facility operated thereon by relocating the patients or occupants thereof to other health care facilities (a "Facility Termination"). If Lessor has not notified Lessee in writing prior to the ninetieth (90/th/) day preceding the expiration of the applicable Term of this Lease with respect to any such Facility (as such Term may have been extended pursuant to clause (d) of Section 19.1 or Section 19.2) that Lessor has procured a successor operator for such Facility who has submitted or will submit within fifteen (15) days thereafter all applications for the licenses, authorizations, permits, approvals or certifications necessary to operate such Facility for its Primary Intended Use required to assume the operations of such Facility (a "Qualified Successor Operator"), then Lessee may commence the Facility Termination and, upon the expiration of the applicable Term of this Lease with respect to any such Facility (as such Term may have been extended pursuant to clause (d) of Section 19.1 or Section 19.2), Lessee shall vacate the Leased Property of such facility and surrender possession thereof to Lessor in accordance with all of the applicable requirements of this Lease. If, prior to the ninetieth (90/th/) day preceding the expiration of the applicable Term of this Lease with respect to any such Facility (as such Term may have been extended pursuant to clause (d) of Section 19.1 or Section 19.2), Lessor notifies Lessee in writing that Lessor has procured a Qualified Successor Operator for such Facility, Lessee shall not commence the Facility Termination. In such event, Lessee shall thereafter operate such Facility in accordance with all of the requirements of this Lease until the earliest to occur of (i) the date (on or after the expiration of the applicable Term of this Lease with respect to any such Facility (as such Term may have been extended pursuant to clause (d) of Section 19.1 or
     Section 19.2)) on which such Qualified Successor Operator will assume the operation of such Facility, as specified in a written notice from Lessor to Lessee given not less than twenty (20) days prior to the date of such assumption, (ii) the date that is ninety (90) days after the expiration of the applicable Term of this Lease with respect to any such Facility (as such Term may have been extended pursuant to clause (d) of Section 19.1 or Section

     19.2)), and (iii) the date (on or after the expiration of the applicable Term of this Lease with respect to any such Facility (as such Term may have been extended pursuant to clause (d) of Section 19.1 or Section 19.2)) which is ninety (90) days after Lessee receives written notice from Lessor that, notwithstanding the foregoing, Lessee may commence the Facility Termination, on which earliest date, Lessee shall vacate the Leased Property in question and surrender possession thereof to Lessor in accordance with all of the applicable requirements of this Lease.

          40.7  Successors and Assigns.  This Lease shall be binding upon Lessor
                ----------------------
and its successors and assigns and, subject to the provisions of Article XXV, upon Lessee and its successors and assigns.

          40.8  Termination Date.  If this Lease is terminated by Lessor or
                ----------------
Lessee under any provision hereof with respect to any one or more (including all, if applicable) of the Facilities, and upon the expiration of the applicable Term with respect to any Facility (collectively, the "termination date"), the following shall pertain:

                40.8.1   Subject to Lessee's obligations pursuant to Section
40.6 above, Lessee shall vacate and surrender the Leased Property of each such Facility, any of Lessee's Personal Property with respect to such Facility which Lessor has elected to purchase pursuant to Section 6.4 and all Capital Additions with respect to such Facility to Lessor. Such Leased Property and Capital Additions of such Facility shall upon such surrender be in the condition required by Section 9.1.4. Prior to such vacation and surrender, Lessee shall remove any items which Lessee is permitted or required to remove hereunder. Lessee shall, at Lessee's cost, repair any damage to the Leased Property of such Facility, any Lessee's Personal Property as to which Lessor has not exercised its purchase option pursuant to Section 6.4 and any Capital Additions caused by such vacation and/or removal of any items which Lessee is required or permitted hereunder to remove. Any items which Lessee is permitted to remove but fails to remove prior to the surrender shall be deemed abandoned by Lessee, and Lessor may retain or dispose of the same as Lessor sees fit without claim by Lessee thereto or to any proceeds thereof. If Lessor elects to remove and dispose of any such items abandoned by Lessee, the cost of such removal and disposal shall be an Additional Charge payable by Lessee to Lessor upon demand.

                40.8.2 Without limiting the provisions of Section 40.3 above, upon any such termination of this Lease with respect to any Facility or upon expiration of this Lease, the following shall pertain:

                         (a) Lessee agrees to defend, protect, indemnify, defend and hold harmless Lessor from and against any and all claims, costs, losses, expenses, damages, actions, and causes of action for which Lessee is responsible under this Lease (including Lessee's indemnification obligations under Article XXIV) and which accrue or have accrued on or before the termination date.

                         (b) Lessee shall remain liable for the cost of all utilities used in or at the Leased Property of such Facility(ies) and any Capital Additions through the termination date and accrued and unpaid, whether or not then billed, as of the termination date until full payment thereof by Lessee. Lessee shall obtain directly from the companies providing such services closing statements for all services rendered through the termination date and shall promptly pay the same. If any utility statement with respect to the Leased Property of such Facility(ies) and any Capital Additions includes charges for a period partially prior to and partially subsequent to the termination date, such charges shall be prorated as between Lessor and Lessee, with Lessee responsible for the portion thereof (based upon a fraction the numerator of which is the number of days of service on such statement through the termination date and the denominator of which is the total number of days of service on such statement) through the termination date and Lessor shall be responsible for the balance. The party receiving any such statement which requires proration hereunder shall promptly pay such statement and the other party shall, within ten (10) days after receipt of a copy of such statement, remit to the party paying the statement any amount for which such other party is responsible hereunder.

                    (c) Lessee shall remain responsible for its pro rata share of any Impositions imposed in respect of the tax-fiscal period during which the Term terminates with respect to such Facility(ies) and for all such Impositions for all prior tax-fiscal periods as provided in Section 4.1., and Lessee shall indemnify and hold Lessor harmless with respect to any claims for such Impositions or resulting from nonpayment thereof.

                    (d) Lessee shall (y) execute all documents and take any actions reasonably necessary to (1) cause the transfer by Lessee to Lessor of all of Lessee's Personal Property as to which Lessor has exercised its purchase option as set forth in Section 6.4 and any Capital Additions not owned by Lessor to Lessor, in each case free of any encumbrance and (2) remove this Lease and/or any memorandum hereof as a matter affecting title to the Leased Property of such Facility(ies) as provided in Article XXI and
     (z) comply with its covenants set forth in Section 40.6.

          40.9   Governing Law.  THIS LEASE WAS NEGOTIATED IN THE STATE OF
                 -------------
CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY OF ANY FACILITY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE IN WHICH THE LEASED PROPERTY OF SUCH FACILITY IS LOCATED.

          40.10  Waiver of Trial by Jury. EACH OF LESSOR AND LESSEE ACKNOWLEDGES
                 -----------------------
THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE

WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES, THE STATE OF CALIFORNIA AND THE STATES IN WHICH THE LEASED PROPERTY OF ANY OF THE FACILITIES IS LOCATED. EACH OF LESSOR AND LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LESSOR AND LESSEE WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF LESSOR AND LESSEE HEREBY AGREES AND CONSENTS THAT, SUBJECT TO ARTICLE XXXIX, ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

          LESSOR'S INITIALS:  /s/ JR
                              -----------

          LESSEE'S INITIALS:  /s/ JG
                              -----------

     40.11  Lessee Counterclaim and Equitable Remedies.  Lessee hereby waives
            ------------------------------------------
the right to interpose counterclaim in any summary proceeding instituted by Lessor against Lessee or in any action instituted by Lessor for unpaid Rent under this Lease. In the event that Lessee claims or asserts that Lessor has violated or failed to perform a covenant of Lessor not to unreasonably withhold or delay Lessor's consent or approval hereunder, or in any case where Lessor's reasonableness in exercising its judgment is in issue, Lessee's sole remedy shall be an action for specific performance, declaratory judgment or injunction, and in no event shall (a) Lessee be entitled to any monetary damages for a breach of such covenant, and (b) Lessee claim or assert any claims for monetary damages in any action or by way of set-off defense or counterclaim, and Lessee hereby specifically waives the right to any monetary damages or other remedies in connection with any such claim or assertion; provided, however, that if Lessee establishes in a Court of competent jurisdiction that Lessor has acted maliciously or in bad faith in withholding its consent in any instance where Lessor has agreed hereunder not to unreasonably withhold or delay its consent, then the foregoing limitations with respect to Lessee's right to seek monetary damages or other remedies do not apply and, subject to the provisions of Section
40.5 hereof, Lessee shall be entitled to seek any remedies available at law or in equity by reason of Lessor's actions.

     40.12  Entire Agreement.  This Lease and the Exhibits hereto
            ----------------
constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties. Lessor and Lessee hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property are merged into and revoked by this Lease.

               40.13  Headings.  All titles and headings to sections,
                      --------
subsections, paragraphs or other divisions of this Lease are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto.

               40.14  Counterparts.  This Lease may be executed in any number
                      ------------
of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

               40.15 Joint and Several.  If more than one Person is the
                     -----------------
Lessee or Lessor under this Lease, the liability of such Persons under this Lease shall be joint and several.

               40.16  Interpretation. Both Lessor and Lessee have been
                      --------------
represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.


               40.17  Time of Essence.  Time is of the essence of this Lease and
                      ---------------
in which time of performance is established.

                                  ARTICLE XLI.

          41.  Replacement Lease and Termination of Old Leases. This Lease is a
               -----------------------------------------------
replacement for each of those Operating Leases (collectively, the "Old Leases") currently in effect between either (i) Lessors' Affiliate, Texas HCP Holding, L.P. ("THCP"), as "Lessor," and Lessee, as "Lessee," or HCPP, as "Lessor," and Lessee, as "Lessee," respectively covering the Leased Property of each Facility. Lessor (and THCP, by its acknowledgement hereof) and Lessee acknowledge and agree that: (i) the tenancies created by the Old Leases shall terminate as of the Commencement Date; and (ii) from and after such Commencement Date, Lessee shall continue to occupy the Leased Property of each Facility pursuant to this Lease. Notwithstanding the termination of the Old Leases, the following obligations of Lessee under the Old Leases shall be preserved and continue subsequent to such termination:

               (a) Lessee shall remain responsible for and shall indemnity and hold Lessor and THCP harmless from and against any and all claims, liabilities, damages, actions and causes of action, costs and expenses, including attorneys' fees, for which Lessee is responsible pursuant to the Old Leases and which accrue or have accrued on or before the date of termination of the Old Leases.

               (b) Lessee shall remain responsible for all obligations of the lessee under the Old Leases which have accrued on or before the date of termination until full and complete payment and/or performance of the same.

                                 ARTICLE XLII.

          42.  Provisions Relating to Master Lease.
               -----------------------------------
          Lessor and Lessee hereby acknowledge and agree that, except as otherwise expressly provided herein to the contrary, this Lease is and the parties intend the same for all purposes to be treated as a single, integrated and indivisible agreement. Lessee acknowledges that in order to induce Lessor to lease the Leased Property of each Facility to Lessee and as a condition thereto, Lessor insisted that the parties execute this Master Lease covering all of the Facilities in a single, integrated and indivisible agreement.

                                 ARTICLE XLIII.

          43.1  Letters of Credit.  Commencing upon the date that Lessee is
                -----------------
required to deliver a letter(s) of credit pursuant to Section 25.11 (the "Initial Letter of Credit Delivery Date"), if at all, and continuing for the balance of the entire Term and for sixty (60) days after the expiration or earlier termination of the Term, Lessee shall have obtained letters of credit from a financial institution satisfactory to Lessor but in any event with (a) not less than $100 Million in net current assets, (b) a financial rating of not less than 60 as rated by Sheshonoff Information Services, Inc. (or any equivalent rating thereto from any reasonably equivalent rating service) and
(c) an investment grade rating from either Standard and Poors Corporation or Moody's Investors Service, naming Lessor as beneficiary to secure Lessee's obligations hereunder and Lessee's and any Affiliate of Lessee's obligations under any New Lease with Lessor or any Affiliate of Lessor, at the times, in the amounts and for the purposes set forth below. Each letter of credit shall be in substantially the form of Exhibit E hereto. Each letter of credit shall be for a
                          ---------
term of not less than one (1) year and irrevocable during that term. Each letter of credit shall provide that it will be honored upon a signed statement by Lessor that Lessor is entitled to draw upon any letter of credit under this Lease, and shall require no signature or statement from any party other than Lessor. No notice to Lessee shall be required to enable Lessor to draw upon the letter of credit. Each letter of credit shall also provide that following the honor of any drafts in an amount less than the aggregate amount of the letter of credit, the financial institution shall return the original letter of credit to Lessor and Lessor's rights as to the remaining amount of the letter of credit will not be extinguished. In the event of a transfer of Lessor's interest in the Leased Property of any Facility, Lessor shall have the right to transfer all or a portion of the letter of credit to the transferee and thereupon shall, without any further agreement between the parties, be released by Lessee from all liability for the portion so transferred, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the letter of credit to a new Lessor. The letter of credit may be assigned as security in connection with a Facility Mortgage. If the financial institution from which Lessee has obtained a letter of credit shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency act, make an assignment for the benefit of its creditors consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, then Lessee shall obtain a replacement letter of credit within thirty (30) days of such act from another financial institution meeting the requirements of this
Section 43.1.

               43.2  Times for Obtaining Letters of Credit.  The initial letter
                     -------------------------------------
of credit shall be obtained and delivered to Lessor on the Initial Letter of Credit Delivery Date. The letters of credit covering subsequent periods shall be obtained and delivered to Lessor not less than thirty (30) days prior to the expiration of the then existing letter of credit ("Letter of Credit Date"). The term for each such letter of credit shall begin no later than the expiration date of the previous letter of credit and shall comply with all requirements of this Article XLIII.

               43.3  Amounts for Letters of Credit.  The letters of credit
                     -----------------------------
required hereunder for each Lease Year following the Initial Letter of Credit Delivery Date shall be in an amount equal to the then total annual Minimum Rent (inclusive of any Deferred Rent) payable by Lessee under this Lease.

               43.4  Uses of Letters of Credit.  Lessor shall have the right to
                     -------------------------
draw upon a letter of credit up to its full amount whenever (a) an Event of Default hereunder has occurred and is continuing, (b) an event of default under any other New Lease between Lessor or an Affiliate of Lessor and Lessee or an Affiliate of Lessee has occurred and is continuing or (c) an event or circumstance has occurred which with notice or passage of time , or both, would constitute an Event of Default hereunder or an event of default under any such other New Lease, but for Lessor's inability to deliver an such notice because transmittal of such notice is barred by any applicable debtor relief law. For purposes of the foregoing, the phrase "passage of time" shall mean with respect to any default which Lessee has the right to cure under this Lease, that the applicable cure period therefor has expired without such default having been cured; provided, however, that for purposes of computing any such cure period, the commencement of such cure period shall be the date that the initial default or breach first occurred, rather than the date that Lessor shall have first delivered notice of such default or breach to Lessee. In other words, if Lessor shall be barred from delivering notice of a breach of default by applicable debtor relief law, then any cure period which Lessee may have to cure the same before such breach or default rises to an Event of Default under this Lease shall be triggered immediately upon the occurrence of the event or circumstance for which Lessor would have been entitled to deliver such notice. In addition, if Lessee fails to obtain a satisfactory letter of credit prior to the applicable Letter of Credit Date, Lessor may draw upon the full amount of the then existing letter of credit without giving any notice or time to cure to Lessee. No such draw shall (i) cure or constitute a waiver of an Event of Default, (ii) be deemed to fix or determine the amounts to which Lessor is entitled to recover under this Lease or otherwise, or (iii) be deemed to limit or waive Lessor's right to pursue any remedies provided for in this Lease. If all or any portion of a letter of credit is drawn against by Lessor and applied by Lessor against any outstanding obligations owing by Lessee or an Affiliate of Lessee to Lessor under this Lease or to Lessor or an Affiliate of Lessor under any New Lease, Lessee shall, within two (2) business days after demand by Lessor, cause the issuer of such letter of credit to issue Lessor, at Lessee's expense, a replacement or supplementary letter of credit in substantially the form attached hereto as Exhibit E such that at all times during the Term, Lessor
                        ---------
shall have the ability to draw on one or more letters of credit totaling, in the aggregate, the amount required pursuant to Section 43.3.

               43.5  Release of Letter of Credit.  Notwithstanding anything to
                     ---------------------------
the contrary in this Article XLIII, so long as no Event of Default shall have occurred and be continuing under this Lease, if for any twelve (12) consecutive month period following delivery to Lessor of a letter(s) of credit meeting the requirements of this Article XLVII, any Responsible Lease Party's Consolidated Net Worth equals or exceeds $450 Million and Debt Ratio is equal to or less than 7:1, in each case for each month during such twelve (12) consecutive month period, then Lessor (or the party then holding the letter(s) of credit) shall return all then outstanding letter(s) of credit to Lessee or, at the request of Lessee to the financial institution(s) issuing the same, for cancellation.






                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized.



                    "LESSOR"                                           "LESSEE"
HEALTH CARE PROPERTY                                      KINDRED NURSING CENTERS EAST, L.L.C., a Delaware
INVESTORS, INC., a Maryland corporation                   limited liability company


By:  /s/ James Reynolds                                   By:  /s/ James H. Gillenwater, Jr.
     ------------------                                        ----------------------------
Its:  Executive Vice President                                Its:  Senior Vice President
      ------------------------                                ---------------------------

                     "HCPI"                                  By:  /s/ Joseph L. Landenwich
                                                             -----------------------------
                                                             Its:  Vice President of Corporation Legal
                                                             -----------------------------------------
                                                             Affairs
                                                             --------

HEALTH CARE PROPERTY PARTNERS, a California                  KINDRED NURSING CENTERS WEST, L.L.C., a Delaware
 general partnership                                         limited liability company

By:  HEALTH CARE PROPERTY
     INVESTORS, INC., a Maryland                             By:  /s/ James H. Gillenwater, Jr.
     corporation                                             ----------------------------------
                                                             Its:  Senior Vice President
                                                             ---------------------------
By:  /s/ James Reynolds                                      By:  /s/ Joseph L. Landenwich
     --------------------                                    ------------------------------
     Its: Executive Vice President                           Its:  Vice President of Corporation Legal
     --------------------------                              -----------------------------------------
                                                             Affairs
                     "HCPP"                                  -------

                                                             KINDRED NURSING CENTERS LIMITED PARTNERSHIP, a
                                                             Delaware limited partnership


                                                             By:  /s/ James H. Gillenwater, Jr.
                                                             ----------------------------------
                                                             Its:  Senior Vice President
                                                             ----------------------------------

                                                             By:  Joseph L. Landenwich
                                                             -------------------------
                                                             Its:  Vice President of Corporate Legal
                                                             ---------------------------------------
                                                             Affairs
                                                             -------



                                     THE UNDERSIGNED HEREBY
                                     ACKNOWLEDGES AND AGREES TO THE
                                     PROVISIONS OF ARTICLE XLII AS
                                     ITS INTERESTS MAY APPEAR:

                                     TEXAS HCP HOLDING, L.P., a Delaware limited partnership

                                     By:  TEXAS HCP G.P., INC., a Delaware
                                          corporation

                                          By:   /s/ James Reynolds
                                               --------------------
                                               Its:  Executive Vice President
                                               ------------------------------

                                   EXHIBIT A-l

       Legal Description Of The Land Of The Bolivar, Tennessee Facility
                               (Facility No.0171)


[BOLIVAR, TN]

Situated in the 1st Civil District of Hardeman County, Tennessee.

BEGINNING at an iron pin in the east margin of Nuckolls Road (50 feet wide) at the N.W. corner of a 6 acre tract deeded to the Health and Educational Board of the City of Bolivar in 1973, for a hospital site and 1409.0 feet north of the north margin of Tate Road, and runs thence N. 01 (degrees) 54' E. 256.55 feet to an iron pin in the east margin of Nuckolls Road; thence N. 14 (degrees) 23' E.
101.50 feet to an iron pin in the margin of said road, corner of Lynn Jackson; thence S. 86 (degrees) 15' E. 490.32 feet to an iron pin; thence S. 1 (degrees) 54' W. 339.80 feet to an iron pin, the N.E. corner of the Hospital lot; thence
N. 88 (degrees) 06' W. 512.00 feet to the beginning.

                                  EXHIBIT A-2

        Legal Description Of The Land Of The Camden, Tennessee Facility
                               (Facility No.0174)



[CAMDEN, TN]

A tract or parcel of land lying and being situate in the 4th Civil District (formerly 5th) of Benton County, Tennessee, and more particularly described as follows:

BEGINNING at an iron pin in the center of a branch, being the southwest corner of Benton County Hospital Property, and runs thence with said hospital, south boundary, South 58 (degrees) 30' East 732 feet to a stake, being Benton County Hospital southeast corner; thence South 4115' West 353 feet to an iron pin on the dam of a small pond; thence South 16 degrees 30' West with center line of a branch, 410 feet to a point; thence South 77 feet to a stake in the center line of a creek; thence with said center line of creek, North 53 (degrees) 30' West 200 feet; thence North (58 degrees) 30' West 148 feet; thence North 1' East 100 feet; thence North 39 (degrees) 30' West 300 feet; thence North 39 (degrees) 30' West 89 feet to the intersection of a ditch and the creek at the east end of a box culver under Industrial Road; thence with center of said ditch, North 27 degrees East 604 feet to the Beginning, containing 11.2 acres, more or less.

                                  EXHIBIT A-3

    Legal Description Of The Land Of The Jefferson City, Tennessee Facility
                               (Facility No.0175)



[JEFFERSON CITY, TN]


SITUATED in District No. Four (4) of Jefferson County, Tennessee, and being more particularly bounded and described as follows:

BEGINNING on a 4-inch concrete monument set at the point of intersection of the East right-of-way line of Universal Mine Road with the South right-of-way line of U.S. 11-E, being the Northwest corner of the parcel of land here described; thence with the South right-of-way line of U.S. Highway 11-E, North 73 deg. 30 min. East, 438.50 feet to a 4-inch concrete monument, corner with remaining lands of the Milligan Heirs; thence a severance line with remaining lands of Milligan Heirs, South 16 deg. 30 min. East, 423.62 feet to a 4-inch concrete monument; thence a new severance line with the remaining lands of Milligan Heirs, South 73 deg. 30 min. West, 306.20 feet to a stake, corner between the lands of Charles Adams and wife and the remaining lands of Milligan Heirs; thence with the line of the lands of Charles Adams and wife, South 73 deg. 30 min. West, 284.90 feet to a 4-inch concrete monument set in the East right-of-way line of Universal Mine Road; thence with the East right-of-way line of Universal Mine Road, North 03 deg. 22 min. East, 449.51 feet to the point of BEGINNING, containing 5.0 acres, as shown by survey of Johnny E. Kerr, Registered Surveyor, dated October 17, 1974.

                                  EXHIBIT A-4

        Legal Description Of The Land Of The Loudon, Tennessee Facility
                              (Facility No.0177)


[LOUDON, TN]

SITUATED in District No. One (1) of Loudon County, Tennessee, within the corporate limits of the City of Loudon, Tennessee, and being located on the Westerly side of Tennessee State Highway No.72, more particularly bounded and described as follows:

BEGINNING at an iron pin in the West line of the right-of-way of Tennessee State Highway No.72 said iron pin being 600.0 feet, more or less, Southerly from the intersection of the said West line of the right-of-way of Tennessee State Highway No.72 and the South line of Barber Drive (50 feet wide); thence Southwardly South 30 deg. 20 min. East along the said West right-of-way of Tennessee Highway No.72 a distance of 500.0 feet, more or less, to an iron pin at the corner of the property retained by the parties of the first part (Martha
D. Robinson of Loudon County, Tennessee, and Patricia R. Littleton of Hamilton County, Tennessee); thence Westwardly along severance line South 59 deg. 40 min. West a distance of 522.72 feet, more or less, to an iron pin at the corner of the property of the parties of the first part; thence Northwardly along severance line North 30 deg. 20 min. West a distance of 500.0 feet, more or less, to an iron pin at the corner of the property of the parties of the first part; thence Eastwardly along severance line North 59 deg. 40 min. East a distance of 522.72 feet, more or less, to the iron pin at the point of BEGINNING.

                                  EXHIBIT A-5

       Legal Description Of The Land Of The Memphis, Tennessee Facility
                              (Facility No.0178)



[MEMPHIS. TN]

Care Inn Convalescent Home Addition, as shown on plat of record in Plat Book 82, Page 18, in the Register's Office of Shelby County, Tennessee, more particularly described as follows:

BEGINNING at an iron pin in the northwest line of Old Covington Pike, the Care Inn southeast corner, being 34 feet west of the centerline of Old Covington Pike, as measured at a right angle to said centerline, said point being 1361.22 feet northeast of the centerline of New Covington Pike, as measured along Old Covington Pike; thence north 36 degrees 10 minutes 46 seconds east, 34 feet west of and parallel to the centerline of Old Covington Pike, a distance of 400.26 (call 400.86) feet to an old iron pin, said point being 9.0 feet west of the northeast corner of the Ural Brown 14.07 acres; thence north 55 degrees 42 minutes 06 seconds west along the Brown north line a distance of 358.83 feet to an old iron pin; thence north 37 degrees 15 minutes 45 seconds east a distance of 275.03 (call 275.01) feet to an old iron pin, the northeast corner of the Rayford H. Dial 10.06 acres; thence north 55 degrees 29 minutes 58 seconds west along the Dial north line a distance of 102.16 (call 102.98) feet to an old iron pin in the southeast line of a Memphis Light, Gas and Water Division 100 foot Power Line Easement; thence south 42 degrees 47 minutes 56 seconds west along the southeast line of said 100 foot Power Line Easement a distance of 695.41 (call 695.67) feet to an old iron pin; thence south 47 degrees 12 minutes 04 seconds east a distance of 200.06 feet (call 200.26) feet to an old iron pin; thence south 62 degrees 49 minutes 10 seconds east a distance of 341.18 feet to the beginning.

                                  EXHIBIT A-6

      Legal Description Of The Land Of The Huntingdon, Tennessee Facility
                              (Facility No.0179)

[HUNTINGDON, TN]


Lying and being situated in the 11/th/ Civil District, Carroll County, Tennessee, and further described as follows:

BEGINNING at a point in the west line of High Street (State Highway No. 77) at the Northeast corner of a 12.37 acre tract of land conveyed to Carroll County, Tennessee, and recorded in Deed Book 121, page 553, Register's Office of Carroll County, Tennessee; thence North 73 degrees - 00' West along the North line of said 12.37 acre tract a distance of 497.82 feet to a point; thence North 17 degrees - 00' East a distance of 350.00 feet to a point; thence South 73 degrees
- 00' East a distance of 497.82 feet to a point in the west line of High Street; thence South 17 degrees - 00' West along said west line of High Street a distance of 350.00 feet to the point of beginning, containing 4.00 acres more or less.

                                 EXHIBIT A- 7

        Legal Description Of The Land Of The Ripley, Tennessee Facility
                              (Facility No.0183)



[RIPLEY, TN]

LYING IN THE SECOND CIVIL DISTRICT OF LAUDERDALE COUNTY, TENNESSEE: Beginning at an iron pin (set) in the south R.O.W. of Halliburton Avenue (60' R.O.W,) 402 +/- feet west of the west R.O.W. of U.S. Highway 51 (100' R.O.W.); thence run S 16(degrees) 26' 45" W, 500.37' to an iron pin (set); thence run N. 82(degrees) 30' 00" W, 402.19 feet to an iron pin (set) ; thence run N. 07(degrees) 30' 00" E, 493.78' to an iron pin (set) in the south R.O.W. of Halliburton Avenue; thence run along the south R.O.W. of Halliburton Avenue S. 82(degrees) 30' 00" E, 412.50' to a point in the south R.O.W. of Halliburton Avenue; thence run with the south R.O.W. of Halliburton Avenue S. 82(degrees) 55' 30" E , 67.50 feet to the point of beginning.

                                  EXHIBIT A-8

     Legal Description Of The Land Of The Blountville, Tennessee Facility
                              (Facility No.0184)


[BLOUNTVILLE, TN]

SITUATED within the 18/th/ Civil District of Sullivan County, Tennessee, more particularly bounded and described as follows, to-wit:

TO FIND THE POINT OF BEGINNING, begin at a point in the intersection of the Northwesterly line of Old Pike Road with the Southerly line of Dunlap Road; thence proceed South 79 deg. 25 min. West a distance of 151.41 feet along the Southerly line of Dunlap Road to a point; thence proceed along the Southerly line of Dunlap Road by a curve to the left having a radius of 275.47 feet, an arc distance of 207.62 feet to a point in what is now the Southwesterly line of Dunlap Road; thence continuing along the Southwesterly line of Dunlap Road, North 57 deg. 24 min. West a distance of 106.07 feet to an iron pin, the point of the BEGINNING; thence South 32 deg. 36 min. West a distance of 342.09 feet to an iron pin; thence North 54 deg. 40 min. West along a fence row a distance of
530.60 feet to an iron pin; thence North 32 deg. 36 min. East a distance of
316.79 feet to an iron pin in the Southwesterly line of Dunlap Road; thence along the Southwesterly line of Dunlap Road, South 57 deg. 24 min. East a distance of 530 feet to an iron pin, the point of the BEGINNING, and containing
4.008 acres, be the same, more or less, as shown by survey of said tract prepared by East Tennessee Surveyors, dated 5-27-78, as revised February 24, 1979.

                                  EXHIBIT A-9

      Legal Description or The Land or The Maryville, Tennessee Facility
                              (Facility No.0187)



[MARYVILLE (BLOUNT COUNTY), TN]

SITUATED in District No. Nine (9) of Blount County, Tennessee, and within the 6th Ward of the City of Maryville Tennessee, and being more fully described as follows:

TO FIND THE POINT OF BEGINNING commence at an iron pin in the Northwesterly line of Jefferson Avenue, said iron pin being a corner to property of Minge and being located in a Southerly direction 58.67 feet from the point of intersection of the Northwesterly line of Jefferson Avenue and the Southerly line of Fifth Street; thence from said point with the Northwesterly line of Jefferson Avenue South 35 deg. 26 min. West, 213.76 feet to an iron pin, corner to property of W.
R. Partnership; thence with the line of W. R. Partnership North 54 deg. 34 min. West, 259.0 feet to an iron pin, the POINT OF BEGINNING herein; thence from said POINT OF BEGINNING and continuing with W. R. Partnership, North 54 deg. 34 min. West, 429.12 feet to an iron pin; thence North 46 deg. 57 min. East, 427.24 feet to an iron pin in the Southerly line of Fifth Street; thence with the Southerly line of Fifth Street South 40 deg. 56 min. East, 422.45 feet to an iron pin; thence South 47 deg. 15 min. West, 325.97 feet to the POINT OF BEGINNING, as surveyed by T. J. Hatmaker, dated June 21, 1984.

                                 EXHIBIT A-I0


      Legal Description Of The Land Of The Maryville, Tennessee Facility
                              (Facility No.0189)

[MARYVILLE, TN]


SITUATE in District No. Nineteen (19) of Blount County, Tennessee, in the Fifth
(5th) Ward of the City of Maryville and being a tract containing approximately
11.043 acres (including a fifty-foot wide strip more than nine hundred feet long which gives frontage and provides access for the main portion of the property to and from Montvale Station Road), and described more particularly as follows:

BEGINNING on an iron pin in the northern line of Lot No.8 of the Montvue Subdivision (approximately 45 feet west of the common corner of Lots Nos. 8 and.
9), as the same is shown in Map File 350A in the Register's Office for said County, said Point of Beginning being S. 73-15-25 E. 903.44 feet from an iron pin in the eastern right of way line of Montvale Station Road which marks the northwesternmost corner of Lot No.1 in said Montvue Subdivision; thence running from said Point of Beginning and leaving said northern line of said Montvue Subdivision (1) N. 16-22-30 E. 150.00 feet to a point, a corner to said 50-foot wide strip which contains the private driveway leading from the main portion of the property conveyed hereby to and from said Montvale Station Road; thence (2)
N. 73-15-25 W. 907.83 feet (along the southerly edge of said strip) to a point in the eastern right of way line of said Montvale Station Road; thence (3) N. 10-00-10 E. 50.35 feet along said eastern right of way line for said Road to a point; thence leaving said right of way line for said Road (4) S. 73-15-25 E.
913.42 feet along the line of Brown and Taylor (and along the northerly edge of said strip) to a point; thence leaving said strip (5) N. 16-22-30 E. 237.18 feet along the line of Brown and Taylor to an iron pin, a corner to Brown and Taylor; thence (6) S. 73-21-45 E. 990.03 feet along the line of Brown and Taylor to an iron pin, a corner to Brown and Taylor, in line of McGill; thence (7) S. 14-40-10 W. 437.10 feet along the line of McGill to an iron pipe marking the northeasternmost corner of Lot No.16 in said Montvue Subdivision; thence (8) N. 73-22-55 W. 1002.04 feet along the northern line of said Montvue Subdivision to the point of BEGINNING, and containing 11.043 acres, more or less, as surveyed by Sterling Engineering, Inc., in July, 1983.

                                 EXHIBIT A-11

          Legal Description Of The Land Of The Newark, Ohio Facility
                              (Facility No.0237)


[NEWARK. OH]

Page one of three


Parcel One


Situated in the County of Licking, City of Newark, and State of Ohio and bounded and described as follows:


Beginning at a point in the centerline of West Main Street and in the Southeast corner of Warner's Allotment to the said City of Newark as shown on the Plat of said Allotment recorded in Vol. 4, at pages 95 and 108, of the Plat Records in the Office of the Recorder of Licking County, Ohio, and being referenced by an iron pin bearing North 4(degrees) 46' 30" East and being 31.98 feet from said point; thence North 74(degrees) 30' East, along the center line of West Main Street, 511.71 feet to the point; thence North 4(degrees) 46' 30" East, passing through the Northerly right of way of said West Main Street, a distance of
547.68 feet to a point and the true point of beginning for the following described parcel of land; thence North 85(degrees) 13' 30" West 480.00 feet to a point in the Easterly line of said Warner's Allotment; thence North 4(degrees) 46' 30" East, along the Easterly line of said Warner's Allotment, 450.00 feet to a point; thence South 85(degrees) 13' 30" East 480.00 feet to a point; thence South 4(degrees) 46' 30" West 450.00 feet to the true point of beginning.


Containing 4.96 acres, more or less.


TOGETHER with a non-exclusive, perpetual right-of-way and easement over, under and through the following described premises for the erection, construction, operation, maintenance and repair of water, storm and sanitary sewer, gas, electric and other utility lines to service the above-described tract of land of
4.96 acres, more or less, and for ingress and egress to and from said tract of land and West Main Street:


Situated in the County of Licking, in the State of Ohio and in the City of Newark and bounded and described as follows:


Beginning at a point in the centerline of West Main Street and in the Southeast corner of Warner's Allotment to the said City of Newark as shown on the Plat of said Allotment

[NEWARK, OH]
Page two of three

recorded in Vol. 4, at pages 95 and 108, of the Plat Records in the Office of the Recorder of Licking County, Ohio, and being referenced by an iron pin bearing North 4(degrees) 46' 30" East and being 31.98 feet from said point; thence North 74(degrees) 30" East, along the centerline of West Main Street,
511.71 feet to a point and the true point of beginning of the following described parcel of land; thence North 4(degrees) 46' 30" East, passing through the Northerly right of way of West Main Street and, also, passing along the Easterly line of the 4.96 acre Nursing Home Site, a total distance of 1057.68 feet to a point; thence South 85(degrees) 13' 30" East, passing into the 50 feet easement to the said City of Newark for storm sewer, sanitary sewer and water lines, a total distance of 60.00 feet; thence South 4(degrees) 46' 30" West, passing through said right of way for West Main Street, a total distance of 1035.52 feet to a point in the centerline of West Main Street; thence South 74(degrees) 30' West, along the centerline of West Main Street, 63.96 feet to the true point of beginning.

Containing 1.44 acres, more or less

Parcel Two

Situated in the State of Ohio, County of Licking and City of Newark and being part of Reserve A in Janmar Addition as per recorded plat thereof and more particularly bounded and described as follows:

Being part of Reserve A in Janmar Addition as per recorded plat thereof and more particularly bounded and described as follows:

Beginning at an iron pin in the northeast corner of said Reserve A and in the southeast corner of The Newark Convalescent Inn property (deed reference, Volume 638, page 261, of said Deed Records), and in the westerly right of way line of McMillen Drive;

Thence South 4(degrees) 46' 30" West, passing along the easterly line of said Reserve A and the westerly right of way line of McMillen Drive, 180.00 feet to a point;

Thence North 85(degrees)  13' 30" West, 180.00 feet to a point;

Thence South 4(degrees) 46' 30" West, 32.00 feet to a point;

Thence North 85(degrees) 13' 30" West, 299.59 feet to a point in the westerly line of said Reserve A;

[NEWARK, OH]
Page three of three

Thence North 4(degrees) 39' 55" East, passing along said westerly line of Reserve A, 212.00 feet to an iron pin;

Thence South 85(degrees) 13' 30" East, passing along the northerly line of said Reserve A and the southerly line of said Newark Convalescent Inn property,
480.00 feet to the place of beginning;

Containing 2.20 acres, more or less.

TOGETHER with the easements granted in that certain deed from The Newark Company to Susan E. Brown Trustee, dated June 19, 1978 and recorded in Deed Book 778, page 26, Recorder's Office, Licking County, Ohio.

                                 EXHIBIT A-12

       Legal Description Of The Land Of The Vincennes, Indiana Facility
                              (Facility No.0287)



[VINCENNES, IN]

The land is located in the County of Knox, State of Indiana and described as follows:

Part of Donations 2 and 23, Township 3 North, Range 10 West, Vincennes Township, Knox County, Indiana, described as follows: Beginning at an iron pin in the center of Second Street Road, 11.10 chains South 38 3/4 degrees East and 32 links South 51 1/4 degrees West of a stone, the west corner of said Donation 23; thence North 47 degrees 10 minutes West 132.0 feet along said road; thence North 57 degrees 14 minutes West 128.7 feet along said road to the Vincennes and Brucevi11e paved road; thence North 32 degrees 26 minutes East 791.3 feet along the center of said road; thence South 57 degrees 34 minutes East 120.0 feet; thence North 32 degrees 26 minutes East 100.0 feet; thence North 57 degrees 34 minutes West 120.0 feet to the center of said road; thence North 32 degrees 26 minutes East 108.6 feet along the center of said road to a road nail; thence South 38 degrees 33 minutes East 582.1 feet; thence South 51 degrees 42 minutes West 884.4 feet to the point of beginning.

Situated in the City of Vincennes and Vincennes Township, Knox County.

                                 EXHIBIT A-13

       Legal Description Of The Land Of The Mayfield, Kentucky Facility
                               (Facility No.0271)



[MAYFIELD, KY]

BEING 5 ACRES OUT OF THE NORTHWEST QUARTER OF SECTION 11 TOWNSHIP, 3 RANGE 1, EAST IN THE CITY OF MAYFIELD, KENTUCKY, AND BEING A PART OF THE PROPERTY DESCRIBED IN DEED BOOK 90, PAGE 1, IN THE OFFICE OF THE GRAVES COUNTY COURT CLERK, AND SAID 5 ACRES IS MORE PARTICULARLY DESCRIBED AS FOLLOWS :

BEGINNING AT A CONCRETE SURVEY MARKER ON THE SECTION LINE NEAR THE INTERSECTION OF THE NORTH LINE OF INDIANA AVENUE WITH THE EAST LINE OF NORTH 4TH STREET, SAID MARKER BEING LOCATED NORTH ALONG THE SECTION LINE 395 FEED FROM THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER OF SECTION 11, TOWNSHIP 3 RANGE 1 EAST, AND RUNNING THENCE NORTH 2 DEGREES 30 MINUTES WEST ALONG THE SECTION LINE 506.14 FEET (CONCRETE SURVEY MARKER POINTER LOCATED S 2 DEGREES 30 MINUTES E 15 FEET); THENCE NORTH 87 DEGREES 54 MINUTES 30 SECONDS EAST 433.85 FEET (CONCRETE SURVEY MARKER POINTER LOCATED S 2 DEGREES 30 MINUTES E 15 FEET); THENCE SOUTH 2 DEGREES 30 MINUTES E, 497.93 FEET TO A CONCRETE SURVEY MARKER; THENCE SOUTH 86 DEGREES 49 MINUTES 30 SECONDS WEST 433.87 FEET TO THE POINT OF BEGINNING.

THERE IS ALSO INCLUDED IN THIS CONVEYANCE A RIGHT OF WAY AND EASEMENT ON AND OVER A CERTAIN PIECE OF LAND IMMEDIATELY SOUTH OF AND ADJOINING THE REAL ESTATE DESCRIBED AND MORE PARTICULARLY DESCRIBED AS A STRIP OF LAND 60 FEET WIDE LYING JUST SOUTH OF AND ABUTTING THE 5 ACRE TRACT DESCRIBED ABOVE AND RUNNING BACK EAST THE ENTIRE DISTANCE OF SAID TRACT, 744 FEET, MORE OR LESS.

IT IS FURTHER UNDERSTOOD THAT THE RIGHT OF WAY AND EASEMENT HEREIN PROVIDED SHALL REMAIN A PRIVATE WAY FOR AND JOINT USE AND BENEFIT OF USHER AND GARDNER, INC.., THEIR GRANTEE AND ITS OR THEIR AGENTS, SERVANTS, TENANTS, AND ALL OTHER PERSONS FOR THEIR ADVANTAGE.

                                  EXHIBIT A-14

         Legal Description Of The Land Of The Whitehouse, Ohio Facility
                               (Facility No.0295)


[WHITEHOUSE, OH]

Lots Number six (6) and seven (7) in HIBBS ADDITION, in the Village of Whitehouse, Lucas County, Ohio, excepting therefrom that part of Lot Number six
(6) that lies easterly of the westerly line of Lot Number five (5) in said Hibbs Addition extended southerly to the southeasterly line of said Lot Number six
(6).

                                 EXHIBIT A-15

          Legal Description Of The Land Of The Marion, Ohio Facility
                              (Facility No.0870)


[MARION, OH]

Page one of three


PARCEL I:

Situated in the City of Marion, County of Marion, State of Ohio and being part of Lot number forty-five (45), Professional Park Subdivision as shown in Plat Book five (5), Pages eighty-nine (89) through ninety-five (95) and amended as described in Plat Book five (5), Pages one hundred nineteen (119) and one hundred twenty (120) and Plat Book six (6) Pages fifty-two (52) and fifty-four
(54), Recorder's Office, Marion County, Ohio, and further described as follows:

Beginning at an iron pin in the centerline of future Community Drive, said iron pin being two hundred and zero hundredths (200.00) feet Easterly from the intersection of the centerline of future Community Drive with the East line of Delaware Avenue; thence South twenty (20) degrees, thirty-nine (39) minutes, fifty-one (51) seconds East a distance of thirty (30) feet to an iron pin and the place of beginning; thence North sixty-nine (69) degrees, twenty-one (21) minutes, thirty-nine (39) seconds East along the North line of said Lot number forty-five (45) a distance of one hundred forty-five and eleven hundredths (145.11) feet to an iron pin, said point being also the Northeast corner of said Lot number forty-five (45); thence South twenty (20) degrees, thirty-nine (39) minutes, five (05) seconds East a distance of three hundred thirty-six (336) feet to a point; thence South sixty-nine (69) degrees, twenty (20) minutes, twenty-seven (27) seconds West a distance of one hundred forty-five and four hundredths (145.04) feet to an iron pin, thence North twenty (20) degrees, thirty-nine (39) minutes, fifty-one (51) seconds West a distance of three hundred thirty-six and five hundredths ( 336.05 ) feet to an iron pin, the place of beginning. Subject to all legal rights-of-way, easements and restrictions of record, including a certain thirty (30) foot easement for sewer facilities, dated May 23, 1969, recorded in Volume 447 at Page 230 of the Deed Records of Marion County, Ohio, the East fifteen (15) feet of which, measured East and West, lies along the West line of the above described parcel belonging to said Professional Park, Inc., commencing at the North line of said future

[MARION, OH]
Page two of three

Community Drive and extending to the South line of said parcel.

Reference is hereby had and made to a Survey of said premises recorded in Volume 6 at Page 48 of the Survey Records in the Office of the County Engineer of said County.

PARCEL II:

Situated in the City of Marion, County of Marion and State of Ohio and bounded and described as follows:

Known as being part of Lot number forty-five (45) in Professional Park Addition to the City of Marion, Ohio;
Commencing at an iron pin set in the South line of Lot number forty-four (44), seventy-five and forty hundredths (75.40) feet West of the Southeast corner of Lot number forty-four (44);
Thence North sixty-nine (69) degrees, twenty (20) minutes, zero (00) seconds East, a distance of one hundred eighty-one and seventy-five hundredths (181.75) feet to a point;
Thence North twenty (20) degrees, forty (40) minutes, zero (00) seconds West, a distance of fifty-three and seventy-three hundredths (53.73) feet to a point; Thence South sixty-nine (69) degrees, twenty (20) minutes, zero (00) seconds West, a distance of twenty-seven and sixty hundredths (27.60) feet to a point; Thence North twenty (20) degrees, forty (40) minutes , zero (00) seconds West, a distance of ninety-six and twenty-seven hundredths (96.27) feet to a point, the place of beginning;
Thence North twenty (20) degrees, forty (40) minutes , zero ( 00) seconds West, a distance of fifty and zero hundredths (50.00) feet to a point;
Thence North sixty-nine (69) degrees, twenty (20) minutes, zero (00) seconds east, a distance of zero and eighty-five hundredths (0.85) feet to a point; Thence North twenty (20) degrees, forty (40) minutes, zero (00) seconds West, a distance of thirty-four (34) feet to a point;
Thence South sixty-nine (69) degrees, twenty (20) minutes, zero (00) seconds west, a distance of one hundred forty-five (145) feet to a point;
Thence South twenty (20) degrees, forty (40) minutes, zero (00) seconds East, a distance of eighty-four (84) feet to a point;
Thence North sixty-nine (69) degrees twenty (20) minutes, zero (00) seconds East, a distance of one hundred

(MARION, OH]
Page three of three

forty-four and fifteen hundredths (144.15) feet to the place of beginning; Said parcel being zero and twenty-eight hundredths (0.28) acres, more or less.

PARCEL III:

Situated in the City of Marion, County of Marion and State of Ohio and bounded and described as follows:

Known as being a two (2) acre tract of land located in the Northwest portion of Lot number forty-six (46) in Professional Park Addition to the City of Marion, as shown and delineated upon the Plat of Professional Park Addition recorded in Plat Records Volume five (5), pages eighty-nine (89) to ninety-five (95) inclusive, in the Recorder's Office of Marion County, State of Ohio, and which tract is more specifically described as follows:
Beginning at the Northwest corner of the aforesaid Lot number forty-six (46), said place of beginning also being the Northeast corner of Lot number forty-five
(45) in said Addition; thence South twenty (20) degrees, forty (40) minutes East and along the East boundary line of Lot number forty-five (45) a distance of three hundred seventy (370) feet to a point, which point is fifty (50) feet more or less from the Southeast corner of said Lot number forty-five (45); thence North sixty-nine (69) degrees, twenty (20) minutes East and parallel to the North boundary line of Fairfax Road a distance of two hundred forty and eight hundred sixty-five thousandths (240.865) feet to a point; thence North twenty
(20) degrees, forty (4o) minutes West and parallel to the East boundary line of Lot number forty-five (45) a distance of three hundred seventy (370) feet to a point; being located in the South Boundary line of Community Drive; thence along the South Boundary line of Community Drive to the place of beginning.

                                 EXHIBIT A-16

      Legal Description Of The Land Of The Kansas City, Missouri Facility
                              (Facility No.0861)



[KANSAS CITY, MO] Page one of three



TRACT I:

All that part of the Southwest 1/4 of the Southwest 1/4 of Section 17, Township 47, Range 33, Kansas City, Jackson County, Missouri, described as follows:
Commencing at the Southeast corner of said Southwest 1/4 of the Southwest 1/4; thence North 41 degrees 52 minutes 55 seconds West, a distance of 70.46 feet to a point 50.0 feet North of the centerline of Blue Ridge Boulevard and 50.0 feet West of the East line of said Southwest 1/4 of the Southwest 1/4 as measured at right angles to said lines, said point being the intersection of the North right-of-way line of said Blue Ridge Boulevard, and the West right-of-way line of Wornall Road, as now established; thence North 85 degrees 46 minutes 44 seconds West along said North right-of-way line of Blue Ridge Boulevard, and parallel to the centerline of said Blue Ridge Boulevard, a distance of 390.0 feet; thence North 03 degrees 19 minutes 35 seconds East, a distance of 290.00 feet; thence North 25 degrees 42 minutes 52 seconds West, a distance of 61.75 feet; thence North 03 degrees 19 minutes 35 seconds East, a distance of 177.00 feet; thence South 85 degrees 37 minutes 24 seconds East and parallel to the South line of said Southwest 1/4 of the Southwest 1/4, a distance of 420.00 feet to a point on the West right-of-way line of Wornall Road; thence South 03 degrees 19 minutes 35 seconds West along said West right-of-way line and parallel to the East line of said Southwest 1/4 of the Southwest 1/4, a distance of 519.38 feet to the true point of beginning.

TRACT II:

All that part of the Southwest 1/4 of the Southwest 1/4 of Section 17, Township 47, Range 33, Kansas City, Jackson County, Missouri, including a portion of lot 129, KLAPMEYER ESTATES, a Subdivision, described as follows: Commencing at the Southeast corner of said Southwest 1/4 of the Southwest 1/4; thence North 4l degrees 52 minutes 55 seconds West, a distance of 70.46 feet to a point 50.00 feet North of the center line of Blue Ridge Boulevard and 50.0 feet West of the East line of said Southwest 1/4 of the Southwest 1/4, as measured at right angles to said lines, said point being the intersection of the North right-of-way line of said Blue Ridge Boulevard and the West right-of-way line of Wornall

[KANSAS CITY, MO]
Page two of three

Road, as now established; thence North 85 degrees 46 minutes 44 seconds west along said North right-of-way line of Blue Ridge Boulevard and parallel to the centerline of said Blue Ridge Boulevard, a distance of 390.00 feet to the true point of beginning; thence North 03 degrees 19 minutes 35 seconds East a distance of 290.00 feet; thence North 25 degrees 42 minutes 52 seconds West, a distance of 61.75 feet; thence North 03 degrees 19 minutes 35 seconds East, a distance of 177.00 feet; thence North 85 degrees 37 minutes 24 seconds West and parallel to the South line of said Southwest 1/4 of the Southwest 1/4, a distance of 135.00 feet; thence South 03 degrees 19 minutes 35 seconds West, a distance of 250.65 feet; thence North 86 degrees 40 minutes 25 seconds West, a distance of 15.02 feet; thence South 03 degrees 19 minutes 35 seconds West, a distance of 270.00 feet to the North right-of-way line of said Blue Ridge Boulevard; thence South 85 degrees 46 minutes 44 seconds East along said North right-of-way line of Blue Ridge Boulevard and parallel to the centerline of said Blue Ridge Boulevard, a distance of 180. 00 feet to the true point of beginning.

TRACT 3:

All that part of the Southwest 1/4 of the Southwest 1/4 of Section 17, Township 17, Range 33, Kansas City, Jackson County, Missouri, including a portion of Lots 127, 128, and 129, KLAPMEYER ESTATES, a subdivision, described as follows:
Commencing at the Southeast corner of said Southwest 1/4 of the Southwest 1/4; thence North 4l degrees 52 minutes 55 seconds West a distance of 70.46 feet to a point 50.00 feet North of the center line of Blue Ridge Boulevard, and 50.0 feet West of the East line of said Southwest 1/4 of the Southwest 1/4 as measured at right angles to said lines, said point being the intersection of the North right-of-way line of said Blue Ridge Boulevard, and the West right-of-way line of Wornall Road, as now established; thence North 85 degrees 46 minutes 44 seconds West along said North right-of-way line of Blue Ridge Boulevard, and parallel to the center line of said Blue Ridge Boulevard, a distance of 570.00 feet; thence North 03 degrees 19 minutes 35 seconds East, a distance of 185.00 feet to the true point of beginning; thence North 40 degrees 15 minutes 25 seconds West, a distance of 421.57 feet to an angle point in the Easterly line of BLUE HILLS SOUTH, a Subdivision; thence North 01 degrees 08 minutes 00 seconds East along laid Easterly line 154.07 feet; thence North 53 degrees 54 minutes 00 seconds East along said Easterly line, 133.38 feet; thence South 34 degrees 54 minutes 25 seconds East, 264.24 feet; thence South 85 degrees 37 minutes 24 seconds

[KANSAS CITY, MO]
Page three of three

East and parallel to the South line of said Southwest 1/4 of the Southwest 1/4, a distance of 45.00 feet; thence South 03 degrees 19 minutes 35 seconds West, a distance of 250.65 feet; thence North 86 degrees 40 minutes 25 seconds West, a distance of 15.02 feet; thence South 03 degrees 19 minutes 35 seconds West, a distance of 85.00 feet to the true point of beginning.

                                 EXHIBIT A-17

        Legal Description Of The Land Of The Denver, Colorado Facility
                              (Facility No.0849)


[DENVER, CO]

ALL OF THAT PART OF PLOT 43, UNIVERSITY ADDITION, LYING NORTH OF THE HIGH LINE CANAL RIGHT OF WAY, EXCEPT THE NORTH 7 FEET OF SAID PLOT, CITY AND COUNTY OF DENVER, STATE OF COLORADO.

                                 EXHIBIT A-18

    Legal Description Of The Land Of The Fairhaven, Massachusetts, Facility
                              (Facility No.0531)



[FAIRHAVEN, MA]

That certain piece or parcel of land, together with all buildings and improvements thereon, situated in the Town of Fairhaven, County of Bristol, Commonwealth of Massachusetts, and bounded and described as follows:

PARCEL ONE:

Beginning at a point in the westerly line of North Main Street distant southerly one hundred seventy and 67/100 (170.67) feet from the southerly line of Pilgrim Avenue, and in line of land now or formerly of Ida M. Jenney, now Mable P. Avery; thence Westerly in said southerly line of last named land three hundred sixty-four (364 )feet, more or less, to the Acushnet River; thence Westerly in the same course into said Acushnet River as far as private rights extend; thence commencing again at the point of beginning, and running southerly in said west line of North Main Street one hundred thirty and 35/100 (130.35) feet, more or less, to land now or formerly of Marjorie F. Anderson; thence Westerly in line of last named land one hundred thirty-two (132) feet; thence Northerly in line of last named land five (5) feet; thence Westerly in line of last named land two hundred ten (210) feet, more or less, to the Acushnet River as far as private rights extend.

Containing one (1) acre, more or less.

Bounded northerly by land now or formerly of Mable P. Avery, easterly by North Main Street, Southerly by land now or formerly of Marjorie F. Anderson and westerly by the Acushnet River.

PARCEL TWO:

Beginning at the intersection of the south line of Pilgrim Avenue and the west line of North Main Street at a stake at the northeast corner of the premises to be conveyed and thence southerly in the said west line of North Main Street one hundred seventy and 67/100 (170.67) feet to a stake; thence Westerly one hundred twenty-five (125) feet to a nail in blacktop; thence Northerly in a line of a contemplated future roadway one hundred seventy-one and 56/100 (171.56) feet to the said south line of Pilgrim Avenue; thence Easterly in the said line of said Pilgrim Avenue one hundred ten (110) feet to the point of beginning. Containing twenty thousand (20,000) square feet, more or less.

Said Parcel Two is shown as Lots 1 and 2 on Plan surveyed for Spiros K. Nichols by Tibetts Engineering Corporation dated May 8, 1964 and recorded with Bristol County (S.D.) Registry of Deeds, Plan Book 66, Page 54.

Said premises being known as and numbered 184 North Main Street, Fairhaven, Massachusetts and being the same premises described in a deed dated December 3, 1970 recorded with Bristo1 County South District Registry of Deeds Book 1610, Page 1092.

Being the same premises conveyed to the Grantor herein by deed from Nichols, Inc. recorded in said Registry in Book 1881, Page 1091, and dated January 4, 1984.

                                 EXHIBIT A-19

   Legal Description Of The Land Of The West Roxbury, Massachusetts Facility
                               (Facility No.0540)



[WEST ROXBURY, MA]

PARCEL ONE

The land in West Roxbury District of Boston, comprising 9,250 square feet + of land, at the end of Baker Place and bounded and described as follows:

NORTHEASTERLY by Baker Place and an Estate of Alice E. Fowler, at al; SOUTHEASTERLY by an Estate of Julia M. Monahan; and WESTERLY by Veterans of Foreign Wars Parkway.

Also the following parcel:


PARCEL TWO

A certain parcel of land situated in that part of Boston called West Roxbury, and bounded:

SOUTHEASTERLY by a lane (now called Baker Place) which runs southwesterly from Baker Street, Eighty-five and Six-twelfths (85 6/12) feet; SOUTHWESTERLY by land now or formerly of Thomas McLaughlin;
NORTHWESTERLY by land now or formerly of James Smith, Ninety-one and six-twelfths (91 6/12) feet and
NORTHEASTERLY by land now or formerly of Thomas McLaughlin to said lane

PARCEL THREE

That certain parcel of land situated in Boston (W. Roxbury) in the County of Suffolk and Commonwealth of Massachusetts, bounded and described as follows:

SOUTHWESTERLY by the northeasterly line of VFW Parkway, two hundred two and 15/100 (202.15) feet;
NORTHWESTERLY by lands of sundry adjoining owners and the end of Barnes Street, one hundred fifty-four and 51/100 (154.51) feet;
NORTHEASTERLY by land now or formerly of Francis J. Moore et al, ninety- five
(95) feet,
SOUTHEASTERLY by Amesbury Street, thirty and 08/100 (30.08) feet; NORTHEASTERLY by the end of Amesbury Street and by a Proposed Street, one hundred ninety-three and 07/100 (193.07) feet; and

SOUTHERLY by lands now or formerly of William H. Riddock et al and Isidore Minkin, Trustee, one hundred seventy-five and 01/100 (175.01) ft

There is appurtenant to said land the right to use said Proposed Street for all purposes of a public way, from locus to Amesbury Street, common with all those lawfully entitled thereto.

                                 EXHIBIT A-20

      Legal Description Of The Land Of The Livermore, California Facility
                              (Facility No.0205)


[LIVERMORE, CA]

 .

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ALAMEDA, CITY OF LIVERMORE, DESCRIBED AS FOLLOWS:

PORTION OF THE PARCEL OF LAND CONVEYED BY FERDINARD HOLDENER, ET UX, TO THE DUFFEL-SMOOT COMPANIES, A CORPORATION, BY DEED RECORDED JULY 2, 1965, ON REEL 1543, IMAGE 234, ALAMEDA COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE EASTERN LINE OF SAID PARCEL OF LAND, DISTANT THEREON SOUTH 0 (degrees) 10' 10" WEST 554.40 FEET FROM THE SOUTHERN LINE OF EAST STANLEY BOULEVARD; RUNNING THENCE NORTH 89 (degrees) 49' 50" WEST 209.618 FEET; THENCE SOUTH 0 (degrees) 10' 10" WEST 225 FEET; THENCE SOUTH 89 (degrees) 49' 50" EAST 209.618 FEET TO SAID EASTERN LINE OF SAID PARCEL OF LAND; THENCE ALONG THE LAST NAMED LINE, NORTH 0 (degrees) 10' 10" EAST 225 FEET TO THE POINT OF BEGINNING.

                                 EXHIBIT A-21

       Legal Description Of The Land Of The Oshkosh, Wisconsin Facility
                              (Facility No.0197)


[OSHKOSH, WI]

PARCEL I: That part of the Southwest 1/4 of the SOUTHEAST 1/4 of Section Twelve
(12) Township Eighteen (18) North, of Range Sixteen (16) East, in the Fifteenth Ward, City of Oshkosh, lying east of the Easterly line of Bowen Street and South of the South line of Mallard Avenue, as now located, excepting therefrom the two
(2) following described tracts of land, viz:

1. The South 130 feet thereof;
2. The North 503.5 feet thereof.

PARCEL II: That part of the Southeast 1/4 of the SOUTHEAST 1/4 of Section Twelve
(12) Township Eighteen (l8) North, or Range Sixteen (16) East, in the Fifteenth Ward, City of Oshkosh, lying west of the West line of Evans Street, as now located, and south of the south line of Mallard Avenue, as now located, exception the Three (3) following described tracts of land, viz:

1. The South 30 feet thereof, which said 30 feet is located within the limits of Murdock Street.
2. The North 240 feet of the South 270 feet thereof.
3. The North 503.5 feet thereof.

                                 EXHIBIT A-22

   Legal Description Of The Land Of The Westborough, Massachusetts Facility
                              (Facility No.0541)


[Westerborough, MA]


A certain parcel of land with the buildings and improvements thereon situated off the easterly side of East Main Street and on the northerly side of Colonial Drive, a private way, in Westborough, Worcester County, Massachusetts, the same being shown as Lot #2 containing 5.0 acres on a plan by Guerard Survey Co. & Associates dated November 4, 1969, recorded with said Deeds in Plan Book 331, Plan 91, and being more particularly bounded and described as follows:

SOUTHWESTERLY:      by said Colonial Drive by two lines (the first being a
                    curved line with a radius of 60 feet) measuring respectively
                    23 feet and 117 feet;

NORTHWESTERLY:      by land now or formerly of Dorothy Hickox, Inc. 216.49 feet;

NORTHEASTERLY,
  EASTERLY,
  NORTHERLY, and
NORTHEASTERLY:      by land now or formerly of the Commonwealth of
                    Massachusetts, (Metropolitan District Commission) by four lines measuring respectively 195 feet, 87.20 feet, 165.17 feet, and 408.30 feet;

SOUTHEASTERLY:      by land now or formerly of said Dorothy Hickox, Inc. 307.47 feet; and

SOUTHERLY,
SOUTHWESTERLY,
WESTERLY, and
SOUTHWESTERLY:      by land now or formerly of said Dorothy Hickox, Inc. by four lines (the second being a curved line with a radius of 125 feet) measuring respectively 410.33 feet, 97.85 feet, 80.14 feet and 118.70 feet.

                    Being the same premises conveyed to the Grantor herein by deed from Michael A. Minkin and Kenneth D. Minkin, Trustees of the Minkin-Westborough Realty Trust, said deed dated January 4, 1984 and recorded in said Registry in Book 8047, Page 19.

                                   EXHIBIT B

-------------------------------------------------------------------------------------------------
                                                                        Initial          Initial
-------------------------------------------------------------------------------------------------
                                                                         Annual          Monthly
-------------------------------------------------------------------------------------------------
 Kindred                                        # of       # of        Allocated        Allocated
-------------------------------------------------------------------------------------------------
 Facility                                      Avail     Licensed       Minimum          Minimum
-------------------------------------------------------------------------------------------------
    #         City/St. Location      Group      Beds       Beds           Rent             Rent
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
 Group 1
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
   0171       Bolivar TN                 1       136        136         720,000         60,000.00
-------------------------------------------------------------------------------------------------
   0174       Camden TN                  1       185        189         500,000         41,666.67
-------------------------------------------------------------------------------------------------
   0175       Jefferson City TN          1       185        186       1,000,000         83,333.33
-------------------------------------------------------------------------------------------------
   0177       Loudon TN                  1       190        192         900,000         75,000.00
-------------------------------------------------------------------------------------------------
   0178       Memphis TN                 1       246        246       1,460,000        121,666.67
-------------------------------------------------------------------------------------------------
   0179       Huntingdon TN              1       196        196         575,000         47,916.67
-------------------------------------------------------------------------------------------------
   0183       Ripley TN                  1       182        182         625,000         52,083.33
-------------------------------------------------------------------------------------------------
   0184       Blountville TN             1       173        173         680,000         56,666.67
-------------------------------------------------------------------------------------------------
   0187       Maryville TN               1       187        189       1,100,000         91,666.67
-------------------------------------------------------------------------------------------------
   0189       Maryville TN               1        75         75         440,000         36,666.67
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
 Group 2
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
   0237       Newark OH                  2       300        300       1,775,000        147,916.67
-------------------------------------------------------------------------------------------------
   0287       Vincennes IN               2       205        216       1,100,000         91,666.67
-------------------------------------------------------------------------------------------------
   0271       Mayfield KY                2       100        100         585,000         48,750.00
-------------------------------------------------------------------------------------------------
   0295       Whitehouse OH              2        88         94         200,000         16,666.67
-------------------------------------------------------------------------------------------------
   0870       Marion OH                  2       110        110         380,000         31,666.67
-------------------------------------------------------------------------------------------------
   0861       Kansas City, MO            2       180        180         850,000         70,833.33
              (beds)
-------------------------------------------------------------------------------------------------
                        (units/beds)              96         96
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
 Group 3
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
   0849       Denver CO                  3       172        180       1,060,000         88,333.33
-------------------------------------------------------------------------------------------------
   0531       Fairhaven, MA              3       106        107         378,000         31,500.00
-------------------------------------------------------------------------------------------------
   0540       West Roxbury, MA           3       141        141         441,000         36,750.00
-------------------------------------------------------------------------------------------------
   0205       Livermore, CA              3        80         83         346,500         28,875.00
-------------------------------------------------------------------------------------------------
   0197       Oshkosh, WI                3       182        184         454,000         37,833.33
-------------------------------------------------------------------------------------------------
   0541       Westborough, MA            3       122        123         559,500         46,625.00
-------------------------------------------------------------------==============================

-------------------------------------------------------------------------------------------------
              Totals                                                 16,129,000      1,344,083.35
-------------------------------------------------------------------------------------------------

                                   EXHIBIT C

                            GUARANTY OF OBLIGATIONS

          The undersigned, KINDRED HEALTHCARE, INC., a Delaware corporation, and KINDRED OPERATING, INC., a Delaware corporation (collectively and jointly and severally "Guarantor"), as a material and necessary inducement to HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation ("HCPI") and HEALTH CARE PROPERTY PARTNERS, a California general partnership ("HCPP," and together with HCPI as their interests may appear, "Owners"), to enter into that certain Master Lease of even date herewith (together with any future amendments or supplements thereto or modifications thereof entered into from time to time, being referred to herein, collectively, as the "Lease"), with KINDRED NURSING CENTERS EAST, L.L.C., a Delaware limited liability company, KINDRED NURSING CENTERS WEST, L.L.C., a Delaware limited liability company and KINDRED NURSING CENTERS LIMITED PARTNERSHIP, a Delaware limited partnership (collectively and jointly and severally "Lessee"), pursuant to which Owners, as Lessor, have agreed to lease to Lessee, and Lessee has agreed to hire and let from Owners, as Lessee, certain properties (collectively, the "Properties," and each a "Property") identified and listed on Exhibit A attached hereto, in each case as more particularly
              ---------
described in the Lease, hereby agrees as follows:

          1.  Guarantor hereby unconditionally and irrevocably guarantees to
Owners:

              (a) the payment when due of all costs, expenses, fees, rents and other sums payable by Lessee under the Lease and the full, faithful and prompt performance when due of each and every one of the terms, conditions and covenants to be kept and performed by Lessee under the Lease (whether accruing prior to, on or after the date hereof), including, without limitation, (i) any and all indemnification and insurance obligations, (ii) all obligations to operate, repurchase, rebuild, restore or replace the Properties or any facilities or improvements now or hereafter constituting a portion of any Property and (iii) all obligations of the Lessee under the Lease resulting from the exercise of any renewal or extension option under such Lease; and

              (b) the payment, on demand, of any fees, costs and charges of enforcement of the Lease, and the preservation and protection of the Properties and collateral from Lessee, if any, which would be owing by Lessee under clause (a) above, but for the effect of the federal Bankruptcy Code or any other state or local debtor relief law.

The foregoing obligations are hereafter collectively referred to as the "Guaranteed Obligations." In the event of the failure of Lessee to pay or perform any of the Guaranteed Obligations when due, Guarantor shall forthwith pay or perform the same, as applicable, and pay all damages that may result from the non-payment or non-performance thereof to the full extent provided under the Lease. Guarantor acknowledges that due to the effect of the federal Bankruptcy Code or any other state or local debtor relief law, the Guaranteed Obligations may exceed the payment or performance obligations of Lessee under the Lease. Payment by Guarantor shall be made to Owners in immediately available federal funds to an account designated by Owners.

          2.   Guarantor represents, warrants and covenants that:
               --------------------------------------------------

               (a) such Guarantor is duly organized/formed, validly existing and in good standing under the laws of its state of organization/formation, is qualified to do business and in good standing in each state in which any Property is located (except where the failure to do so would not have a material adverse effect on Guarantor), and has full power, authority and legal right to execute and to deliver and to perform and observe the obligations and provisions of this Guaranty;

                    (i) this Guaranty has been duly authorized, executed and delivered by such Guarantor, and constitutes the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms;

                    (ii) such Guarantor is solvent, has timely and accurately filed all tax returns required to be filed by it and is not in default in the payment of any taxes levied or assessed against it or any of its assets, or subject to any judgment, audit, order, decree, rule or regulation of any governmental authority which would, in each case or in the aggregate, materially and adversely affect such Guarantor's condition, financial or otherwise, or such Guarantor's prospects;

                    (iii) no consent, approval or other authorization of, or registration, declaration or filing with, any governmental authority is required for the due execution and delivery by such Guarantor of this Guaranty, or for the performance by or the validity or enforceability hereof against such Guarantor;

                    (iv) there are no actions, proceedings or investigations, including condemnation proceedings or tax audits, pending or threatened, against or affecting such Guarantor, seeking to enjoin, challenge or collect damages in connection with the transactions contemplated under the Lease or which could reasonably be expected to materially and adversely affect the financial condition or operations of such Guarantor or the ability of such Guarantor to carry out its obligations under this Guaranty; and

                    (v) neither this Guaranty nor any certificate, statement or other document furnished or to be furnished to Owners by or on behalf of such Guarantor in connection with this Guaranty or the Lease contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          3. Guarantor hereby unconditionally and irrevocably indemnifies, protects and agrees to defend and hold harmless Owners from and against any and all loss, cost or expense, including costs and reasonable legal fees, arising from the breach or violation of any representation or warranty of Guarantor hereunder.

          4. Subject to the terms of the Lease, in such manner, upon such terms and at such times as Owners in their sole discretion deem necessary or expedient, and without notice to or consent by Guarantor, which notice and consent are hereby expressly waived by Guarantor, Owners may alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Guaranteed Obligation; extend, amend or terminate the Lease; release Lessee or any other party to the Lease by consent to any assignment (or otherwise) as to all or any portion of the Guaranteed Obligations; release, substitute or add any one or more guarantors, lessees or sublessees (including by consent to sublease or otherwise); accept additional or substituted security for any Guaranteed Obligation; or release or subordinate any security for any Guaranteed Obligation. No exercise or non-exercise by Owners of any right hereby given Owners, no neglect or delay in connection with exercising any such right, no dealing by Owners with Lessee, any other guarantor or any other person, and no change, impairment, release or suspension of any right or remedy of Owners against any person, including Lessee and any other guarantor or other person, shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse or right of offset against Owners. If Owners have exculpated Lessee or any other party to the Lease from liability in whole or in part and/or agreed to look solely to the Property, any security for the Guaranteed Obligations or any other asset for the satisfaction of the Guaranteed Obligations, such exculpation and/or agreement shall not affect the obligations of Guarantor hereunder, it being understood that Guarantor's obligations hereunder are independent of the obligations of Lessee, any other guarantor and any other party to the Lease, and are to be construed as if no such exculpation or agreement had been given to Lessee, any other guarantor or any other party to the Lease. It is further understood and agreed that if any such exculpation or agreement has been or at any time hereafter is given to Lessee, any other guarantor or any other party to the Lease, Owners have done or will do so in reliance upon the agreement of Guarantor expressed herein.

          5. In addition to and without derogation of or limitation on any rights of set-off given to Owners by law against any property of Lessee, Guarantor and any other guarantor or other person, Owners shall have a right of set-off against all property of Guarantor now or hereafter in the possession of or under the control of Owners, whether held in a general or special account, on deposit, held for safekeeping or otherwise in the possession of or under the control of Owners. Each such right of set-off may be enforced or exercised without demand upon or notice to Guarantor, shall continue in full force unless specifically waived or released by Owners in writing and shall not be deemed waived by any conduct of Owners, by any failure of Owners to exercise any such right of set-off by any neglect or delay in so doing.

          6. Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provision, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies, including, without limitation, (a) any right to require Owners to proceed against Lessee, any other guarantor or any other person or to proceed against or exhaust any security held by Owners at any time or to pursue any other remedy in Owners' power before proceeding against Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, insolvency, bankruptcy, death or disability of any other guarantor or other person or the failure of Owners to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other guarantor or other person; (c) notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Lessee or any other party to the Lease, or any creditor thereof, or on the part of any other guarantor or other person under any other instrument in connection with any obligation or evidence of indebtedness held by Owners or in connection with any Guaranteed Obligation; (d) any defense based upon an election of remedies by Owners which destroys or otherwise impairs any subrogation rights of Guarantor or any right of Guarantor to proceed against Lessee or any other party to the Lease for reimbursement, or both; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any duty on the part of Owners to disclose to Guarantor any facts Owners may now or hereafter know about Lessee or any other party to the Lease, regardless of whether Owners have reason to believe that any such fact materially increases the risk beyond that which Guarantor intends to assume or has reason to believe that any such fact is unknown to Guarantor or has a reasonable opportunity to communicate such fact to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Lessee and all other parties to the Lease and of all circumstances bearing on the risk of non-payment or non-performance of any Guaranteed Obligation; (g) any defense based upon the validity or enforceability of, or change in, this Guaranty, or the Lease; (h) any defense or rights arising under any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law or requirement, which may delay, prevent or otherwise affect the performance by Guarantor of any of the Guaranteed Obligations; (i) diligence, presentment and demand; and (j) any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code. Without limiting the generality of the foregoing or any other provision hereof, Guarantor hereby expressly waives any and all benefits which might otherwise be available to guarantors under the laws of the State of California, including under California Civil Code Sections 2787 to 2855, inclusive, in each instance to the extent such laws, or any one of them, are applicable to this Guaranty, any of the Documents or any of the Guaranteed Obligations.

          7. Until all of the Guaranteed Obligations have been satisfied and discharged in full, Guarantor shall not exercise its right of subrogation and Guarantor hereby waives any right to enforce any remedy which Owners now have or may hereafter have against Lessee, any other guarantor or any other party to the Lease and any benefit of, and any right to participate in, any security or other assets now or hereafter held by Owners with respect to the Lease.

          8. All existing and future indebtedness and other obligations to Guarantor of Lessee and each other party to the Lease and the right of Guarantor to withdraw any capital invested by Guarantor in Lessee are hereby subordinated to the Guaranteed Obligations. From and after the occurrence of any event of default under the Lease, no portion of such subordinated indebtedness or capital shall be paid or withdrawn, nor will Guarantor accept any payment of or on account of any such indebtedness or as a withdrawal of capital, without the prior written consent of Owners. At Owners' request, Guarantor shall cause Lessee or such other party to pay to Owners all or any part of such subordinated indebtedness or capital which Guarantor is entitled to withdraw for application by Owners to the Guaranteed Obligations as and when they are due. Any payment of such subordinated indebtedness and any capital which Guarantor is entitled to withdraw which is received by Guarantor after receipt of the above-referenced request shall be received by Guarantor in trust for Owners, and Guarantor shall cause the same to be paid immediately to Owners on account of the Guaranteed Obligations as and when they are due.

          9. With or without notice to Guarantor, Owners, in their sole discretion and at any time and from time to time and in such manner and upon such terms as Owners deem fit, may (a) apply any or all payments or recoveries from Lessee or from any other guarantor or party to the Lease or realized from any security, in such manner and order of priority as Owners may determine, to any indebtedness or obligation of Lessee with respect to the Lease, whether or not such indebtedness or obligation is a Guaranteed Obligation or is otherwise secured or is due at the time of such application, and (b) refund to Lessee any payment received by Owners under the Lease.

          10. The amount of Guarantor's liability and all rights, powers and remedies of Owners hereunder and under any other agreement now or at any time hereafter in force between Owners and Guarantor, including, without limitation, any other guaranty executed by Guarantor relating to any indebtedness or other obligation of Lessee to Owners, shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Owners by law. This Guaranty is in addition to and exclusive of any other guaranty of the Guaranteed Obligations, including, without limitation, any other guaranty.

          11. The obligations of Guarantor hereunder are primary, direct and independent of the obligations of Lessee and any other party to the Lease, including, without limitation, any other guarantor, and, in the event of any default under the Lease following the expiration of any grace period, a separate action or actions may be brought and prosecuted against Guarantor, whether or not Lessee or any other party to the Lease, including, without limitation, any other guarantor, is joined therein or a separate action or actions are brought against Lessee or any other party to the Lease, including, without limitation, any other guarantor. Owners may maintain successive actions for other defaults. Owners' rights hereunder shall not be exhausted by their exercise of any of their rights or remedies or by any such action or by any number of successive actions until and unless all Guaranteed Obligations have been paid in full in cash or performed in full.

          12. Guarantor shall pay to Owners reasonable attorneys' fees and all costs and other expenses which Owners expend or incur in collecting or compromising or enforcing payment or performance of the Guaranteed Obligations or in enforcing this Guaranty, whether or not suit is filed, including, without limitation, all reasonable attorneys' fees and all costs and other expenses expended or incurred by Owners in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Guarantor which in any way affects the exercise by Owners of their rights and remedies hereunder.

          13. If any provision or portion of this Guaranty is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion hereof shall be deemed stricken and severed from this Guaranty, and the remaining provisions and portions hereof shall continue in full force and effect.

          14. This Guaranty shall inure to the benefit of Owners, their successors and assigns, including, without limitation, the assignees of any of the Guaranteed Obligations, and any subsequent owners or encumbrancers of the Properties, or any of them or any interest in any of them, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of Guarantor, whether by operation of law or otherwise; provided, however, that except for Transfers (as defined in the Lease) expressly permitted without Owner's consent, Guarantor may not, without Owners' prior written consent, which such consent may be granted or withheld in Owners' sole discretion, assign or transfer any of its rights, powers, duties or obligations hereunder. This Guaranty may be assigned by Owners with respect to all or any portion of the Guaranteed Obligations to any subsequent owners or encumbrancers of the Properties, or any of them. When so assigned, Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting the liability of Guarantor hereunder with respect to any of the Guaranteed Obligations retained by Owners.

          15. No provision of this Guaranty or right of Owners hereunder can be waived in whole or in part, nor can Guarantor be released from its obligations hereunder, except by a writing duly executed by an authorized officer of Owners.

          16. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word "person" as used herein shall include any individual, company, firm, association, partnership, limited liability company, corporation, trust or other legal entity of any kind whatsoever. The term "Lessee," as used herein, shall mean the party herein so named and its respective successors and assigns, whether by operation of law or otherwise, including, without limitation, a debtor in possession under Chapter 11 of the federal Bankruptcy Code and any other person at any time assuming or succeeding to all or substantially all of the Guaranteed Obligations. If more than one person or entity is a Guarantor hereunder, the obligations of all such persons and/or entities shall be joint and several.

          17. Guarantor represents and warrants that the value of the consideration received, and to be received, by Guarantor in connection with the transactions contemplated under the Lease is worth at least as much as the liabilities and obligations of Guarantor under this Guaranty, and that such liabilities and obligations are expected to benefit Guarantor either directly or indirectly.

          18. EXCEPT WHERE FEDERAL LAW IS APPLICABLE AND UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA. IN ADDITION, THE APPLICABLE ARBITRATION PROVISIONS SET FORTH IN ARTICLE XXXIX OF THE LEASE ARE HEREBY INCORPORATED INTO AND MADE PART OF THIS GUARANTY BY THIS REFERENCE AND SHALL GOVERN ANY CONTROVERSY, DISPUTE OR CLAIM OF WHATSOEVER NATURE ARISING OUT OF, IN CONNECTION WITH, OR IN RELATION TO THE INTERPRETATION, PERFORMANCE OR BREACH OF THIS GUARANTY.

          19. GUARANTOR ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTIONS OF THE UNITED STATES AND THE STATE OF CALIFORNIA. EACH OF GUARANTOR AND OWNERS (BY ITS ACCEPTANCE HEREOF) HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS GUARANTY OR
(2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF OWNERS AND GUARANTOR WITH RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF GUARANTOR AND OWNERS (BY ITS ACCEPTANCE HEREOF) HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EITHER MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

               Guarantor's Initials:  JG

          20. Except as provided in any other written agreement now or at any time hereafter in force between Owners and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Owners with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Owners or Guarantor unless expressed herein.

          21. This Guaranty shall remain in full force and effect and continue to be effective in the event any petition is filed by or against Lessee, any other party to the Lease or Guarantor for liquidation or reorganization, in the event Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of the assets of Lessee, any other party to the Lease or Guarantor, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Owners, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          22. Guarantor will from time to time promptly execute and deliver all further instruments and take all further action that may be necessary or desirable, or that Owners may reasonably request, in order to enable Owners to exercise and enforce their rights and remedies under this Guaranty or to carry out the provisions and purposes hereof.

          23. Any notice, demand and other communication hereunder shall be given in accordance with the provisions therefor set forth in the Lease, except that for purposes of this Guaranty the address for notice for Guarantor is set forth below its signature hereto.

          EXECUTED as of this 16/th/ day of May, 2001.

                                            "Guarantor"

                               KINDRED HEALTHCARE, INC., a Delaware
                               corporation

                               By:  /s/ James H. Gillenwater, Jr.
                                    --------------------------------------------

                               Its: Senior Vice President
                                    --------------------------------------------

                               By:  /s/ Joseph L. Landenwich
                                    --------------------------------------------

                               Its: Vice President of Corporate Legal Affairs/1/
                                    --------------------------------------------

                                            "Guarantor"

                               KINDRED HEALTHCARE, INC., a Delaware
                               corporation

                               By:  /s/ James H. Gillenwater, Jr.
                                    --------------------------------------------

                               Its: Senior Vice President
                                    --------------------------------------------

                               By:  /s/ Joseph L. Landenwich
                                    --------------------------------------------

                               Its:  Vice President of Corporate Legal Affairs
                                     -----------------------------------------

                               Address for Notices:

                               c/o Kindred Healthcare, Inc.
                               680 South Fourth Avenue
                               Louisville, Kentucky 40202
                               Attn:  Chief Financial Officer

                               with a copy to:

                               Kindred Healthcare, Inc.
                               680 South Fourth Avenue

______________________
/1/ The signature of two (2) authorized officers is required.

                               Louisville, Kentucky 40202
                               Attn:  General Counsel

                                   EXHIBIT A
                                   ---------

                                  Properties


         Bolivar, Tennessee (Facility No. 0171)
         Camden, Tennessee (Facility No. 0174)
         Jefferson City, Tennessee (Facility No. 0175)
         Loudon, Tennessee (Facility No. 0177)
         Memphis, Tennessee (Facility No. 0178)
         Huntingdon, Tennessee (Facility No. 0179)
         Ripley, Tennessee (Facility No. 0183)
         Blountville Tennessee (Facility No. 0184)
         Maryville, Tennessee (Facility No. 0187)
         Maryville, Tennessee (Facility No. 0189)
         Newark, Ohio (Facility No. 0237)
         Vincennes, Indiana (Facility No. 0287)
         Mayfield, Kentucky (Facility No. 0271)
         Whitehouse, Ohio (Facility No. 0295)
         Marion, Ohio (Facility No. 0870)
         Kansas City, Missouri (Facility No. 0861)
         Denver, Colorado (Facility No. 0849)
         Massachusetts (Facility No. 0531)
         West Roxbury, Massachusetts  (Facility No. 0540)
         Livermore, California (Facility No. 0205)
         Oshkosh, Wisconsin (Facility No. 0197)
         Westborough, Massachusetts (Facility No. 0541)

                                  EXHIBIT D-1

                   Description Of Building Condition Reports
                               For Each Facility



         ---------------------------------------------------------------
           Facility             Facility                Date of Report
                                                             (1)
         ---------------------------------------------------------------
             171        Bolivar, TN                       1/31/2001
         ---------------------------------------------------------------
             174        Camden, TN                        1/31/2001
         ---------------------------------------------------------------
             175        Jefferson City, TN                1/31/2001
         ---------------------------------------------------------------
             177        Loudon, TN                        1/31/2001
         ---------------------------------------------------------------
             178        Memphis, TN                       1/31/2001
         ---------------------------------------------------------------
             179        Huntingdon, TN                    1/31/2001
         ---------------------------------------------------------------
             183        Ripley, TN                        1/31/2001
         ---------------------------------------------------------------
             184        Blountville, TN                   1/31/2001
         ---------------------------------------------------------------
             187        Maryville, TN                     1/31/2001
         ---------------------------------------------------------------
             189        Maryville, TN                     1/31/2001
         ---------------------------------------------------------------
             197        Oshkosh, WI                       3/15/2000
         ---------------------------------------------------------------
             205        Livermore, CA                     8/13/1997
         ---------------------------------------------------------------
             237        Newark, OH                        1/31/2001
         ---------------------------------------------------------------
             271        Mayfield, KY                      1/31/2001
         ---------------------------------------------------------------
             287        Vincennes, IN                     1/31/2001
         ---------------------------------------------------------------
             295        Whitehouse, OH                    1/31/2001
         ---------------------------------------------------------------
             531        Fairhaven MA                      4/30/1999
         ---------------------------------------------------------------
             540        West Roxbury, MA                  4/30/1999
         ---------------------------------------------------------------
             541        Westborough, MA                   6/24/1997
         ---------------------------------------------------------------
             849        Denver, CO                        1/31/2001
         ---------------------------------------------------------------
             861        Kansas City, MO                      (2)
         ---------------------------------------------------------------
             870        Marion, OH                        1/31/2001
         ---------------------------------------------------------------


(1) All reports completed by The Breland Group, except Livermore, CA, Westborough, MA, which were completed by Trans-Western Medical Facilitys, Inc.

(2)  Kansas City, MO, was completely refurbished recently.

                                  EXHIBIT D-2


        Certain Repair/Refurbishment Work Previously Completed Or Which Need Not Be Completed Prior To The Refurbishment Completion Date


--------------------------------------------------------------------------------
 Facility       Facility      Deferred Maintenance (See Footnote)        Cost
 Number

--------------------------------------------------------------------------------
   171   Bolivar, TN        Establish Operations and Maintenance      $   750.00
                            plan ACM stippled ceilings
--------------------------------------------------------------------------------
   174   Camden, TN
--------------------------------------------------------------------------------
   175   Jefferson City, TN Replace wall panels at dishwashing        $ 3,000.00
--------------------------------------------------------------------------------
                            Renovate Decorative Pole Lights           $ 3,000.00
--------------------------------------------------------------------------------
                            Install drinking fountain to meet         $ 2,000.00
                            Compliance
--------------------------------------------------------------------------------
   177   Loudon, TN         Replace dining room ceiling.              $ 7,500.00
--------------------------------------------------------------------------------
   178   Memphis, TN
--------------------------------------------------------------------------------
   179   Huntingdon, TN
--------------------------------------------------------------------------------
   183   Ripley, TN
--------------------------------------------------------------------------------
   184   Blountville, TN    Establish Operations and Maintenance      $   750.00
                            plan ACM stippled ceilings
--------------------------------------------------------------------------------
   187   Maryville, TN
--------------------------------------------------------------------------------
   189   Maryville, TN
--------------------------------------------------------------------------------
   197   Oshkosh, WI        Install dumpster pads and enclosures      $ 3,250.00
--------------------------------------------------------------------------------
                            Construct suitable enclosures for smokers $ 5,000.00
--------------------------------------------------------------------------------
                            Replace two 110-lb dryers                 $ 8,400.00
--------------------------------------------------------------------------------
   205   Livermore, CA      Environmental issues--remove tiles        $68,475.00
                            containing asbestos
--------------------------------------------------------------------------------
   237   Newark, OH
--------------------------------------------------------------------------------
   271   Mayfield, KY       Install drinking fountain to meet         $ 1,300.00
                            compliance,.
--------------------------------------------------------------------------------
                            Create one public unisex restroom to      $ 6,500.00
                            meet compliance
--------------------------------------------------------------------------------
   287   Vincennes, IN
--------------------------------------------------------------------------------
   295   Whitehouse, OH     Install level-set door hardware at 4      $ 6,150.00
                            private resident room/restrooms and all
                            common area doors
--------------------------------------------------------------------------------
                            Insulate lavatory drain pipes and install $ 1,000.00
                            high-seat height toilets in the 5 resident
                            rooms.
--------------------------------------------------------------------------------
   531   Fairhaven MA       Reset Granite Stone at left entranceway   $   150.00
                            wall
--------------------------------------------------------------------------------
                            Replace wood framed storage building      $ 3,500.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Historically renovate wood exterior       $ 1,200.00
                            doors at Estate House rear porch
--------------------------------------------------------------------------------
                            Install public pay phones at lobby        $   450.00
--------------------------------------------------------------------------------
                            Provide containment provision for the     $   500.00
                            AST's.
--------------------------------------------------------------------------------
   540   West Roxbury, MA   Provide new screen enclosure and pad at   $ 1,800.00
                            dumpsters
--------------------------------------------------------------------------------
                            Replace original 8-ton rooftop A/C unit   $11,200.00
                            at 1972 building
--------------------------------------------------------------------------------
                            Install water softening system            $ 3,000.00
--------------------------------------------------------------------------------
                            Install drinking water fountain at lobby  $ 1,800.00
--------------------------------------------------------------------------------
                            Replace resident faucet sets with ADA     $ 1,000.00
                            accessible types at 10% of resident rooms
--------------------------------------------------------------------------------
                            Install public pay phone at main lobby    $   400.00
--------------------------------------------------------------------------------
   541   Westborough, MA    Grass reseeding, sod, and sprinkler       $ 1,500.00
                            system
--------------------------------------------------------------------------------
                            Facility sign                             $ 2,000.00
--------------------------------------------------------------------------------
                            Wallpaper corridors                       $13,000.00
--------------------------------------------------------------------------------
                            Resident room wooden strip                $ 2,200.00
--------------------------------------------------------------------------------
                            Install 4 public access bathrooms         $12,000.00
--------------------------------------------------------------------------------
                            Interior facility signage                 $ 5,000.00
--------------------------------------------------------------------------------
                            Resident bathrooms-10% ADA accessible     $ 2,500.00
--------------------------------------------------------------------------------
   849   Denver, CO         Consider preparation of an Operations     $   750.00
                            and Maintenance Plan to manage the ACM
                            in place
--------------------------------------------------------------------------------
   870   Marion, OH         Replace worn carpet                       $25,500.00
--------------------------------------------------------------------------------
                            Install drinking fountain to meet         $ 1,300.00
                            compliance
--------------------------------------------------------------------------------
                            Consider supply closet adjacent to        $ 6,500.00
                            public restroom to create unisex public
                            restroom to meet compliance
--------------------------------------------------------------------------------
                            Install lever set door hardware at 5      $ 6,650.00
                            resident rooms/toilets and all common
                            area doors
--------------------------------------------------------------------------------
                            Insulate lavatory drain pipes in          $   100.00
                             resident rooms
--------------------------------------------------------------------------------
                            Install a minimum of 1 grab bar in all    $ 2,500.00
                            restrooms
--------------------------------------------------------------------------------

Items already completed or not required to be completed, but included in building condition reports. Costs noted in reports and exclusion list are estimates only.

                                   EXHIBIT E

                 Form Of Irrevocable Standby Letter Of Credit
                 --------------------------------------------


Health Care Property Investors, Inc. and
Health Care Property Partners
4675 MacArthur Court, Suite 900
Newport Beach, California 92660

Date: ______________          Letter of Credit No.: __________________
                              Expiration Date:      __________________

GENTLEMEN:

          We hereby establish our irrevocable letter of credit in your favor for the account of _________________________ available by your draft(s) on us payable at sight not to exceed a total of ______________________________________
________(______________________) when accompanied by this letter of credit and a certificate purported to be executed by a representative of Health Care Property Investors, Inc. or its successors or assigns ("Lessor") stating the amount for which a draw under this letter of credit is made and that:

     1) An Event of Default (as defined in the Master Lease) has occurred and is continuing under that certain Master Lease dated May 16, 2001 between Kindred Nursing Centers East, L.L.C., Kindred Nursing Centers West, L.L.C., Kindred Nursing Centers Limited Partnership, or any permitted successor or assignee thereof (collectively and jointly and severally "Lessee"), as "Lessee," and Lessor, as "Lessor";

     2) An event of default under any other New Lease (as defined in the Master Lease) between Lessor or an Affiliate of Lessor and Lessee or an Affiliate of Lessee has occurred and is continuing;


     3) An event or circumstance has occurred which with notice or passage of time, or both, would constitute an Event of Default under the Master Lease or an event of default under any such other New Lease, but for Lessor's inability to deliver any such notice because transmittal of such notice is barred by applicable debtor relief law and that Lessor is entitled to draw under this instrument pursuant to Section 43.4 of the Master Lease; or

     4) A replacement letter of credit for this instrument has not been supplied prior to thirty (30) days in advance of the expiration of this instrument for the account of Lessor.

          Partial drawings are permitted, with the letter of credit being reduced, without amendment, by the amount(s) drawn hereunder. Following any partial draw, we shall return to you the original letter of credit.

          This letter of credit shall expire at 2:00 p.m. at the office of
_________________   on the expiration date._________________________

          This letter of credit may be transferred or assigned in whole or in part by the beneficiary hereof to any successor or assign of all or any portion of such beneficiary's interest in the Master Lease or any New Lease or to any lender obtaining a lien or security interest in the property covered by any such Master Lease or any New Lease. Each draft hereunder by any assignee or successor shall be accompanied by a copy of the fully executed documents or judicial orders evidencing such encumbrance, assignment or transfer.

Any draft drawn hereunder must bear the legend "Drawn under ___________________________ Letter of Credit Number ____________dated
_____________________." Except so far as otherwise expressly stated, this letter of credit is subject to the "Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Brochure No. 500." We hereby agree with you and all persons negotiating such drafts that all drafts drawn and negotiated in compliance with the terms of this letter of credit will be duly honored upon presentment and delivery of the documents specified above by certified or registered mail to ____________________________ located at ____________________________________________________________________________ if
negotiated not later that 2:00 p.m. on or before the expiration date shown above.


Very truly yours,



By  _____________________________________



Its _____________________________________